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                                                                 EXHIBIT 10.3.17
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                    STOCK PURCHASE AND CONTRIBUTION AGREEMENT

                                  BY AND AMONG

                            CHAHAYA OPTRONICS, INC.,

                           THE INVESTORS NAMED HEREIN

                                       AND

                               KOMAG, INCORPORATED






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                                November 27, 2000


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                    STOCK PURCHASE AND CONTRIBUTION AGREEMENT


        THIS STOCK PURCHASE AND CONTRIBUTION AGREEMENT (this "Agreement") is made and entered into as of November 27, 2000, by and among Chahaya Optronics, Inc., a Delaware corporation (the "Company"), the Persons listed on the Schedule of Investors attached hereto (each, an "Investor" and collectively, the "Investors") and Komag, Incorporated, a Delaware corporation ("Komag"). The Company, the Investors and Komag are sometimes collectively referred to herein as the "Parties" and individually as a "Party."

        WHEREAS, Komag desires to contribute certain assets and the corresponding business to the Company in exchange for certain newly-issued equity securities of the Company on the terms and subject to the conditions set forth herein;

        WHEREAS, the Investors desire to purchase certain newly-issued equity securities of the Company on the terms and subject to the conditions set forth herein; and

        WHEREAS, capitalized terms used herein and not otherwise defined herein have the meanings given to such terms in Section 9 below.

        NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings herein contained and intending to be legally bound, the Parties hereby agree as follows:

        SECTION 1. TRANSACTIONS.

        1.A. AUTHORIZATION.

        (i) The Company shall authorize the issuance and sale to Komag of an aggregate of 12,000,000 shares (the "Komag Preferred Shares") of the Company's Class A Convertible Preferred Stock, par value $0.01 per share (the "Class A Preferred"), having the rights and preferences set forth in the Company's Restated Certificate of Incorporation attached as Exhibit A hereto (the "Restated Certificate of Incorporation"), in exchange for Komag's execution and delivery of, and performance under, a Contribution Agreement in the form of Exhibit B attached hereto (the "Contribution Agreement").

        (ii) The Company shall authorize the issuance and sale to the Investors of an aggregate of 13,000,000 shares (the "Investor Preferred Shares") of Class A Preferred for a purchase price of $1.00 per share.

        1.B. RESTATED CERTIFICATE OF INCORPORATION. Immediately prior to the Closing, the Company shall duly file the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The Restated Certificate of Incorporation shall be in full force and effect under the laws of the State of Delaware as of the Closing.

        1.C. CONTRIBUTION TRANSACTION. On the basis of the representations, warranties, covenants and agreements set forth herein and subject to the satisfaction or waiver of the conditions set forth in Section 3, the Company and Komag agree to and shall consummate, at the Closing, the following transaction (the "Contribution Transaction"): Komag and the



                                       2.
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Company shall enter into the Contribution Agreement, and Komag shall make the asset contributions and other commitments to the Company contemplated by the Contribution Agreement, and the Company shall issue the Komag Preferred Shares to Komag.

        1.D. INVESTMENT TRANSACTION. On the basis of the representations, warranties, covenants and agreements set forth herein and subject to the satisfaction or waiver of the conditions set forth in Section 2, each of the Investors and the Company agrees to and shall consummate, at the Closing, the following transaction (the "Investment Transaction"): the Company shall sell to each Investor, and each Investor shall purchase from the Company, the number of Investor Preferred Shares set forth opposite such Investor's name on the Schedule of Investors attached hereto upon payment of immediately available funds in the amount set forth opposite such Investor's name on the Schedule of Investors attached hereto, payable in the manner set forth in Paragraph 1E(ii) below. The aggregate purchase price for the Investor Preferred Shares shall be equal to $12,200,000 (the "Investor Preferred Share Purchase Price").

        1.E. CLOSING. The closing of each of the Contribution Transaction and the Investment Transaction (the "Closing") shall take place at the offices of Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California 94306, at 10:00 a.m., local time, on November 30, 2000, or, if any of the conditions to Closing set forth in Section 2 and Section 3 below have not been satisfied or waived by the Party entitled to the benefit thereof on or prior to such date, on the second business day following satisfaction or waiver of such conditions, or at such other place or such other date as may be mutually agreeable to the Investor Representatives and Komag (the "Closing Date"). At the Closing, the Parties shall consummate the Contribution Transaction and the Investment Transaction in the following manner and in the following order (except that each of the transactions shall be deemed to have been consummated simultaneously and none of the transactions described below shall be consummated unless all of such transactions are consummated):

        (i) Each of Komag and the Company shall execute and deliver to the other the Contribution Agreement and any other documents or agreements provided for therein, and Komag shall deliver to the Company a bill of sale and assignment agreement (the "Bill of Sale and Assignment Agreement"), in a form reasonably acceptable to the Parties, representing the conveyance, assignment, transfer and delivery of the Contributed Assets to the Company.

        (ii) Each Investor shall deliver to the Company such Investor's portion of the Investor Preferred Share Purchase Price set forth opposite such Investor's name on the Schedule of Investors attached hereto by wire transfer of immediately available funds to an account designated by the Company.

        (iii) The Company shall deliver to each Investor a stock certificate representing the number of Investor Preferred Shares purchased by such Investor, registered in such Investor's name, upon payment of such Investor's portion of the Investor Preferred Share Purchase Price in the manner described in clause
(ii) above.

        (iv) The Company shall deliver to Komag a stock certificate representing 8,000,000 of the Komag Preferred Shares and shall deliver to the Company, as Escrow Agent, a stock certificate representing 4,000,000 of the Komag Preferred Shares (which shares shall be



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governed by an Escrow Agreement having the terms set forth on Exhibit C attached hereto (the "Escrow Agreement") to which Komag will be party.

        1.F. SECOND CLOSING. The parties hereto acknowledge and agree that a second closing for the sale up to 800,000 shares of Class A Preferred to one or more investors selected by the Company (the "Second Closing") shall take place at the offices of Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California 94306, at 10:00 a.m., local time, on or before December 15, 2000. At the Second Closing, the Company and the persons purchasing such shares of Class A Preferred (the "Second Round Investors") shall enter into an agreement with terms and conditions substantially similar to those set forth in this Agreement, and each such Second Round Investor shall purchase for cash the shares to be acquired by such Second Round Investor and shall execute and deliver a counterpart to the Registration Agreement (becoming a holder of Registrable Securities thereunder) and a counterpart to the Stockholders Agreement (becoming an Investor thereunder). Each of the Parties hereby consents to such transactions and to the sale of up to 800,000 shares of Class A Preferred at the Second Closing.

        SECTION 2. CONDITIONS OF THE INVESTORS' OBLIGATIONS AT THE CLOSING. The obligation of each Investor to purchase and pay for the Investor Preferred Shares at the Closing is subject to the satisfaction as of the Closing of the following conditions:

        2.A. REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties contained in Sections 6 and 7 hereof shall be true and correct in all material respects at and as of the date hereof and at and as of the Closing as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties (without taking into account any disclosures made by the Company or Komag to the Investors pursuant to Paragraph 5I below), and the Company and Komag shall have performed in all material respects all of the covenants required to be performed by such Parties hereunder prior to the Closing.

        2.B. RESTATED CERTIFICATE OF INCORPORATION. The Restated Certificate of Incorporation shall be in full force and effect under the laws of the State of Delaware as of the Closing and shall not have been further amended or modified.

        2.C. STOCKHOLDERS AGREEMENT. The Company, Komag and each other Investor party thereto shall have executed and delivered a stockholders agreement in the form of Exhibit D attached hereto (the "Stockholders Agreement"), and the Stockholders Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified.

        2.D. REGISTRATION AGREEMENT. The Company, Komag and each other Investor party thereto shall have executed and delivered a registration agreement in the form of Exhibit E attached hereto (the "Registration Agreement"), and the Registration Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified.

        2.E. OPINION OF COUNSEL. The Investors shall have received an opinion from Cooley Godward LLP, counsel for the Company, which shall be addressed to the Investors and dated as of the Closing Date and be in form and substance reasonably satisfactory to the Investor


                                       4.
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Representatives, and an opinion from Wilson Sonsini Goodrich & Rosati, counsel for Komag, which shall be addressed to the Investors and dated as of the Closing Date and be in form and substance reasonably satisfactory to the Investor Representatives.

        2.F. CONTRIBUTION AGREEMENT. Each of Komag and the Company shall have executed and delivered to the other the Contribution Agreement and performed all actions required to be taken by it at or prior to the Closing thereunder, and the Contribution Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified without the prior written consent of the Investor Representatives.

        2.G. FILINGS. Komag and the Company shall have made all filings required to be made by them and shall have obtained all permits and other authorizations required to be obtained by them under all applicable laws (including federal and state securities laws) to consummate the transactions contemplated by this Agreement and the Contribution Agreement in compliance with such laws (other than any securities law filings required to be made after the Closing, which filings shall be made promptly after the Closing).

        2.H. THIRD PARTY CONSENTS AND APPROVALS. Komag and the Company shall have received or obtained all third party consents and approvals that are necessary for the consummation of the transactions contemplated by this Agreement and the Contribution Agreement or that are required in order to prevent a breach of or default under, a termination or modification of, or acceleration of the terms of, any contract or agreement that is assigned by Komag to the Company pursuant to the Contribution Agreement, and all Liens (other than Permitted Encumbrances) on any of the Contributed Assets shall have been fully released or satisfied.

        2.I. GOVERNMENTAL CONSENTS AND APPROVALS. The Parties shall have received or obtained all governmental and regulatory consents and approvals that are necessary for the consummation of the transactions contemplated by this Agreement (or the Contribution Agreement) and the conduct by the Company of its business following the Closing, in each case on terms and conditions reasonably satisfactory to the Investor Representatives, and the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "Hart-Scott-Rodino Act"), shall have expired or been terminated (collectively, the "Governmental Approvals").

        2.J. OPTION PLAN. The Company shall have adopted an option plan permitting the issuance of options exercisable for up to 12,000,000 shares of Common Stock (inclusive of shares of restricted stock) to employees in a form reasonably acceptable to the Investors (the "Option Plan"), and the Option Plan shall be in full force and effect as of the Closing and shall not have been amended or modified.

        2.K. MATERIAL ADVERSE CHANGE. Since June 30, 2000, there shall have been no change or development which is reasonably likely to have a Material Adverse Effect on the business represented by the Contributed Assets following the Closing, and since the date of formation of the Company, there has occurred no fact, event or circumstance which has had or would reasonably be expected to have a Material Adverse Effect.


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        2.L. LITIGATION. No suit, action or other proceeding shall be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit the transactions contemplated hereby or that could reasonably be expected to have a Material Adverse Effect, and no injunction, judgment, order, decree or ruling with respect thereto shall be in effect.

        2.M. OTHER AGREEMENTS WITH KOMAG. The Company and Komag shall have entered into (i) a Manufacturing Services Agreement in the form attached to the Contribution Agreement (the "Manufacturing Agreement"), (ii) a Facilities Sharing and Services Agreement in the form attached to the Contribution Agreement (the "Facilities Agreement"), and (iii) an Employee Matters Agreement in the form attached to the Contribution Agreement, and each such agreement shall be in full force and effect as of the Closing and shall not have been amended or modified.

        2.N. INDEMNIFICATION AGREEMENTS. The Company and each of its directors shall have entered into an Indemnification Agreement in the form of Exhibit F attached hereto (the "Indemnification Agreements"), and each such agreement shall be in full force and effect as of the Closing and shall not have been amended or modified.

        2.O. EXPENSES. At the Closing, the Company shall have paid or reimbursed the Investors for their fees and expenses as provided in Paragraph 11A below.

        2.P. ESCROW AGREEMENT. At the Closing, each of the Company (including as escrow agent) and Komag shall have executed and delivered the Escrow Agreement and the Escrow Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified.

        2.Q. CLOSING DOCUMENTS. At the Closing, Komag and/or the Company, as the case may be, shall have delivered to the Investors all of the following documents:

        (i) a certificate of an officer of the Company, dated the Closing Date, stating that the conditions specified in Section 1 and Paragraphs 2A through 2P, inclusive, have been fully satisfied;

        (ii) certified copies of the resolutions duly adopted by the Company's board of directors and Komag's board of directors and the approvals duly obtained from the Company's stockholders authorizing the execution, delivery and performance of this Agreement and each of the other agreements contemplated hereby and the consummation of the Contribution Transaction and the Investment Transaction and the other transactions contemplated hereby;

        (iii) copies of all Third Party Approvals and Governmental Approvals (including all blue sky law filings and waivers of any rights of first refusal);

        (iv) certified copies of the Restated Certificate of Incorporation and the Company's bylaws in effect as of the Closing Date;

        (v) good standing certificates of the Company and Komag from their respective jurisdictions of incorporation or organization and each jurisdiction in which the



                                       6.
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Company is qualified to do business as a foreign corporation, in each case dated as of a recent date prior to the Closing Date; and

        (vi) such other documents relating to the transactions contemplated by this Agreement as the Investor Representatives or its special counsel may reasonably request.

        2.R. PROCEEDINGS. All corporate proceedings taken or required to be taken by the Company and Komag at or prior to the Closing in connection with the transactions contemplated hereby shall have been taken and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor Representatives and its special counsel.

        2.S. WAIVER. Any condition specified in this Section 2 may be waived if consented to in writing by the Investor Representatives.

        SECTION 3. CONDITIONS OF THE OBLIGATIONS OF THE COMPANY AT THE CLOSING. The obligation of the Company to consummate the transactions contemplated hereby is subject to the satisfaction as of the Closing of the following conditions:

        3.A. REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties contained in Sections 7 and 8 hereof shall be true and correct in all material respects at and as of the date hereof and at and as of the Closing as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties (without taking into account any disclosures made by the Investors or Komag to the Company pursuant to Paragraph 5I below), and the Investors and Komag shall have performed in all material respects all of the covenants required to be performed by the Investors and Komag, respectively, hereunder prior to the Closing.

        3.B. STOCKHOLDERS AGREEMENT. The Investors and Komag shall have executed and delivered the Stockholders Agreement, and the Stockholders Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified.

        3.C. REGISTRATION AGREEMENT. The Investors and Komag shall have executed and delivered the Registration Agreement, and the Registration Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified.

        3.D. LITIGATION. No suit, action or other proceeding shall be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit the transactions contemplated hereby and no injunction, judgment, order, decree or ruling with respect thereto shall be in effect.

        3.E. GOVERNMENTAL CONSENTS AND APPROVALS. The Parties shall have received or obtained all Governmental Approvals that are necessary for the consummation of the transactions contemplated hereby, and the waiting period under the Hart-Scott-Rodino Act shall have expired or been terminated.


                                       7.

        3.F. INVESTMENT TRANSACTION. The Investors shall have simultaneously purchased the Investor Preferred Shares and the Company shall have received payment therefor in full, in the manner set forth in Paragraph 1E above.

        3.G. CONTRIBUTION AGREEMENT. Komag shall have executed and delivered to the Company the Contribution Agreement and performed all actions required to be taken by it at or prior to the Closing thereunder, and the Contribution Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified without the prior written consent of the Investor Representatives.

        3.H. THIRD PARTY CONSENTS AND APPROVALS. Komag and the Company shall have received or obtained all Third Party Approvals, in each case on terms and conditions reasonably satisfactory to Komag and the Company.

        3.I. WAIVER. Any condition specified in this Section 3 may be waived if consented to in writing by the Company.

        SECTION 4. CONDITIONS OF THE OBLIGATIONS OF KOMAG AT THE CLOSING. The obligation of Komag to consummate the transactions contemplated hereby is subject to the satisfaction as of the Closing of the following conditions:

        4.A. REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties contained in Sections 6 and 8 hereof shall be true and correct in all material respects at and as of the date hereof and at and as of the Closing as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties (without taking into account any disclosures made by the Investors or the Company to Komag pursuant to Paragraph 5I below), and the Company shall have performed in all material respects all of the covenants required to be performed by the Company hereunder prior to the Closing.

        4.B. RESTATED CERTIFICATE OF INCORPORATION. The Restated Certificate of Incorporation shall be in full force and effect under the laws of the State of Delaware as of the Closing and shall not have been further amended or modified.

        4.C. STOCKHOLDERS AGREEMENT. The Company and the Investors shall have executed and delivered the Stockholders Agreement, and the Stockholders Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified.

        4.D. REGISTRATION AGREEMENT. The Company and the Investors shall have executed and delivered the Registration Agreement, and the Registration Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified.

        4.E. OPINION OF COUNSEL. Komag shall have received an opinion from Cooley Godward LLP, counsel for the Company, which shall be addressed to Komag and dated as of the Closing Date and be in form and substance reasonably satisfactory to Komag.

        4.F. CONTRIBUTION AGREEMENT. The Company shall have executed and delivered to the other the Contribution Agreement and performed all actions required to be taken



                                       8.
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by it at or prior to the Closing thereunder, and the Contribution Agreement shall be in full force and effect as of the Closing.

        4.G. FILINGS. The Company shall have made all filings required to be made by them and shall have obtained all permits and other authorizations required to be obtained by them under all applicable laws (including federal and state securities laws) to consummate the transactions contemplated by this Agreement and the Contribution Agreement in compliance with such laws (other than any securities law filings required to be made after the Closing, which filings shall be made promptly after the Closing).

        4.H. THIRD PARTY CONSENTS AND APPROVALS. The Company shall have received or obtained all third party consents and approvals that are necessary for the consummation of the transactions contemplated by this Agreement and the Contribution Agreement or that are required in order to prevent a breach of or default under, a termination or modification of, or acceleration of the terms of, any contract or agreement that is assigned by Komag to the Company pursuant to the Contribution Agreement.

        4.I. GOVERNMENTAL CONSENTS AND APPROVALS. The Parties shall have received or obtained all Governmental Approvals that are necessary for the consummation of the transactions contemplated by this Agreement (or the Contribution Agreement) and the conduct by the Company of its business following the Closing, in each case on terms and conditions reasonably satisfactory to Komag, and the waiting period under the Hart-Scott-Rodino Act shall have expired or been terminated.

        4.J. OPTION PLAN. The Company shall have adopted the Option Plan, and the Option Plan shall be in full force and effect as of the Closing and shall not have been amended or modified.

        4.K. LITIGATION. No suit, action or other proceeding shall be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit the transactions contemplated hereby or that could reasonably be expected to have a Material Adverse Effect, and no injunction, judgment, order, decree or ruling with respect thereto shall be in effect.

        4.L. OTHER AGREEMENTS WITH KOMAG. The Company shall have entered into the Manufacturing Services Agreement, the Facilities Agreement and the Employee Matters Agreement, and each such agreement shall be in full force and effect as of the Closing and shall not have been amended or modified.

        4.M. INDEMNIFICATION AGREEMENTS. The Company and each of its directors shall have entered into an Indemnification Agreement, and each such agreement shall be in full force and effect as of the Closing and shall not have been amended or modified.

        4.N. EXPENSES. At the Closing, the Company shall have paid or reimbursed Komag for its fees and expenses as provided in Paragraph 11A below.

        4.O. CLOSING DOCUMENTS. At the Closing, the Company shall have delivered to Komag all of the following documents:



                                       9.
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        (i) a certificate of an officer of the Company, dated the Closing Date, stating that the conditions specified in Section 1 and Paragraphs 2A through 2P, inclusive, have been fully satisfied;

        (ii) certified copies of the resolutions duly adopted by the Company's board of directors and the approvals duly obtained from the Company's stockholders authorizing the execution, delivery and performance of this Agreement and each of the other agreements contemplated hereby and the consummation of the Contribution Transaction and the Investment Transaction and the other transactions contemplated hereby;

        (iii) copies of all Third Party Approvals and Governmental Approvals (including all blue sky law filings and waivers of any rights of first refusal);

        (iv) certified copies of the Restated Certificate of Incorporation and the Company's bylaws in effect as of the Closing Date;

        (v) good standing certificates of the Company from its jurisdictions of incorporation or organization and each jurisdiction in which the Company is qualified to do business as a foreign corporation, in each case dated as of a recent date prior to the Closing Date; and

        (vi) such other documents relating to the transactions contemplated by this Agreement as Komag or its counsel may reasonably request;

        4.P. PROCEEDINGS. All corporate proceedings taken or required to be taken by the Company at or prior to the Closing in connection with the transactions contemplated hereby shall have been taken and all documents incident thereto shall be reasonably satisfactory in form and substance to Komag and its counsel.

        4.Q. INVESTMENT TRANSACTION. The Investors shall have simultaneously purchased the Investor Preferred Shares and the Company shall have received payment therefor in full, in the manner set forth in Paragraph 1E above.

        4.R. WAIVER. Any condition specified in this Section 4 may be waived if consented to in writing by Komag.

        SECTION 5. PRE-CLOSING COVENANTS AND AGREEMENTS. Each of the Parties agrees as follows with respect to the period between the date of this Agreement and the Closing:

        5.A. GENERAL. Each of the Parties shall use reasonable best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the conditions set forth in Sections 2, 3 and 4 above). At the Closing, subject to the conditions set forth herein, the applicable Parties shall execute and deliver the Stockholders Agreement, the Registration Agreement, the Contribution Agreement, the Escrow Agreement and each of the other agreements and instruments contemplated hereby to be executed and delivered by the Parties at the Closing.



                                      10.
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        5.B. MAINTENANCE OF BUSINESS. Komag shall (i) maintain the Contributed
Assets in good operating condition and repair (normal wear and tear excepted),
(ii) maintain reasonable levels of insurance on the Contributed Assets, (iii) maintain inventory and supplies constituting Contributed Assets at customary operating levels consistent with past practice and replace in accordance with past practice any inoperable, worn out or obsolete assets with modern assets of comparable quality, and (iv) maintain in full force and effect the existence of all of its Intellectual Property Rights that could reasonably be expected to be used in or otherwise necessary for the conduct of the Company's business.

        5.C. THIRD PARTY NOTICES AND CONSENTS. Komag and the Company shall use reasonable best efforts to give required notices to third parties and obtain any required third party consents in connection with the matters contemplated by this Agreement and the Contribution Agreement.

        5.D. GOVERNMENTAL NOTICES AND CONSENTS. Each of the Parties shall give any notices to, make any filings with, and use reasonable best efforts to obtain, any authorizations, consents and approvals of governments and governmental agencies in connection with the matters contemplated by this Agreement. Without limiting the generality of the foregoing, each of the Parties shall use reasonable best efforts to make any filings that may be necessary, proper or advisable under the Hart-Scott-Rodino Act and shall pay all filing fees related thereto.

        5.E. OPERATION OF BUSINESS. Komag shall operate the business represented by the Contributed Assets only in the usual and ordinary course of business consistent with past practice and use reasonable best efforts to preserve the goodwill and organization of such business and the relationships with its customers, suppliers, employees and other business relations. Without limiting the generality of the foregoing, Komag shall not prior to the Closing:

        (i) take or omit to take any action would be reasonably likely to result in a breach of any of the representations, warranties or covenants made by the Company or Komag in this Agreement or in the Contribution Agreement;

        (ii) take any action or omit to take any action which act or omission would reasonably be anticipated to have a Material Adverse Effect; or

        (iii) (A) enter into any contract out of the ordinary course of business or restricting in any material respect the conduct of the business represented by the Contributed Assets, or (B) sell any assets that would constitute Contributed Assets.

Notwithstanding the foregoing, nothing in this Paragraph 5E shall prohibit the Komag from taking any action or omitting to take any action as required or as reasonably contemplated by this Agreement.

        5.F. FULL ACCESS. Komag and the Company shall afford, and cause their respective officers, directors, employees, attorneys, accountants and other agents to afford, to the Investors and their accounting, legal and other representatives, as well as their respective officers, employees, affiliates and other agents, full and complete access at all reasonable times and during normal business hours to (i) in the case of the Company, its personnel and to business, financial, legal, tax, compensation and other data and information concerning its affairs



                                      11.

and operations and (ii) in the case of Komag, its personnel and to business, financial, legal, tax, compensation and other data and information, in each case solely to the extent related to the Company or its business or the Contributed Assets.

        5.G. COMPLIANCE WITH AGREEMENTS AND LAWS. The Company shall and Komag shall (solely to the extent related to the Contributed Assets) (i) comply with all material obligations pursuant to any material contract or agreement, whether oral or written, express or implied, and (ii) comply with all material applicable laws, in each case relating to the Company or its business or the Contributed Assets.

        5.H. PAYMENT OF OBLIGATIONS. The Company shall pay and discharge when payable all Taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon unless contested in good faith by appropriate proceedings), and Komag shall pay and discharge when payable all Taxes, assessments and governmental charges imposed upon the Contributed Assets or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon unless contested in good faith by appropriate proceedings).

        5.I. NOTICE OF MATERIAL DEVELOPMENTS. Each Party shall give prompt written notice to the other Parties of (i) any material variances in any of its representations or warranties contained in Sections 6, 7 or 8 below, as the case may be, (ii) any breach of any covenant hereunder by such Party and (iii) any other material development affecting the ability of such Party to consummate the transactions contemplated by this Agreement.

        SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. As a material inducement to Komag and the Investors to enter into this Agreement and consummate the transactions contemplated hereby, the Company hereby represents and warrants to Komag and to the Investors as of the date hereof and as of the Closing Date as follows (except that the representations and warranties set forth in Paragraph 6I are made to the Investors only and not to Komag):

        6.A. ORGANIZATION, CORPORATE POWER AND LICENSES. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify, except where the failure to so qualify would not have a Material Adverse Effect. The Company possesses all requisite corporate power and authority necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Restated Certificate of Incorporation and other organizational documents that have been furnished to the Investors' special counsel and to Komag's counsel reflect all amendments made thereto as of the date of this Agreement and to be made prior to the Closing and are correct and complete and will be in effect at the Closing in such form and shall not have been amended or modified.



                                      12.

        6.B. CAPITAL STOCK AND RELATED MATTERS.

        (i) As of the date of this Agreement, the Company has not issued any shares of its capital stock. Immediately prior to the Closing, no shares of capital stock of the Company shall be outstanding, other than 720,000 shares of the Company's Common stock, par value $0.01 per share ("Common Stock"), that will have been issued to George Hall pursuant to a Restricted Stock Purchase Agreement in the form of Exhibit G attached hereto (the "Hall Purchase Agreement"). Immediately following the Closing (and after giving effect to the Contribution Transaction and the Investment Transaction but not to the Second Closing), the authorized capital stock of the Company shall consist of (a) 37,000,000 shares of Common Stock, of which 720,000 will be outstanding and held beneficially and of record by George Hall and 720,000 will be outstanding and held beneficially and of record by Storm Ventures Fund II LLC, and of which 25,000,000 are reserved for issuance upon conversion of the Class A Preferred and of which 10,560,000 are reserved for issuance upon the exercise of stock options authorized pursuant to the Option Plan and (b) 25,000,000 shares of Class A Preferred will be outstanding, of which 12,000,000 will be held by Komag and 12,200,000 will be held of record by the Investors. Except as set forth in the immediately preceding sentence, the Company does not have outstanding any stock or other securities convertible into or exchangeable for any capital stock or containing any profit participation features, nor any rights or options to subscribe for or to purchase any capital stock or securities convertible into or exchangeable for its capital stock or other equity interests or any appreciation rights or phantom equity-type plans. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any capital stock or any warrants, options or other rights to acquire its capital stock, other than as expressly provided in or contemplated by this Agreement. As of the Closing (and after giving effect to the Contribution Transaction and the Investment Transaction), all of the Company's outstanding capital stock shall be validly issued, fully paid and nonassessable and the Company shall not have granted any option or other right to any other Person to purchase or acquire any of its capital stock or any rights therein (other than pursuant to the Stockholders Agreement).

        (ii) There are no statutory or contractual preemptive rights or rights of first refusal or other similar restrictions with respect to the issuance of any of the Preferred Shares or the issuance of any shares of Common Stock upon the conversion of any of the Preferred Shares. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock and the offer, sale and issuance of the Preferred Shares hereunder does not require registration under the Securities Act or any applicable state securities laws. Except for the Stockholders Agreement, there are no agreements or understandings between or among Komag, the Investors or any other Persons with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's governance.

        6.C. AUTHORIZATION. The execution, delivery and performance of this Agreement and all of the other agreements and instruments contemplated hereby to which the Company is a party, the issuance of the Komag Preferred Shares to Komag in the Contribution Transaction, the offering, sale and issuance of the Investor Preferred Shares hereunder and the consummation of all of the other transactions contemplated hereby has been duly authorized by the Company and, to the extent required, its stockholders. This Agreement and the Restated


                                      13.

Certificate of Incorporation and all of the other agreements and instruments contemplated hereby to which the Company is a party each constitute a valid and binding obligation of the Company, enforceable in accordance with their respective terms.

        6.D. NONCONTRAVENTION. The execution and delivery by the Company of this Agreement and all other agreements and instruments contemplated hereby to which the Company is a party, the issuance of the Komag Preferred Shares to Komag in the Contribution Transaction, the offering, sale and issuance of the Investor Preferred Shares hereunder and the fulfillment of and compliance with the respective terms hereof and thereof by the Company do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of,
(ii) constitute a default under (whether with or without the passage of time, the giving of notice or both), (iii) result in the creation of any Lien upon the Company's capital stock, the Contributed Assets or any other assets of the Company pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any third party or any court or administrative or governmental body or agency pursuant to, the certificate of incorporation and bylaws of the Company, or any law, statute, rule, regulation, order, judgment or decree to which the Company or the Contributed Assets are subject, or any material agreement or instrument to which the Company or the Contributed Assets are subject. The Company is not a party to or bound by any written or oral agreement or understanding with respect to any sale, reorganization, recapitalization or other similar transaction involving the Company or the Contributed Assets (other than this Agreement and the Contribution Agreement).

        6.E. SUBSIDIARIES; INVESTMENTS. The Company does not own or hold the right to acquire any shares of stock or any other security or interests in any other Person, and as of the Closing (and after giving effect to the Contribution Transaction), the Company shall not own or hold the right to acquire any shares of stock or any other security or interests in any other Person. The Company does not have and has never had any Subsidiaries or any obligation to make any Investments in any Person, and as of the Closing (and after giving effect to the Contribution Transaction) the Company shall not have any Subsidiaries or any obligation to make Investments in any Person.

        6.F. ABSENCE OF UNDISCLOSED LIABILITIES. Except for the obligations specifically referred to herein or in the Contribution Agreement, the Company does not have, and as of immediately following the Closing (after giving effect to the Contribution Transaction) the Company will not have, any obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when or by whom asserted) arising out of any transactions entered into at or prior to the date hereof, or any action or inaction at or prior to the date hereof, or any state of facts existing at or prior to the date hereof.

        6.G. AFFILIATED TRANSACTIONS. Except for the agreements specifically referred to herein or in the Contribution Agreement, to the Company's knowledge, no officer, director, member, stockholder, employee or Affiliate of the Company is a party to any agreement, contract, commitment or transaction with the Company or has any material interest in any Contributed Assets (including any Intellectual Property Rights). The Company has not paid any



                                      14.

fees, expenses or costs of the type described in Paragraph 11A below that are to be paid by the Company to or on behalf of any other Person in excess of the limitations contained in Paragraph 11A below. No employee of the Company or Komag is entitled to any bonus, additional compensation or payment in connection with the consummation of the transactions contemplated hereby for which the Company is or will be responsible.

        6.H. NO MATERIAL ADVERSE EFFECT. Since the date of formation of the Company, there has occurred no fact, event or circumstance which has had or would reasonably be expected to have a Material Adverse Effect.

        6.I. CONTRIBUTION AGREEMENT REPRESENTATIONS. The representations and warranties made by Komag in Section 7 of the Contribution Agreement are true and correct in all respects, in each case regardless of any limitation on survival set forth in the Contribution Agreement.

        6.J. CONDUCT OF BUSINESS PRIOR TO CLOSING. Prior to the Closing, neither the Company nor any of its Subsidiaries has conducted any business, incurred any obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company and whether due or to become due and regardless of when asserted) or entered into any contracts or agreements (other than this Agreement or any of the other agreements contemplated hereby) or incurred any expenses (other than immaterial expense incurred in preparation of this Agreement and the other agreements contemplated hereby and for the transactions contemplated hereby and thereby). In addition, prior to the Closing, neither the Company nor any of its Subsidiaries has violated any laws or governmental rules or regulations in any material respect. The Company has not made an election to be taxed as an "S" corporation for federal, state or local tax purposes.

        6.K. BROKERAGE. There are and shall be no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement or the Contribution Agreement based on any arrangement or agreement to which the Company is a party or to which the Company is subject.

        6.L. LITIGATION, ETC. There are no actions, suits, proceedings (including any arbitration proceedings), orders, investigations or claims pending or, to the Company's knowledge, threatened against or affecting the Company in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated hereby.

        6.M. DISCLOSURE. Neither this Agreement nor any of the Exhibits or Schedules attached hereto, when taken together as a whole, contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact which has not been disclosed in this Agreement or on the Schedules attached hereto and of which any of executive employees of the Company is aware which has had or would reasonably be expected to have a Material Adverse Effect.



                                      15.

        SECTION 7. REPRESENTATIONS AND WARRANTIES OF KOMAG. As a material inducement to the Investors and the Company to enter into this Agreement and consummate the transactions contemplated hereby, Komag hereby represents and warrants to the Investors and the Company as of the date hereof and as of the Closing Date as follows:

        7.A. CAPACITY; POWER AND AUTHORITY. Komag possesses all requisite capacity, power and authority necessary to enter into and carry out the transactions contemplated by this Agreement and the Contribution Agreement.

        7.B. AUTHORIZATION. This Agreement, the Contribution Agreement and all other agreements contemplated hereby to which Komag is a party, when executed and delivered by Komag in accordance with the terms hereof, shall each constitute a valid and binding obligation of Komag, enforceable against Komag in accordance with its terms.

        7.C. NONCONTRAVENTION. The execution and delivery by Komag of this Agreement, the Contribution Agreement and all other agreements contemplated hereby to which Komag is a party, the contribution of assets by Komag to the Company and the fulfillment of and compliance with the respective terms hereof and thereof by any such Party, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under (whether with or without the passage of time, the giving of notice or both), (iii) result in the creation of any Lien upon any of the Contributed Assets pursuant to, or (iv) require any authorization, consent, approval, exemption or other action by notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, any law, statute, rule, regulation, order or decree to which Komag or the Contributed Assets are subject, or any material agreement or instrument to which the Contributed Assets are subject, or any agreement or instrument that Komag has filed or is required to file with the SEC pursuant to the Securities Exchange Act of 1934, as amended. Except as disclosed to the Company and the Investors prior to the date hereof with respect to the certain real property and improvements thereon in which the Company may operate, Komag is not a party to or bound by any written or oral agreement or understanding with respect to any sale, reorganization, recapitalization or other similar transaction of Komag or the Contributed Assets (other than this Agreement and the Contribution Agreement).

        7.D. BROKERAGE. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement or the Contribution Agreement based on any arrangement or agreement to which Komag is a party or to which Komag is subject.

        7.E. LITIGATION, ETC. There are no actions, suits, proceedings (including any arbitration proceedings), orders, investigations or claims pending or, to Komag's knowledge, threatened against or affecting Komag in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated hereby.

        7.F. MATERIAL ADVERSE CHANGE. Since June 30, 2000, there shall have been no change or development which is reasonably likely to have a Material Adverse Effect on the business represented by the Contributed Assets following the Closing.



                                      16.

        7.G. INVESTMENT REPRESENTATIONS.

        (i) Komag is acquiring the Komag Preferred Shares to be purchased by it hereunder for its own account and Komag has no intention of distributing such securities or any portion thereof in violation of the federal securities laws or any applicable state securities laws.

        (ii) Komag is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

        (iii) Komag understands that (a) the Komag Preferred Shares to be purchased by it hereunder have not been registered under the Securities Act on the basis that the sale provided for in this Agreement is exempt from the registration provisions thereof and that the Company's reliance on such exemption is predicated in part upon the representations of Komag set forth herein and (b) there is no public trading market for the Komag Preferred Shares, that none may develop and that the Komag Preferred Shares must be held indefinitely unless such Komag Preferred Shares are registered under the Securities Act or an exemption from registration is available.

        SECTION 8. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. As a material inducement to the Company and Komag to enter into this Agreement and consummate the transactions contemplated hereby, each Investor (severally with respect to itself only and not jointly with respect to any of the other Investors) hereby represents and warrants to the Company and Komag as of the date hereof and as of the Closing Date as follows:

        8.A. ORGANIZATION, POWER AND AUTHORITY. Such Investor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Such Investor possesses all requisite power and authority necessary to enter into and carry out the transactions contemplated by this Agreement.

        8.B. AUTHORIZATION. The execution, delivery and performance of this Agreement and all of the other agreements contemplated hereby to which such Investor is a party and the purchase of the Investor Preferred Shares by such Investor have been duly authorized by such Investor. This Agreement and all other agreements contemplated hereby to which such Investor is a party, when executed and delivered by such Investor in accordance with the terms hereof, shall each constitute a valid and binding obligation of such Investor, enforceable in accordance with its terms.

        8.C. NONCONTRAVENTION. The execution and delivery by such Investor of this Agreement and all other agreements contemplated hereby to which such Investor is a party, the purchase of the Investor Preferred Shares hereunder, and the fulfillment of and compliance with the respective terms hereof and thereof by such Investor, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under (whether with or without the passage of time, the giving of notice or both), (iii) give any third party the right to modify, terminate or accelerate any obligation under, (iv) result in a violation of, or (v) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency



                                      17.

pursuant to, the organizational documents of such Investor, or any material law, statute, rule or regulation to which such Investor is subject, or any material agreement, instrument, order, judgment or decree to which such Investor is subject.

        8.D. BROKERAGE. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement to which such Investor is a party or to which such Investor is subject.

        8.E. LITIGATION, ETC. There are no actions, suits, proceedings (including any arbitration proceedings), orders, investigations or claims pending or, to such Investor's knowledge, threatened against or affecting such Investor in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated hereby.

        8.F. INVESTMENT REPRESENTATIONS.

        (i) Such Investor is acquiring the Investor Preferred Shares to be purchased by it hereunder for its own account and such Investor has no intention of distributing such securities or any portion thereof in violation of the federal securities laws or any applicable state securities laws.

        (ii) Such Investor is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

        (iii) Such Investor understands that (a) the Investor Preferred Shares to be purchased by it hereunder have not been registered under the Securities Act on the basis that the sale provided for in this Agreement is exempt from the registration provisions thereof and that the Company's reliance on such exemption is predicated in part upon the representations of such Investor set forth herein and (b) there is no public trading market for the Investor Preferred Shares, that none may develop and that the Investor Preferred Shares must be held indefinitely unless such Investor Preferred Shares are registered under the Securities Act or an exemption from registration is available.

        SECTION 9. DEFINITIONS. For the purposes of this Agreement, the following terms have the meanings set forth below:

        "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

        "Code" means the Internal Revenue Code of 1986, as amended, and any reference to any particular Code section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

        "Investment" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or


                                      18.

ownership interests (including partnership, limited liability company and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

        "Investor Representatives" means Summit Ventures V, L.P., a Delaware limited partnership, and Storm Ventures Fund II, LLC, a Delaware limited liability company.

        "Lien" or "Liens" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof) or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute (other than to reflect ownership by a third party of property leased to the Company under a lease which is not in the nature of a conditional sale or title retention agreement).

        "Material Adverse Effect" means a material and adverse effect upon the Contributed Assets, taken as a whole, or the business, operations, or financial condition, value, operating results or employee, customer or supplier relations of the Company, taken as a whole.

        "Permitted Encumbrances" shall mean (i) statutory liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by the Company and for which appropriate reserves have been established in accordance with generally accepted accounting principles, consistently applied;
(ii) mechanics', carriers', workers', repairers' and similar statutory liens arising or incurred in the ordinary course of business for amounts which are not delinquent and which are not, individually or in the aggregate, material to the Company's business; (iii) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over leased real property which are not violated by the current use and operation of such leased real property; (iv) covenants, conditions, restrictions, easements and other similar matters of record affecting title to leased real property which do not materially impair the occupancy or use of such leased real property for the purposes for which it is currently used in connection with the Company's business; (v) Liens of landlords or lessors under leases arising by contract or operation of law; and (vi) Liens arising from purchase money or capitalized leases for capital assets used in Company's business and rights of lessors under capital leases; provided that no such Liens shall extend to any assets of the Company other than those financed by such purchase money obligation or capital lease (and the proceeds thereof); and (vii) with respect to Contributed Assets consisting of rights to use intellectual property not owned (but are validly licensed) by the Company, the rights of the owners of such intellectual property.

        "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

        "Preferred Shares" means the Komag Preferred Shares and the Investor Preferred Shares collectively.



                                      19.

        "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

        "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which
(i) if a corporation, a majority of the total voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of the limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing member or general partner of such limited liability company, partnership, association or other business entity.

        "Treasury Regulations" means the United States Treasury Regulations promulgated under the Code, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified.

        SECTION 10. TERMINATION.

        10.A. CONDITIONS OF TERMINATION. This Agreement may be terminated at any time prior to the Closing:

        (i) by the mutual written consent of the Parties;

        (ii) by the Investor Representatives if there has been a material misrepresentation, material breach of warranty or material breach of a covenant by the Company or Komag in the representations and warranties or covenants set forth in this Agreement or the Schedules and Exhibits attached hereto, which in the case of any breach of covenant has not been cured within ten days after written notification thereof by the Investor Representatives to the Company and Komag;

        (iii) by Komag if there has been a material misrepresentation, material breach of warranty or material breach of covenant by the Investors in the representations and warranties or covenants set forth in this Agreement or the Schedules and Exhibits attached hereto, which in the case of any breach of covenant has not been cured within ten days after written notification thereof by Komag to the Investors; or

        (iv) by the Investor Representatives, on the one hand, or Komag, on the other hand, if the Closing shall not have occurred by December 5, 2000;

provided that the Party electing termination pursuant to clause (iv) of this Paragraph 9A is not in breach in any material respect of any of its representations, warranties, covenants or agreements



                                      20.

contained in this Agreement or the Schedules and Exhibits attached hereto. In the event of termination by either the Investor Representatives or Komag pursuant to this Paragraph 10A, written notice thereof (describing in reasonable detail the basis therefor) shall forthwith be delivered to the other Parties.

        10.B. EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Investor Representatives as provided above, this Agreement shall forthwith become void and of no further force and effect, except that the covenants and agreements set forth in Paragraphs 10A, 10B, 11A, 11B, 11C, 11D, 11E, 11F, 11G, 11H, 11I, 11J, 11L, 11M, 11N and 11O shall survive such termination and shall not terminate, and except that nothing in Paragraph 10A or this Paragraph 10B shall be deemed to release any Party from any liability for any breach by such Party of the terms and provisions of this Agreement or to impair the right of any Party to compel specific performance by another Party of its obligations under this Agreement.

        SECTION 11. MISCELLANEOUS.

        11.A. FEES AND EXPENSES. At the Closing, the Company shall pay (or reimburse the applicable Persons hereunder for) all of the reasonable fees and expenses (including reasonable fees and expenses of legal counsel, accountants, consultants and other representatives and due diligence and travel-related fees and expenses) incurred by the Company, the Investors and Komag (other than any brokerage fees incurred by any Party) in connection with this Agreement, the Contribution Agreement and the other agreements contemplated hereby not to exceed (provided that no unforeseen issues or conditions arise) $50,000 on the part of the Investors and $50,000 on the part of Komag. In addition, the Company shall pay, and shall hold Komag and each Investor harmless against liability for the payment of, all stamp and other Taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any of the Preferred Shares or the issuance of any securities upon conversion of any of the Preferred Shares. The Company shall also pay the reasonable fees and expenses incurred by Komag or any Investor in any filing with any governmental agency with respect to its investment in the Company or in any other filing with any governmental agency with respect to the Company which mentions such Person. If any legal action or other proceeding relating to this Agreement, the other agreements contemplated hereby, the transactions contemplated hereby or thereby or the enforcement of any provision of this Agreement or the agreements contemplated hereby is brought against any Party, the prevailing Party in such action or proceeding shall be entitled to recover all reasonable expenses relating thereto (including attorneys' fees and expenses) from the Party against which such action or proceeding is brought in addition to any other relief to which such prevailing Party may be entitled.

        11.B. REMEDIES. The Investors shall have all rights and remedies set forth in this Agreement and the Restated Certificate of Incorporation and all rights and remedies which the Investors have been granted at any time under any other agreement or contract executed in connection with the transactions contemplated hereby and, with respect to the additional rights the Investors may have against the Company in connection with the transactions contemplated hereby, all of the rights which the Investors or Komag have under applicable law. Each of the Parties acknowledges and agrees that the Investors or Komag would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their



                                      21.

specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the Investors or Komag shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter.

        11.C. CONSENT TO AMENDMENTS. This Agreement may be amended, or any provision of this Agreement may be waived; provided that any such amendment or waiver shall be binding upon the Company only if set forth in a writing executed by the Company, the Investor Representatives and Komag and referring specifically to the provision alleged to have been amended or waived, any such amendment or waiver shall be binding upon Komag only if set forth in a writing executed by the Komag and referring specifically to the provision alleged to have been amended or waived, and any such amendment or waiver shall be binding upon the Investors only if set forth in a writing executed by the Investor Representatives and referring specifically to the provision alleged to have been amended or waived. No course of dealing between or among the Parties shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Party under or by reason of this Agreement.

        11.D. SUCCESSORS AND ASSIGNS. This Agreement and all of the covenants and agreements contained herein and all of the rights, interests and obligations hereunder, by or on behalf of any of the Parties hereto, shall bind and inure to the benefit of the respective successors and assigns of the Parties hereto whether so expressed or not, except that neither this Agreement nor any of the covenants and agreements herein or rights, interests or obligations hereunder may be assigned or delegated by the Company without the prior written consent of the Investor Representatives and Komag, or by Komag without the prior written consent of the Investor Representatives, or by the Investors without the prior written consent of Komag.

        11.E. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by, illegal or unenforceable under applicable law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        11.F. COUNTERPARTS. This Agreement may be executed simultaneously in counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same Agreement.

        11.G. DESCRIPTIVE HEADINGS; INTERPRETATION. The headings and captions used in this Agreement and the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Schedule or Exhibit attached hereto and not otherwise defined therein shall have the meanings set forth in this Agreement. The use of the word "including" herein shall mean "including without limitation." The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any



                                      22.

representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant. The Parties agree that prior drafts of this Agreement shall be deemed not to provide any evidence as to the meaning of any provision hereof or the intent of the Parties with respect hereto.

        11.H. ENTIRE AGREEMENT. This Agreement and the agreements and documents referred to herein contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings (including that certain letter agreement, effective October 12, 2000, by and among Summit Master Company, LLC, Storm Ventures Fund II, LLC and Komag), whether written or oral, relating to such subject matter in any way.

        11.I. NO THIRD-PARTY BENEFICIARIES. This Agreement is for the sole benefit of the Parties and their permitted successors and assigns and nothing herein expressed or implied shall give or be construed to give any Person, other than the Parties and such permitted successors and assigns, any legal or equitable rights hereunder.

        11.J. SCHEDULES. Nothing in any Schedule attached hereto shall be adequate to disclose an exception to a representation or warranty made in this Agreement unless such Schedule identifies the exception with particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be adequate to disclose an exception to a representation or warranty made in this Agreement, unless the representation or warranty has to do with the existence of the document or other item itself.

        11.K. COOPERATION ON TAX MATTERS. The Parties shall cooperate fully, as and to the extent reasonably requested by each Party and at the requesting Party's expense, in connection with any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon any Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

        11.L. GOVERNING LAW. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the Schedules and Exhibits hereto shall be governed by, and construed in accordance with, the laws of the State of California without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

        11.M. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been received when delivered personally to the recipient, one business day after being sent to the recipient by reputable overnight courier service (charges prepaid), upon



                                      23.

machine-generated acknowledgment of receipt after transmittal by facsimile or five days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Investors, the Company and Komag at the addresses indicated below or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

                     The Company:

                               Chahaya Optronics, Inc.
                               1710 Automation Parkway
                               San Jose, California 95131
                               Attention: President
                               Telephone: (408) 576-2000
                               Facsimile: (408) 944-9255

                     with a copy to:
                     (which shall not constitute notice to the Company)

                               Cooley Godward LLP
                               Five Palo Alto Square
                               3000 El Camino Real
                               Palo Alto, California 94306-2155
                               Attention: James C. Kitch, Esq.
                               Telephone: (650) 843-5000
                               Facsimile: (650) 857-0663

                     Komag:

                               Komag, Incorporated
                               1709 Automation Parkway
                               San Jose, CA 95131
                               Attention: President
                               Telephone: (408) 576-2000
                               Facsimile: (408) 944-9255

                     with a copy to:
                     (which shall not constitute notice to Komag)

                               Wilson Sonsini Goodrich & Rosati
                               650 Page Mill Road
                               Palo Alto, CA 94304
                               Attention: Kathleen M. Bloch
                               Telephone: (650) 493-9300
                               Facsimile: (650) 493-6811



                                      24.

        The Investors or the Investor Representatives:

        To the Investors at their respective addresses listed on the Schedule of Investors attached hereto.

                     with copy to:
                     (which shall not constitute notice to the Investors)

                               Kirkland & Ellis
                               200 East Randolph Drive
                               Chicago, Illinois 60601
                               Attention: Ted H. Zook, Esq.
                               Stephen D. Oetgen, Esq.
                               Telephone: (312) 861-2000
                               Facsimile: (312) 861-2200

        11.N. NO STRICT CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

        11.O. TREATMENT OF THE PREFERRED STOCK. The Company covenants and agrees that (i) so long as federal income tax laws prohibit a deduction for distributions made by the Company with respect to preferred stock, it shall treat all distributions paid by it on any Preferred Shares as nondeductible dividends on all of its Tax returns, (ii) it shall treat the Preferred Shares as preferred stock in all of its financial statements and other reports and shall treat all distributions paid by it on the Investor Preferred Shares as dividends on preferred stock in such statements and reports.



                                      25.

        IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase and Contribution Agreement on the day and year first above written.



                                      CHAHAYA OPTRONICS, INC.

                                      By:
                                         --------------------------------------
                                      Its:
                                          -------------------------------------


                                      KOMAG, INCORPORATED


                                      By:
                                         --------------------------------------
                                      Its:
                                          -------------------------------------


                                      STORM VENTURES FUND II, LLC


                                      By:
                                         --------------------------------------
                                      Its: Member


                                      SUMMIT VENTURES V, L.P.


                                      By: Summit Partners V, L.P.
                                          its General Partner

                                      By: Summit Partners, LLC
                                          its General Partner

                                      By:
                                         --------------------------------------
                                         Managing Member


                                      SUMMIT VENTURES V COMPANION FUND, L.P.


                                      By: Summit Partners V, L.P.
                                          its General Partner

                                      By: Summit Partners, LLC
                                          its General Partner

                                      By:
                                         --------------------------------------
                                         Managing Member

                                      SUMMIT V ADVISORS (QP)  FUND, L.P.


                                      By: Summit Partners V, L.P.
                                          its General Partner

                                      By: Summit Partners, LLC
                                          its General Partner

                                      By:
                                         --------------------------------------
                                         Managing Member


                                      SUMMIT V ADVISORS FUND, L.P.


                                      By: Summit Partners V, L.P.
                                          its General Partner

                                      By: Summit Partners, LLC
                                          its General Partner

                                      By:
                                         --------------------------------------
                                         Managing Member


                                      SUMMIT INVESTORS III, L.P.


                                      By:
                                         --------------------------------------
                                         Authorized Signatory

                                      RANDOLPH STREET PARTNERS III


                                      By:
                                         --------------------------------------
                                         Authorized Signatory


                                      K&E INVESTMENT PARTNERS LLC-2000-B DIF


                                      By:
                                         --------------------------------------
                                         Authorized Signatory


                                      GC&H INVESTMENTS


                                      By:
                                         --------------------------------------
                                         Authorized Signatory


                                      -----------------------------------------
                                      Chris A. Eyre

                              SCHEDULE OF INVESTORS



                                                          NUMBER OF           TOTAL PURCHASE PRICE FOR
        NAME AND ADDRESS                         INVESTOR PREFERRED SHARES    INVESTOR PREFERRED SHARE
        ----------------                         -------------------------    ------------------------
Storm Ventures Fund II, LLC                               6,000,000                    6,000,000
250 Cambridge Avenue, Suite 200
Palo Alto, California 94306-1549
Attn: Sanjay Subhedar
Telephone:  (650) 617-2900
Facsimile:  (650) 617-2929

Summit Ventures V, L.P.                                   4,649,277                    4,649,277

Summit V Advisors (QP) Fund, L.P.                           307,922                      307,922

Summit V Advisors Fund, L.P.                                 94,099                       94,009

Summit Ventures V Companion Fund, L.P.                      724,231                      724,231

Summit Investors III, L.P.                                  224,471                      224,471
c/o Summit Partners, L.P.
499 Hamilton Avenue, Suite 200
Palo Alto, California 94301
Attn:  Walter G. Kortschak
Phone:  (650) 321-1166
Facsimile:  (650) 321-1188

Randolph Street Partners III                                 25,000                       25,000
200 East Randolph Drive, 57th Floor
Chicago, Illinois 60601
Attn:  Jack S. Levin
Phone: (312) 861-2004
Facsimile: (312) 861-2200

K&E Investment Partners LLC-2000-B DIF                       25,000                       25,000
200 East Randolph Drive, 57th Floor
Chicago, Illinois 60601
Attn:  Jack S. Levin
Phone: (312) 861-2004
           Facsimile: (312) 861-2200

GC&H Investments                                            100,000                      100,000
c/o Cooley Godward LLP
One Maritime Plaza, 20th Floor
San Francisco, California 94111-3580
Attn:  John L. Cardoza
Phone: (415) 693-2000
Facsimile: (415) 951-3699

Chris A. Eyre                                                50,000                       50,000
500 Becado Place
Fremont, California 94539
                                                         ==========                   ==========
                                                         12,200,000                   12,200,000

                                TABLE OF CONTENTS


                                                                                                                       PAGE
                                                                                                                       ----
SECTION 1.                TRANSACTIONS..................................................................................2

           1.A.      Authorization......................................................................................2

           1.B.      Restated Certificate of Incorporation..............................................................2

           1.C.      Contribution Transaction...........................................................................2

           1.D.      Investment Transaction.............................................................................3

           1.E.      Closing............................................................................................3

           1.F.      Second Closing.....................................................................................4

SECTION 2.                CONDITIONS OF THE INVESTORS' OBLIGATIONS AT THE CLOSING.......................................4

           2.A.      Representations and Warranties; Covenants..........................................................4

           2.B.      Restated Certificate of Incorporation..............................................................4

           2.C.      Stockholders Agreement.............................................................................4

           2.D.      Registration Agreement.............................................................................4

           2.E.      Opinion of Counsel.................................................................................4

           2.F.      Contribution Agreement.............................................................................5

           2.G.      Filings............................................................................................5

           2.H.      Third Party Consents and Approvals.................................................................5

           2.I.      Governmental Consents and Approvals................................................................5

           2.J.      Option Plan........................................................................................5

           2.K.      Material Adverse Change............................................................................5

           2.L.      Litigation.........................................................................................6

           2.M.      Other Agreements with Komag........................................................................6

           2.N.      Indemnification Agreements.........................................................................6

           2.O.      Expenses...........................................................................................6

           2.P.      Escrow Agreement...................................................................................6

           2.Q.      Closing Documents..................................................................................6

           2.R.      Proceedings........................................................................................7

           2.S.      Waiver.............................................................................................7

SECTION 3.                CONDITIONS OF THE OBLIGATIONS OF THE COMPANY AT THE CLOSING...................................7

           3.A.      Representations and Warranties; Covenants..........................................................7

           3.B.      Stockholders Agreement.............................................................................7

           3.C.      Registration Agreement.............................................................................7

           3.D.      Litigation.........................................................................................7

           3.E.      Governmental Consents and Approvals................................................................7

           3.F.      Investment Transaction.............................................................................8

           3.G.      Contribution Agreement.............................................................................8

           3.H.      Third Party Consents and Approvals.................................................................8

           3.I.      Waiver.............................................................................................8

SECTION 4.                CONDITIONS OF THE OBLIGATIONS OF KOMAG AT THE CLOSING.........................................8

           4.A.      Representations and Warranties; Covenants..........................................................8

           4.B.      Restated Certificate of Incorporation..............................................................8

           4.C.      Stockholders Agreement.............................................................................8

           4.D.      Registration Agreement.............................................................................8

           4.E.      Opinion of Counsel.................................................................................8

           4.F.      Contribution Agreement.............................................................................8

           4.G.      Filings............................................................................................9

           4.H.      Third Party Consents and Approvals.................................................................9

           4.I.      Governmental Consents and Approvals................................................................9

           4.J.      Option Plan........................................................................................9

           4.K.      Litigation.........................................................................................9

           4.L.      Other Agreements with Komag........................................................................9

           4.M.      Indemnification Agreements.........................................................................9

           4.N.      Expenses...........................................................................................9

           4.O.      Closing Documents..................................................................................9

           4.P.      Proceedings.......................................................................................10

           4.Q.      Investment Transaction............................................................................10

           4.R.      Waiver............................................................................................10

SECTION 5.                PRE-CLOSING COVENANTS AND AGREEMENTS.........................................................10

           5.A.      General...........................................................................................10

           5.B.      Maintenance of Business...........................................................................11

           5.C.      Third Party Notices and Consents..................................................................11

           5.D.      Governmental Notices and Consents.................................................................11

           5.E.      Operation of Business.............................................................................11

           5.F.      Full Access.......................................................................................11

           5.G.      Compliance with Agreements and Laws...............................................................12

           5.H.      Payment of Obligations............................................................................12

           5.I.      Notice of Material Developments...................................................................12

SECTION 6.                REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................................12

           6.A.      Organization, Corporate Power and Licenses........................................................12

           6.B.      Capital Stock and Related Matters.................................................................13

           6.C.      Authorization.....................................................................................13

           6.D.      Noncontravention..................................................................................14

           6.E.      Subsidiaries; Investments.........................................................................14

           6.F.      Absence of Undisclosed Liabilities................................................................14

           6.G.      Affiliated Transactions...........................................................................14

           6.H.      No Material Adverse Effect........................................................................15

           6.I.      Contribution Agreement Representations............................................................15

           6.J.      Conduct of Business Prior to Closing..............................................................15

           6.K.      Brokerage.........................................................................................15

           6.L.      Litigation, etc...................................................................................15

           6.M.      Disclosure........................................................................................15

SECTION 7.                REPRESENTATIONS AND WARRANTIES OF KOMAG......................................................16

           7.A.      Capacity; Power and Authority.....................................................................16

           7.B.      Authorization.....................................................................................16

           7.C.      Noncontravention..................................................................................16

           7.D.      Brokerage.........................................................................................16

           7.E.      Litigation, etc...................................................................................16

           7.F.      Material Adverse Change...........................................................................16

           7.G.      Investment Representations........................................................................17

SECTION 8.                REPRESENTATIONS AND WARRANTIES OF THE INVESTORS..............................................17

           8.A.      Organization, Power and Authority.................................................................17

           8.B.      Authorization.....................................................................................17

           8.C.      Noncontravention..................................................................................17

           8.D.      Brokerage.........................................................................................18

           8.E.      Litigation, etc...................................................................................18

           8.F.      Investment Representations........................................................................18

SECTION 9.                DEFINITIONS..................................................................................18

SECTION 10.               TERMINATION..................................................................................20

           10.A.     Conditions of Termination.........................................................................20

           10.B.     Effect of Termination.............................................................................21

SECTION 11.               MISCELLANEOUS................................................................................21

           11.A.     Fees and Expenses.................................................................................21

           11.B.     Remedies..........................................................................................21

           11.C.     Consent to Amendments.............................................................................22

           11.D.     Successors and Assigns............................................................................22

           11.E.     Severability......................................................................................22

           11.F.     Counterparts......................................................................................22

           11.G.     Descriptive Headings; Interpretation..............................................................22

           11.H.     Entire Agreement..................................................................................23

           11.I.     No Third-Party Beneficiaries......................................................................23

           11.J.     Schedules.........................................................................................23

           11.K.     Cooperation on Tax Matters........................................................................23

           11.L.     Governing Law.....................................................................................23

           11.M.     Notices...........................................................................................23

           11.N.     No Strict Construction............................................................................25

           11.O.     Treatment of the Preferred Stock..................................................................25

                             EXHIBITS AND SCHEDULES



Exhibit A    -     Restated Certificate of Incorporation

Exhibit B    -     Contribution Agreement

Exhibit C    -     Escrow Agreement

Exhibit D    -     Stockholders Agreement

Exhibit E    -     Registration Agreement

Exhibit F    -     Form of Indemnification Agreement

Exhibit G    -     Restricted Stock Purchase Agreement

Schedules:

Schedule of Investors

Except for the obligations specifically referred to herein or in the Contribution Agreement




                                       1.

                                    EXHIBIT A

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION
                                       OF
                             CHAHAYA OPTRONICS, INC.


        George Hall hereby certifies as follows:

        ONE: The name of this company is Chahaya Optronics, Inc. (the "Corporation") and the date of filing the original Certificate of Incorporation of this Corporation with the Secretary of State of the State of Delaware was November 14, 2000.

        TWO: He is the duly elected and acting President of the Corporation.

        THREE: The Certificate of Incorporation of this Corporation is hereby amended and restated to read as follows:

                                       I.

        The name of this Corporation is Chahaya Optronics, Inc.

                                      II.

        The address of the registered office of the Corporation in the State of Delaware is 15 East North Street, City of Dover, County of Kent, and the name of the Corporation's registered agent at said address is Amerisearch Corporate Services, Inc.

                                      III.

        The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law ("DGCL").

                                      IV.

        The total number of shares of capital stock which the Corporation has authority to issue is 62,000,000 shares, consisting of:

        (1) 25,000,000 shares of Class A Convertible Preferred Stock, par value $0.01 per share (the "Class A Preferred"); and

        (2) 37,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock").


                                       2.

                                CLASS A PREFERRED


SECTION 1. DIVIDENDS.

        1.A. General Obligation. When and as declared by the Corporation's Board of Directors and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall pay preferential dividends in cash to the holders of the Class A Preferred as provided in this Section 1. Except as otherwise provided herein, dividends on each share of the Class A Preferred (a "Share") shall accrue on a daily basis at the rate of 8.0% per annum of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Share to and including the first to occur of (i) the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Share by the Corporation, (ii) the date on which such Share is converted into shares of Conversion Stock hereunder or (iii) the date on which such share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative (except as otherwise permitted in Section 3 below) such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities. The date on which the Corporation initially issues any Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

        1.B. Dividend Reference Dates. To the extent not paid on November 30th of each year, beginning November 30, 2001 (the "Dividend Reference Dates"), all dividends which have accrued on each Share outstanding during the one-year period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Share until paid to the holder thereof.

        1.C. Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Class A Preferred, such payment shall be distributed pro rata among the holders thereof based upon the aggregate Liquidation Value of the Shares (plus all accrued but unpaid dividends thereon) held by each such holder.

        1.D. Participating Dividends. In the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Stock, the Corporation shall also declare and pay to the holders of the Class A Preferred at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Class A Preferred had all of the outstanding Class A Preferred been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

        1.E. Waiver of Rights. The holders of the Class A Preferred expressly waive their rights, if any, as described in California Code Sections 502, 503 and 506, to the extent such sections apply, with respect to repurchases of shares as are approved by the Corporation's Board of Directors upon termination of employment or service as a consultant or director.

SECTION 2. LIQUIDATION.

        Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Class A Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the greater of (i) the aggregate Liquidation Value of all Shares held by such holder (plus all accrued and unpaid dividends thereon) or (ii) the amount that would be payable to such holder in respect of the Conversion Stock issuable upon conversion of the Shares held by such holder if all outstanding Class A Preferred were converted into Common Stock immediately prior to such liquidation, dissolution or winding up. Upon such payment, the holders of Class A Preferred shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation the amount payable pursuant to clause (i) above is greater than the amount payable pursuant to clause (ii) above and the Corporation's assets to be distributed among the holders of the Class A Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid pursuant to clause (i) above, then the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value of the Shares (plus all accrued and unpaid dividends thereon) held by each such holder. No accrued and unpaid dividends with respect to the Class A Preferred shall be declared for payment in connection with the liquidation, dissolution or winding up of the Corporation, whether or not the Corporation possesses funds legally available for the payment of dividends. Not less than 20 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Class A Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of Common Stock in connection with such liquidation, dissolution or winding up. Neither the consolidation or merger of the Corporation into or with any other entity or entities (whether or not the Corporation is the surviving entity), nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, nor any other form of recapitalization or reorganization affecting the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2.

SECTION 3. PRIORITY OF CLASS A PREFERRED ON DIVIDENDS AND REDEMPTIONS.

        So long as any Class A Preferred remains outstanding, without the prior written consent of the holders of a majority of the shares of Class A Preferred outstanding at the time such action is taken, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities; provided that the Corporation may (with the approval of the board of directors) repurchase shares of Common Stock from present or former employees of the Corporation and its Subsidiaries in accordance with the provisions of employee stock purchase agreements that have been approved by the board of directors.

REDEMPTIONS.

        3.A. Redemptions upon Request. At any time after November 30, 2005, the holders of a majority of the Class A Preferred then outstanding may request redemption of all or any portion of the Shares of Class A Preferred by delivering written notice of such request to the Corporation. Within five days after such request to the Corporation, the Corporation shall give written notice of such request to all other holders of Class A Preferred and such holders may request redemption of all or any portion of their Shares of Class A Preferred by delivering written notice to the Corporation within 10 days after receipt of the Corporation's notice. The Corporation shall be required to redeem the Shares with respect to which such redemption requests have been made at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) within 30 days after receipt of the initial redemption request.

        3.B. Special Redemptions.

             (i) If a Change in Ownership has occurred or the Corporation obtains knowledge that a Change in Ownership is proposed to occur, the Corporation shall give prompt written notice of such Change in Ownership describing in reasonable detail the material terms and date of consummation thereof to each holder of Class A Preferred, but in any event such notice shall be given not later than five days after the occurrence of such Change in Ownership, and the Corporation shall give each holder of Class A Preferred prompt written notice of any material change in the terms or timing of such transaction. The holder or holders of a majority of the Class A Preferred then outstanding may elect to require the Corporation to redeem all or any portion of the Class A Preferred owned by such holder or holders at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (a) 15 days after receipt of the Corporation's notice and (b) ten days prior to the consummation of the Change in Ownership (the "Expiration Date"). The Corporation shall give prompt written notice of any such election to all other holders of Class A Preferred within five days after the receipt thereof, and each such holder shall have until the later of (a) the Expiration Date or (b) five days after receipt of such second notice to request redemption hereunder (by giving written notice to the Corporation) of all or any portion of the Class A Preferred owned by such holder. Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Shares specified therein on the later of (a) the occurrence of the Change in Ownership or (b) five days after the Corporation's receipt of such election(s). If any proposed Change in Ownership does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Class A Preferred may rescind such holder's request for redemption by giving written notice of such rescission to the Corporation within five days following receipt by such holder of the Corporation's notice regarding such material change.

            (ii) If a Fundamental Change is proposed to occur, the Corporation shall give written notice of such Fundamental Change describing in reasonable detail the material terms and date of consummation thereof to each holder of Class A Preferred not more than 30 days nor less than 15 days prior to the consummation of such Fundamental Change, and the Corporation shall give each holder of Class A Preferred prompt written notice of any material change in the terms or timing of such transaction. The holder or holders of a majority of the Class A Preferred then outstanding may elect to require the Corporation to redeem all or any portion of the Class A Preferred owned by such holder or holders at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (a) ten days prior to the consummation of the Fundamental Change or (b) ten days after receipt of notice from the Corporation. The Corporation shall give prompt written notice of such election to all other holders of Class A Preferred (but in any event within five days prior to the consummation of the Fundamental Change), and each such holder shall have until two days after the receipt of such notice to request redemption (by written notice given to the Corporation) of all or any portion of the Class A Preferred owned by such holder. Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Shares specified therein upon the consummation of such Fundamental Change. If any proposed Fundamental Change does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Class A Preferred may rescind such holder's request for redemption by delivering written notice thereof to the Corporation within five days following receipt by such holder of the Corporation's notice regarding such material change.

        3.C. Redemption Payments. For each Share which is to be redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Share) an amount in cash equal to the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon). If the funds of the Corporation legally available for redemption of Shares on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Shares pro rata among the holders of the Shares to be redeemed based upon the aggregate Liquidation Value of such Shares (plus all accrued and unpaid dividends thereon) held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Shares, such funds shall immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

        3.D. Determination of the Number of Each Holder's Shares to be Redeemed. The number of Shares of Class A Preferred to be redeemed from each holder thereof in redemptions hereunder shall be the number of Shares determined by multiplying the total number of Shares to be redeemed times a fraction, the numerator of which shall be the total number of Shares then held by such holder and the denominator of which shall be the total number of Shares then outstanding.

        3.E. Dividends After Redemption Date. No Share shall be entitled to any dividends accruing after the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder of such Share. On such date, all rights of the holder of such Share shall cease, and such Share shall no longer be deemed to be issued and outstanding.

        3.F. Redeemed or Otherwise Acquired Shares. Any Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

        3.G. Other Redemptions or Acquisitions. The Corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any Shares of Class A Preferred, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of Class A Preferred on the basis of the number of Shares owned by each such holder.

VOTING RIGHTS.

        3.H. General. The holders of the Class A Preferred shall be entitled to notice of all stockholders meetings in accordance with the Corporation's bylaws and the holders of the Class A Preferred shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock voting together as a single class with each share of Common Stock entitled to one vote per share and each Share of Class A Preferred entitled to one vote for each share of Common Stock issuable upon conversion of the Class A Preferred as of the record date for such vote or, if no record date is specified, as of the date of such vote.

        3.I. Protective Provisions. So long as any Class A Preferred remains outstanding, the Corporation shall not, without the vote or written consent of the holders of a majority of the Class A Preferred outstanding at the time such action is taken:

             (i) authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of, (a) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for capital stock or other equity securities, any notes or debt securities issued in connection with the issuance of capital stock or other equity securities), (b) any capital stock or other equity securities (or any securities convertible into or exchangeable for any capital stock or other equity securities) which are senior to or on a parity with the Class A Preferred with respect to the payment of dividends, redemptions or distributions upon liquidation, dissolution or winding up of the Corporation or otherwise or (c) any additional shares of Class A Preferred;

            (ii) sell or transfer or permit any Subsidiary to sell or transfer more than 50% of the assets of the Corporation and its Subsidiaries on a consolidated basis (computed on the basis of the greater of (a) book value in accordance with generally accepted accounting principles consistently applied or
(b) fair market value determined in the reasonable good faith judgment of the Corporation's Board of Directors) in any transaction or series of transactions (including, without limitation, any sale or other disposition of capital stock of any of the Corporation's Subsidiaries (whether by merger, consolidation or otherwise), but excluding sales of inventory in the ordinary course of business);

            (iii) merge or consolidate with any Person, or permit any Subsidiary to merge or consolidate with any Person (other than a merger or consolidation between or among wholly-owned Subsidiaries);

            (iv) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes, and including any stock split, stock dividend, stock combination or like event involving the Class A Preferred);

            (v) increase the number of authorized shares of Class A Preferred or alter, change or otherwise impair or adversely affect the rights, preferences or powers or the relative preferences and priorities of the holders of the Class A Preferred; or

            (vi) make any amendment to the Corporation's Certificate of Incorporation or Bylaws that establishes or authorizes any new class or series of capital stock or that in any manner adversely affects the rights, preferences or powers of the Class A Preferred.

        3.J. Cumulative Voting. No person entitled to vote at an election for directors may cumulate votes to which such person is entitled, unless, at the time of such election, the Company is subject to Section 2115 of the California General Corporation Law ("CGCL"). During such time or times that the Company is subject to Section 2115(b) of the CGCL, every stockholder entitled to vote at an election for directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder's shares are otherwise entitled, or distribute the stockholder's votes on the same principle among as many candidates as such stockholder desires. No stockholder, however, shall be entitled to so cumulate such stockholder's votes unless (i) the names of such candidate or candidates have been placed in nomination prior to the voting and (ii) the stockholder has given notice at the meeting, prior to the voting, of such stockholder's intention to cumulate such stockholder's votes. If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.

        3.K. Removal.

             (i) During such time or times that the Company is subject to
Section 2115(b) of the CGCL, the Board of Directors or any individual director may be removed from office at any time without cause by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote; provided, however, that unless the entire Board is removed, no individual director may be removed when the votes cast against such director's removal, or not consenting in writing to such removal, would be sufficient to elect that director if voted cumulatively at an election which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of such director's most recent election were then being elected.

             (II) At any time or times that the Company is not subject to
Section 2115(b) of the CGCL and subject to any limitations imposed by law, Section (d)(i) above shall not apply and the Board of Directors or any director may be removed from office at any time (a) with cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors or (b) without cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the Company, entitled to vote generally at an election of directors.

CONVERSION.

        3.L. Conversion Events and Procedure.

             (i) At any time and from time to time, any holder of Class A Preferred may convert all or any portion of the Class A Preferred (including any fraction of a Share) held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Shares to be converted by $1.00 and dividing the result by the Conversion Price then in effect.

             (ii) All of the outstanding Class A Preferred shall convert automatically into shares of Common Stock (based upon the Conversion Price then in effect) (A) upon the effective time of a firm commitment underwritten Public Offering (a "Qualified Public Offering") of shares of its Common Stock in which
(1) the aggregate net proceeds received by the Corporation for the shares shall be at least $30,000,000, and (2) the price per share paid by the public for such shares shall be at least 400% of the Conversion Price in effect immediately prior to the closing of the sale of such shares pursuant to the Public Offering or (B) upon the written consent of the holders of a majority of the Class A Preferred then outstanding. The Corporation shall provide written notice of any such automatic conversion to all holders of Class A Preferred at least three business days prior to the effective date of such conversion. In the case of a Qualified Public Offering, such conversion shall be conditioned upon the consummation of such Qualified Public Offering and shall be deemed to be effective immediately prior to the consummation thereof.

             (iii) Except as otherwise provided herein, each conversion of Class A Preferred shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Class A Preferred to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Class A Preferred shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

             (iv) The conversion rights of any Share subject to redemption hereunder shall terminate on the Redemption Date for such Share unless the Corporation has failed to pay to the holder thereof the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon).

             (v) Notwithstanding any other provision hereof, if a conversion of Class A Preferred is to be made in connection with a Public Offering or other transaction affecting the Corporation, the conversion of any Shares of Class A Preferred may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

            (vi) As soon as possible after a conversion has been effected (but in any event within five business days in the case of subparagraph (a) below), the Corporation shall deliver to the converting holder:

                        (a) a certificate or certificates representing the
                number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; and

                        (b) a certificate representing any Shares of Class A
                Preferred which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

             (vii) The issuance of certificates for shares of Conversion Stock upon conversion of Class A Preferred shall be made without charge to the holders of such Class A Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Share of Class A Preferred, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

            (viii) The Corporation shall not close its books against the transfer of Class A Preferred or of Conversion Stock issued or issuable upon conversion of Class A Preferred in any manner which interferes with the timely conversion of Class A Preferred. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

            (ix) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Class A Preferred, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Class A Preferred. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Class A Preferred.

             (x) If any fractional interest in a share of Conversion Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of the Class A Preferred, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

        3.M. Conversion Price.

             (i) The initial Conversion Price shall be $1.00. In order to prevent dilution of the conversion rights granted under this Section 6, the Conversion Price shall be subject to adjustment from time to time pursuant to this paragraph 6B.

             (ii) If and whenever on or after the original date of issuance of the Class A Preferred the Corporation issues or sells, or in accordance with paragraph 6C is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Conversion Price shall be reduced to the Conversion Price determined by dividing (a) the sum of (1) the product derived by multiplying the Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received by the Corporation upon such issue or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

             (iii) Notwithstanding the foregoing, there shall be no adjustment in the Conversion Price as a result of any issue or sale (or deemed issue or sale) of (a) Common Stock to employees, directors or consultants of the Corporation and its Subsidiaries pursuant to stock option plans and stock ownership plans approved by the Corporation's Board of Directors or (b) any other shares of Common Stock, the issuance or sale (or deemed issuance and sale) of which have been approved by the Corporation's Board of Directors and the holders of at least two-thirds of the Class A Preferred outstanding at the time such action is taken.

        3.N. Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under paragraph 6B, the following shall be applicable:

             (i) Issuance of Rights or Options. If the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such

Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (a) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

            (ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (a) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 6, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

            (iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; provided that if such adjustment would result in an increase of the Conversion Price then in effect, such adjustment shall not be effective until 30 days after written notice thereof has been given by the Corporation to all holders of the Class A Preferred.

            (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided that if such expiration or termination would result in an increase in the Conversion Price then in effect, such increase shall not be effective until 30 days after written notice thereof has been given to all holders of the Class A Preferred.

            (v) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of a majority of the outstanding Class A Preferred. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the outstanding Class A Preferred. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

            (vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $0.01.

            (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

            (viii) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

        3.O. Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or other-wise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

        3.P. Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and sub-stance reasonably satisfactory to the holders of a majority of the Class A Preferred then outstanding) to insure that each of the holders of Class A Preferred shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Class A Preferred, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Class A Preferred immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Class A Preferred then outstanding) to insure that the provisions of this Section 6 and Sections 7 and 8 hereof shall thereafter be applicable to the Class A Preferred. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Class A Preferred then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

        3.Q. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Class A Preferred; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 6 or decrease the number of shares of Conversion Stock issuable upon conversion of each Share of Class A Preferred.

        3.R. Notices.

             (i) Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Class A Preferred, setting forth in reasonable detail and certifying the calculation of such adjustment.

             (ii) The Corporation shall give written notice to all holders of Class A Preferred at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

             (iii) The Corporation shall also give written notice to the holders of Class A Preferred at least 20 days prior to the date on which any Organic Change shall take place.

PURCHASE RIGHTS.

        If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then each holder of Class A Preferred shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Class A Preferred immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

EVENTS OF NONCOMPLIANCE.

        3.S. Definition. An Event of Noncompliance shall have occurred if:

             (i) the Corporation fails to make any redemption payment with respect to the Class A Preferred which it is required to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

             (ii) the Corporation breaches or otherwise fails to perform or observe any covenant or agreement in paragraph 5B above or any other material covenant set forth herein; or

             (iii) the Corporation or any material Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any material Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any material Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any material Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any material Subsidiary or of any substantial part of the assets of the Corporation or any material Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation, dissolution or winding up of a Subsidiary) relating to the Corporation or any material Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any material Subsidiary and either (a) the Corporation or any such material Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days.

        3.T. Consequences of Events of Noncompliance.

             (i) If an Event of Noncompliance has occurred, the dividend rate on the Class A Preferred shall increase immediately by an increment of two percentage point(s). Thereafter, until such time as no Event of Noncompliance exists, the dividend rate shall increase automatically at the end of each succeeding 90-day period by an additional increment of two percentage point(s) (but in no event shall the dividend rate exceed 14%). Any increase of the dividend rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Event of Noncompliance exists, subject to subsequent increases pursuant to this paragraph.

             (ii) If an Event of Noncompliance (other than an Event of Noncompliance of the type described in subparagraph 8A(iii)) has occurred, the holder or holders of a majority of the Class A Preferred then outstanding may demand (by written notice delivered to the Corporation) immediate redemption of all or any portion of the Class A Preferred owned by such holder or holders at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). The Corporation shall give prompt written notice of such election to the other holders of Class A Preferred (but in any event within five days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder's Class A Preferred by giving written notice thereof to the Corporation within seven days after receipt of the Corporation's notice. The Corporation shall redeem all Class A Preferred as to which rights under this paragraph have been exercised within 15 days after receipt of the initial demand for redemption.

             (iii) If an Event of Noncompliance of the type described in subparagraph 8A(iii) has occurred, all of the Class A Preferred then outstanding shall be subject to immediate redemption by the Corporation (without any action on the part of the holders of the Class A Preferred) at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). The Corporation shall immediately redeem all Class A Preferred upon the occurrence of such Event of Noncompliance.

             (iv) If any Event of Noncompliance exists, each holder of Class A Preferred shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

REGISTRATION OF TRANSFER.

        The Corporation shall keep at its principal office a register for the registration of Class A Preferred. Upon the surrender of any certificate representing Class A Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange there-for representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Class A Preferred represented by such new certificate from the date to which dividends have been fully paid on such Class A Preferred represented by the surrendered certificate.

REPLACEMENT

        Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of Class A Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Class A Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

SECTION 4. DEFINITIONS

        "Change in Ownership" means any sale, transfer or issuance or series of sales, transfers and/or issuances of shares of the Corporation's capital stock by the Corporation or any holders thereof which results in any Person or group of Persons (as the term "group" is used under the Securities Exchange Act of 1934, as amended), other than the holders of Common Stock and Class A Preferred as of the date of the Stockholders Agreement, owning capital stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors.

        "Common Stock" means, collectively, the Corporation's Common Stock and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

        "Common Stock Deemed Outstanding" means, at any given time, the sum of
(i) the number of shares of Common Stock then outstanding, (ii) the number of shares of Common Stock into which all of the then outstanding Class A Preferred is convertible as of immediately prior to such given time and (iii) the number of shares of Common Stock which would be obtained through the exercise or conversion of all other Options and Convertible Securities outstanding at such time that are then fully exercisable or convertible under ordinary circumstances.

        "Conversion Stock" means shares of Common Stock; provided that if there is a change such that the securities issuable upon conversion of the Class A Preferred are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of the Class A Preferred if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

        "Convertible Securities" means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

        "Fundamental Change" means (a) any sale or transfer of more than 50% of the assets of the Corporation and its Subsidiaries on a consolidated basis (computed on the basis of the greater of (i) book value in accordance with generally accepted accounting principles consistently applied or (ii) fair market value determined in the reasonable good faith judgment of the Corporation's Board of Directors) in any transaction or series of related transactions (other than sales of inventory in the ordinary course of business) and (b) any merger or consolidation to which the Corporation is a party, except for (x) a merger which is effected solely to change the state of incorporation of the Corporation or (y) a merger in which the Corporation is the surviving corporation, the terms of the Class A Preferred are not changed or altered in any respect, the Class A Preferred is not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of Common Stock and Class A Preferred as of the date of the Stockholders Agreement shall continue to own the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors.

        "Junior Securities" means any capital stock or other equity securities of the Corporation, except for the Class A Preferred.

        "Liquidation Value" of any Share as of any particular date shall be equal to $1.00.

        "Market Price" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Class A Preferred. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of a majority of the Class A Preferred then outstanding. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

        "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

        "Person" means an individual, a partnership, a corporation, a limited liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

        "Public Offering" means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force; provided that a Public Offering shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan.

        "Redemption Date" as to any Share means the applicable date specified herein as being the date of redemption of such Share; provided that no such date shall be a Redemption Date unless the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon and any required premium with respect thereto) is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

        "Stockholders Agreement" means the Stockholders Agreement, dated as of November 30, 2000, by and among the Corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms.

        "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which
(i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partner-ship, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

AMENDMENT AND WAIVER.

        No amendment, modification or waiver shall be binding or effective with respect to any provision of Sections 1 to 13 hereof without the prior written consent of the holders of a majority of the Class A Preferred outstanding at the time such action is taken; provided that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of a majority of the Class A Preferred then outstanding; and provided further that no amendment, modification or waiver with respect to any provision of paragraph 6B shall be binding or effective without the prior written consent of the holders of at least two-thirds of the Class A Preferred outstanding at the time such action is taken.

NOTICES.

        Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and
(ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

                                       V.

        A. The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent under applicable law.

        B. The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the CGCL) for breach of duty to the Corporation and its shareholders through bylaw provisions or through agreements with the agents, or through shareholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject, at any time or times that the Corporation is subject to Section 2115(b) of the CGCL, to the limits on such excess indemnification set forth in Section 204 of the CGCL.

        C. Any repeal or modification of this Article V shall only be prospective and shall not affect the rights under this Article V in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability.

                                     * * * *

        FOUR: This Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of the Corporation.

        FIVE: This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the DGCL by the Board of Directors and the stockholders of the Corporation. The total number of outstanding shares entitled to vote or act by written consent was 720,000 shares of Common Stock. A majority of the outstanding shares of Common Stock approved this Restated Certificate of Incorporation by written consent in accordance with Section 228 of the DGCL and written notice of such was given by the Corporation in accordance with said Section 228.

        IN WITNESS WHEREOF, Chahaya Optronics, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its President this _______ day of November, 2000.



                                      CHAHAYA OPTRONICS, INC.

                                      Signature:
                                                -------------------------------

                                      Print Name:
                                                 ------------------------------

                                      Title:
                                            -----------------------------------

                                    EXHIBIT B
--------------------------------------------------------------------------------





                             CONTRIBUTION AGREEMENT

                                    between:

                              KOMAG, INCORPORATED,

                             a Delaware corporation;

                                       and

                             CHAHAYA OPTRONICS, INC.

                             a Delaware corporation

                          -----------------------------

                          Dated as of November 30, 2000

                          -----------------------------




--------------------------------------------------------------------------------

                             CONTRIBUTION AGREEMENT


        THIS CONTRIBUTION AGREEMENT (the "Agreement") is entered into as of November 30, 2000 (the "Effective Date"), by and between Komag, Incorporated, a Delaware corporation ("Komag"), and Chahaya Optronics, Inc., a Delaware corporation ("Chahaya"). Komag and Chahaya may be referred to herein individually as "Party" and collectively as "Parties."

        WHEREAS, pursuant to a Stock Purchase and Contribution Agreement, dated as of November 27, 2000 by and among Chahaya, Komag and certain investors (the "Stock Purchase Agreement"), and certain agreements attached hereto, Komag has agreed to make the contributions and commitments to Chahaya described in this Agreement in consideration of the issuance of Class A Convertible Preferred Stock to Komag as described in the Stock Purchase Agreement.

        NOW THEREFORE, the Parties hereby agree as follows:

SECTION 5. TRANSFER OF ASSETS.

           5.A. TRANSFER OF ASSETS. Komag hereby transfers, assigns, conveys and delivers to Chahaya all rights, title and interest in and to the tangible personal property described in the Bill of Sale attached hereto as EXHIBIT A (the "Transferred Tangible Assets") and the intellectual property and related patent and other intellectual property rights described in EXHIBIT B (the "Transferred IP") and any and all goodwill associated with the foregoing. Komag and its subsidiary, HMT Technology Corporation ("HMT"), are concurrently executing and delivering the Bill of Sale to further evidence and implement the foregoing transfer of the Transferred Tangible Assets. The Transferred IP and the Transferred Tangible Assets are collectively referred to herein as the "Transferred Assets." Notwithstanding the foregoing, nothing in this Agreement shall be construed as an attempt to assign to Chahaya any license or permit which is by law or by its terms nonassignable, or the assignment of which would constitute a violation of any Legal Requirement. However, the Parties agree to use commercially reasonable efforts to cooperate both before and after the Closing, in a mutually agreeable manner, to provide Chahaya with the benefit of any such license or permit or to enable Chahaya to obtain a similar license or permit.

           5.B. FURTHER ACTIONS. Komag agrees to execute any other assignments and instruments as may from time to time be reasonably requested by Chahaya to implement, confirm or assure the foregoing contribution of the Transferred Assets and to enable Chahaya to secure, maintain and defend patent and other intellectual property rights relating thereto.

5.C. NO ASSUMPTION OF LIABILITIES. It is expressly understood and agreed that Chahaya will not assume any contract or other obligation of Komag or become liable for any Liability of Komag.

SECTION 6. FACILITIES SHARING AND SERVICES AGREEMENT. Komag agrees to provide Chahaya with up to 60,000 square feet of space in Komag facilities located in California and Malaysia on a rent free basis to support Chahaya's operations in the fiber optics components, systems and subsystems manufacturing business (the "Fiber Optics Business") until December 31, 2002 , as described in the Facilities Sharing and Services

Agreement in the form attached hereto as EXHIBIT C, which is being executed and delivered by the Parties concurrently with this Agreement.

SECTION 7. MANUFACTURING SERVICES. To facilitate and support the orderly and efficient wind down of production of thin-film media by Komag in California and the launch of Chahaya's Fiber Optics Business, Komag agrees to procure from Chahaya and Chahaya agrees to provide to Komag thin-film media manufacturing services as described in the Manufacturing Services Agreement in the form attached hereto as EXHIBIT D, which is being executed and delivered by the Parties concurrently with this Agreement.

SECTION 8. TRANSFER OF EMPLOYEES. The Parties intend that a number of people currently employed by Komag will become employees of Chahaya and will be employed by Chahaya in performing its obligations under the Manufacturing Services Agreement and in pursuing its Fiber Optics Business. Komag (a) will use commercially reasonable efforts to cooperate with Chahaya to encourage employees of Komag mutually identified by Komag and Chahaya to accept employment with Chahaya, and to facilitate the transfer of employment with respect to those employees who accept employment with Chahaya (collectively, the "Transferred Employees"), and (b) will agree to reimburse Chahaya for severance liabilities to Transferred Employees who are subsequently terminated by Chahaya prior to a specified date, in each case in accordance with the terms and conditions of the Employee Matters Agreement in the form attached hereto as EXHIBIT E, which is being executed and delivered by the Parties concurrently with this Agreement.

SECTION 9. LICENSE GRANT. Komag, on behalf of itself and its subsidiaries, hereby grants to Chahaya a perpetual, non-exclusive royalty free right and license under any inventions, software, trade secrets, and know-how and any Intellectual Property Rights therein owned or controlled by Komag on the date hereof, or at any time prior to December 31, 2000 (the "Licensed Intellectual Property"), to make, have made, use, import, offer for sale and sell (i) products for Komag, and (ii) fiber optics components, systems and subsystems. Such license shall include the right to grant sublicenses under the Licensed Intellectual Property other than the patent rights of Komag and its subsidiaries, as to which sublicenses may not be granted.

SECTION 10. RESTRICTION ON COMPETITION. In connection with the transfer of the Transferred Assets relating to the Fiber Optics Business to Chahaya, and for good and valuable consideration, Komag agrees that for the period beginning on the Effective Date and ending on December 31, 2004 (the "Noncompetition Period") Komag shall not, directly or indirectly through a subsidiary, without the prior written consent of Chahaya, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of any business or enterprise engaged in any business which is competitive with the Fiber Optics Business which will be conducted by Chahaya after the Closing, within each of the geographical units which are listed below (the "Territory"). Generally, Territory means any foreign country or territory in which the business of Chahaya is carried on, or in which Chahaya intends to carry on its Fiber Optics Business, and, more specifically, includes all states and territories of the United States of America, and all states, provinces or territories of Malaysia. Komag expressly acknowledges and agrees that any breach or threatened breach of this Article 6 may cause immediate and irreparable harm to Chahaya which may not be adequately compensated



                                       2.

by damages. Komag therefor agrees that in the event of such breach or threatened breach and in addition to any remedies available at law, Chahaya shall have the right to secure equitable and injunctive relief, without bond, in connection with such a breach or threatened breach.

SECTION 11. REPRESENTATIONS AND WARRANTIES OF KOMAG. Komag represents and warrants, to and for the benefit of Chahaya, as follows:

           11.A. DUE ORGANIZATION; AUTHORITY. Komag is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Komag has all necessary corporate power and authority to enter into this Agreement and perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Komag. This Agreement constitutes the legal, valid and binding obligation of Komag, enforceable against Komag in accordance with its terms.

           11.B. NON-CONTRAVENTION; CONSENTS. The execution and delivery by Komag of this Agreement and the performance by Komag of its obligations hereunder will not directly or indirectly (with or without notice or lapse of time): (a) in any material respect contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of this Agreement or to exercise any remedy or obtain any relief under, any legal requirement or any Order to which Komag, or any of the Transferred Assets, is subject; or (b) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any contract or arrangement that Komag has filed or is required to file with the SEC pursuant to the Securities Exchange Act of 1934, as amended, to which Komag is a party or by which it is bound. Komag is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution, delivery and performance of this Agreement.

           11.C. THIRD PARTY CLAIMS/ACTIONS. To Komag's knowledge, there are no adverse third party actions or claims pending against Komag in any court or by or before any Governmental Entity with respect to the Transferred Assets, and no such actions or claims have been served on Komag. To Komag's knowledge, there are no other actions, suits, proceedings, claims or investigations pending or threatened against Komag, nor has Komag received notice of any of the foregoing, with respect to the transactions contemplated hereby or materially affecting the value of the Transferred Assets or which, if adversely determined, would prevent Komag from consummating the transactions contemplated hereby.

           11.D. TAX LIABILITIES. Komag has duly paid all taxes and other governmental charges, if any, due and payable based on Komag's ownership or use of the Transferred Assets prior to the date hereof. Neither the Internal Revenue Service nor any other taxing authority has in the past asserted or is now asserting, or to Komag's knowledge, is threatening to assert against Komag, any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith with respect to the Transferred Assets.

           11.E. THIRD PARTY CONTRACTS. There are no outstanding contracts, leases, instruments, obligations, commitments, understandings or agreements, whether written or oral, to which Komag is a party and to which the Transferred Assets will be subject subsequent to the



                                       3.

Closing. Komag has no agreement with any third party that will obligate Chahaya to make any payments or perform any other obligations to any third parties with respect to the Transferred Assets.

           11.F. TITLE TO TRANSFERRED ASSETS. Komag or HMT owns all right, title and interest in and to the Transferred Assets, free and clear of any security interests, claims, liens and other encumbrances and has all necessary right and authority to transfer ownership of the Transferred Assets to Chahaya as contemplated hereby. Without limiting the foregoing, Komag represents and warrants that it has not granted, transferred, conveyed or assigned to any party other than Chahaya any interest in or license to the Transferred IP. Upon execution and delivery of this Agreement and the Bill of Sale, Chahaya will obtain and hold valid title to the Transferred Assets, free and clear of any security interests, claims, liens and other encumbrances. All of the tangible Transferred Assets are, in all material respects, in good operating condition and state of repair (ordinary wear and tear excepted). To the knowledge of Komag the Transferred IP and the reproduction, use and distribution thereof do not infringe, misappropriate or violate the patents, copyright, trade secret rights or other intellectual property or proprietary rights of any person or entity. Komag has not received any communication from any third party alleging any such infringement, misappropriation or violation

           11.G. SUFFICIENCY OF TRANSFERRED ASSETS. The Transferred Assets and the Licensed Intellectual Property constitute in all material respects all of the assets currently used by Komag for the Fiber Optics Business.

           11.H. ORDERS, WRITS. Neither the execution and delivery of this Agreement by Komag nor the consummation of the transactions contemplated hereby by Komag will (i) conflict with the certificate of incorporation or by-laws of Komag; (ii) violate any order, writ, injunction or decree applicable to Komag;
(iii) violate any provision of any material laws, rules or regulations to which Komag is subject; or (iv) violate, conflict with or result in any breach of or default under any material mortgage, indenture, contract, agreement, license, permit, instrument or trust to which Komag is a party or by which its properties are bound.

SECTION 12. REPRESENTATIONS AND WARRANTIES OF CHAHAYA. Chahaya represents and warrants to Komag as follows:

           12.A. DUE ORGANIZATION; AUTHORITY. Chahaya is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Chahaya has all necessary corporate power and authority to enter into this Agreement and perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Chahaya. This Agreement constitutes the legal, valid and binding obligation of Chahaya, enforceable against Chahaya in accordance with its terms.

           12.B. ORDERS, WRITS. Neither the execution and delivery of this Agreement by Chahaya nor the consummation of the transactions contemplated hereby by Chahaya will (i) conflict with the certificate of incorporation or by-laws of Chahaya; (ii) violate any order, writ, injunction or decree applicable to Chahaya; (iii) violate any provision of any material laws, rules or regulations to which Chahaya is subject; or (iv) violate, conflict with or result in any breach of



                                       4.

or default under any material mortgage, indenture, contract, agreement, license, permit, instrument or trust to which Chahaya is a party or by which its properties are bound.

           12.C. NON-CONTRAVENTION; CONSENTS. The consummation or performance by Chahaya of this Agreement will not directly or indirectly (with or without notice or lapse of time): (a) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge this Agreement or to exercise any remedy or obtain any relief under any Legal Requirement or any Order to which Chahaya is subject; or (b) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any contract to which Chahaya is a party or by which Chahaya is bound. Chahaya is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the consummation or performance by Chahaya of this Agreement.

SECTION 13. INDEMNIFICATION.

        Komag and Chahaya each agree to defend, indemnify and hold harmless the other from and against any and all losses, damages, claims, liabilities, obligations and expenses (including reasonable attorneys' fees), which the indemnified Party may suffer or incur as a result of any breach of any representation, warranty or covenant by the indemnifying Party. Komag further agrees to so indemnify and hold Chahaya harmless from and against any Liabilities of Komag; and Chahaya further agrees to so indemnify and hold Komag harmless from and against any Liabilities of Chahaya arising from Chahaya's conduct of the Fiber Optics Business or the use by Chahaya of the Transferred Assets or the Licensed Intellectual Property. It shall be a condition to the foregoing indemnification obligations that the indemnified Party (a) give the indemnifying Party prompt written notice of any claim or action in respect of which indemnification will be sought hereunder, (b) give the indemnifying Party sole control over the defense and settlement of such claim or action; provided, however, that in the event that the indemnified Party reasonably determines in good faith that such Party's interests with respect to such claim or action cannot appropriately be represented by the indemnifying Party, such indemnified Party shall have the right to assume control of the defense of such claim or action (or applicable portion thereof) and to have such indemnified Party's reasonable expenses reimbursed promptly with respect to such claim; and provided, further, that in the event that the indemnifying Party, within a reasonable time after notice of any such claim or action, fails to defend the indemnified Party, such indemnified Party (upon further notice to the indemnifying Party) will have the right to undertake the defense of such claim or action for the account of the indemnifying Party and to have such indemnified Party's reasonable expenses reimbursed promptly with respect to such claim or action, and (c) cooperate with the indemnifying Party, at the indemnifying Party's expense. In the defense and settlement of such claim or action. The indemnifying Party shall not be liable for any settlement agreed to without its prior written consent, not to be unreasonably withheld.

SECTION 14. CONFIDENTIALITY.

           14.A. By virtue of the Stock Purchase Agreement, this Agreement and the agreements attached hereto (the "Related Agreements"), each Party may be exposed to or provided with certain confidential and proprietary information of the other Party ("Confidential Information"). Confidential Information shall be designated as confidential in writing or, if disclosed orally, designated as confidential at the time of disclosure.



                                       5.

           14.B. Each Party will protect the other's Confidential Information from unauthorized dissemination and use with the same degree of care that each such Party uses to protect its own like information. No Party will use another's Confidential Information for purposes other than those expressly permitted under this Agreement and the Related Agreements. No Party will disclose to third parties another's Confidential Information without prior written consent of such other Party, except as required by law or by a Governmental Body, provided that, the Party that is so required to disclose the other Party's Confidential Information shall use reasonable efforts to notify the other Party in advance of such disclosure and to limit, through protective order or otherwise, the extent of such disclosure.

           14.C. The term "Confidential Information" shall not be deemed to include information which: (i) is now, or hereafter becomes, through no act or failure to act on the part of Receiving Party, generally known or available;
(ii) is known by the Receiving Party at the time of receiving such information as evidenced by its records; (iii) is hereafter furnished to the Receiving Party by a third party, as a matter of right and without restriction or disclosure; or
(iv) is the subject of a written permission to disclose provided by the Disclosing Party.

           14.D. The Parties expressly acknowledge and agree that any breach or threatened breach of this Article 10 may cause immediate and irreparable harm to the Disclosing Party which may not be adequately compensated by damages. Each Party therefore agrees that in the event of such breach or threatened breach and in addition to any remedies available at law, the Disclosing Party shall have the right to secure equitable and injunctive relief, without bond, in connection with such a breach or threatened breach.

SECTION 15. DEFINITIONS OF CERTAIN TERMS.

        11.1 CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

        11.2 CONTRACT. "Contract" shall mean any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

        11.3 ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, limited liability company, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

        11.4 GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any: (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

        11.5 GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other



                                       6.

jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); (d) multi-national organization or body; or (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

        11.6 INTELLECTUAL PROPERTY RIGHTS. "Intellectual Property Rights" shall mean worldwide, patents and all applications, continuations, continuations-in-part and extensions with respect thereto; copyrights and all other right of authorship, including all modifications, enhancements and improvements, and all applications, registrations and renewals with respect thereto; trade secrets; trademarks, service marks, logos and product names; and all other intellectual property rights and all rights to sue for and remedies against past, present and future infringements or misappropriations of the foregoing.

        11.7 LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

        11.8 LIABILITY. "Liability" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

        11.9 ORDER. "Order" shall mean any: (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or (b) Contract with any Governmental Body entered into in connection with any Proceeding.

           15.J. PERSON. "Person" shall mean any individual, Entity or Governmental Body.

           15.K. PROCEEDING. "Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or any arbitrator or arbitration panel.

SECTION 16. MISCELLANEOUS PROVISIONS.

           16.A. SURVIVAL OF REPRESENTATIONS.



                                       7.

                  (i) Any other provision hereof to the contrary notwithstanding, the parties agree that the representations and warranties of the Parties contained in Sections 7.3, 7.4, 7.6 and 7.8 of this Agreement shall survive in perpetuity after the Closing. All other representations and warranties contained in this Agreement and in any certificates delivered pursuant to this Agreement shall survive after Closing for a period of two (2) years regardless of any investigation made by either party prior to the date hereof or prior to the Closing.

                  (ii) Except for the representations and warranties set forth in this Agreement, NEITHER KOMAG NOR CHAHAYA MAKES ANY OTHER REPRESENTATION OR WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN PARTICULAR, KOMAG MAKES NO REPRESENTATION OR WARRANTY CONCERNING THE VALUE OR USEFULNESS OF THE TRANSFERRED ASSETS OR THE LICENSED INTELLECTUAL PROPERTY FOR THE FIBER OPTICS BUSINESS OR THE VALIDITY OR ENFORCEABILITY OF THE INTELLECTUAL PROPERTY RIGHTS INCLUDED THEREIN. KOMAG SHALL NOT BE LIABLE FOR ANY DIRECT OR INDIRECT DAMAGES ARISING IN ANY WAY OUT OF CHAHAYA'S USE OF THE TRANSFERRED ASSETS OR SUCH LICENSED INTELLECTUAL PROPERTY, INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOST PROFIT, LOST REVENUE, COST OF REPLACEMENT OR INFRINGEMENT OF ANY THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

           16.B. ASSIGNMENT. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. This Agreement may not be assigned by either party without the prior written consent of the other party; provided; however, that Chahaya shall have the right to assign its interest in this Agreement without the written consent of Komag, to any successor in interest to Chahaya's business that utilizes the Transferred Assets. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

           16.C. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California (excluding rules governing conflicts of laws).

           16.D. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           16.E. NOTICES. All notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile, with a confirmation receipt, at the address and number set forth below; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid. addressed to the parties as set forth below



                                       8.

with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.






                                       9.

           If to Chahaya:

                     Chahaya Optronics, Inc.
                     1055 Page Avenue
                     Fremont, California
                     Attention: President
                     Telephone: (510)
                     Facsimile: (510)

           With a copy to:

                     Cooley Godward LLP
                      Five Palo Alto Square

                     3000 El Camino Real
                     Palo Alto, California  94306-2155
                     Attention: James C. Kitch, esq.
                     Telephone:  (650) 843-5799
                     Facsimile:  (650) 849-7400

           If to Komag:

                     Komag, Incorporated
                     1710 Automation Parkway
                     San Jose, California 95131
                     Attention: President
                     Telephone:  (408) 576-2000
                     Facsimile:  (408) 944-9255

           With a copy to:

                     Wilson Sonsini Goodrich & Rosati
                      650 Page Mill Road

                     Palo Alto, California  94304
                     Attention: Kathleen B. Bloch
                     Telephone:  (650) 493-9300
                     Facsimile:  (650) 493-6811

        Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 7.4 by giving the other party written notice of the new address in the manner set forth above.

           16.F. ATTORNEY'S FEES. Each party shall bear its own expenses in connection with the negotiation, execution and delivery of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be



                                      10.

entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

           16.G. ENFORCEABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

           16.H. ENTIRE AGREEMENT. This Agreement, the Exhibits hereto and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

        12.9 AMENDMENT. No amendment of this Agreement shall be binding unless it is in writing and is signed by authorized representatives of both Parties.




                                      11.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.



CHAHAYA OPTRONICS, INC.                    KOMAG, INCORPORATED


By:                                        By:
   ---------------------------------          ---------------------------------

Title:                                     Title:
      ------------------------------             ------------------------------

Address: 1055 Page Avenue                  Address: 1710 Automation Parkway
         Fremont, California                        San Jose, California  95131






                                      12.

                                    EXHIBIT A

                                  BILL OF SALE


        Komag, Incorporated, a Delaware corporation, ("Komag"), and its subsidiary, HMT Technology Corporation, a Delaware corporation, for good and valuable consideration given pursuant to the Stock Purchase and Contribution Agreement, dated as of November 27, 2000, by and between Komag, Chahaya Optronics, Inc., a Delaware corporation ("Chahaya") and certain investors, and the Contribution Agreement, dated as of November 30, 2000, by and between Komag and Chahaya, does hereby assign, transfer, convey and deliver to Chahaya all of Komag's right, title and interest in and to the tangible personal property (the "Transferred Tangible Assets") described on EXHIBIT A hereto.


                                               Date: November 29, 2000

KOMAG, INCORPORATED, A DELAWARE CORPORATION


By:
   -----------------------------------------

Title: Chief Executive Officer, President
       -------------------------------------



HMT TECHNOLOGY CORPORATION, A DELAWARE CORPORATION

By:
   -----------------------------------------

Title: Chief Executive Officer, President
       -------------------------------------

STATE OF CALIFORNIA                     )
                                        )     ss.
COUNTY OF santa clara                   )


        I certify that I know or have satisfactory evidence that Thian Hoo Tan is the person who appeared before me, and said person acknowledged that said person signed this Bill of Sale, on oath stated that said person was authorized to execute this Bill of Sale and acknowledged it as the Chief Executive Officer and President of Komag, Incorporated to be the free and voluntary act of such entity for the uses and purposes mentioned in this Bill of Sale.

        Dated this 29th day of November, 2000.


-----------------------------------------
    (Signature of Notary Public)



      Elizabeth A. Parodi
-----------------------------------------
(legibly Print or Stamp Name of Notary)
Notary public in and for the State of California
My appointment expires April 18, 2001



                                       2.

                                    EXHIBIT B

                                 TRANSFERRED IP


Any and all inventions, trade secrets and know-how developed or acquired by Komag, Incorporated ("Komag") in the course of its activities in the Fiber Optics Business, including but not limited to, know-how designed and developed by Komag for one-channel to 48-channel fiber array connectors consisting of V-grooves etched into silicon to ensure accurate positioning of active fiber cores, fiber handling for proper alignment, and bonding techniques to ensure a consistent and reliable assembly. Such know-how includes tooling concepts and processes to mechanize and automate assembly processes.





                                       3.

                                    EXHIBIT C

                    FACILITIES SHARING AND SERVICES AGREEMENT


        THIS FACILITIES SHARING AND SERVICES AGREEMENT (the "Agreement") is entered into as of November 30, 2000 (the "EFFECTIVE DATE"), by and between KOMAG, INCORPORATED, a Delaware corporation ("KOMAG"), and CHAHAYA OPTRONICS, INC., a Delaware corporation ("CHAHAYA").

        WHEREAS, this Agreement is entered into in connection with the issuance of Series A Preferred Stock to Komag and a group of investors under that certain Stock Purchase and Contribution Agreement dated as of November 21, 2000 and in accordance with the requirements of Section 2 of the Contribution Agreement of even date herewith by and between the parties.

        NOW, THEREFORE, the parties hereby agree as follows:

SECTION 17. FACILITIES.

           17.A. SPACE COMMITMENT. During the Term of this Agreement (as defined below), Komag agrees to provide Chahaya and its affiliates with access to and the exclusive right to occupy and use in the conduct of its fiber optics components, systems and subsystems manufacturing business a combined aggregate of up to 60,000 square feet of space in Komag's owned or leased facilities in Fremont, California and Malaysia (the "Chahaya Space"). The initial allocation of space and subsequent adjustments shall be determined by mutual agreement from time to time between the parties, provided that at least fifty percent (50%) of the space shall be in Malaysia unless otherwise agreed. Komag agrees to use reasonable efforts to accommodate any specific space requests of Chahaya that are reasonably needed for Chahaya to meet its business objectives. Komag may from time to time relocate the Chahaya Space upon at least ninety (90) days written notice to Chahaya; provided, however, that Komag shall pay all relocation expenses incurred by Chahaya. The Chahaya Space will be provided to Chahaya free of any rent or other charges.

           17.B. FACILITIES SERVICES. Komag shall be responsible for all normal basic facilities operations, including but not limited to utilities, telephone service, network access, insurance, security, maintenance and janitorial services. Such services will be provided at no cost to Chahaya.

           17.C. COMMON SPACE. It is understood that the parties may share door access, reception, cafeteria, parking and other common areas. Chahaya agrees to abide by the reasonable rules and procedures of Komag and the rules and procedures of its landlord, if applicable, in the use of such spaces, which will be provided free of any rent or other charge to Chahaya.

           17.D. LEASE COMPLIANCE. Chahaya agrees to comply with the requirements of any lease agreement between Komag and its lessor governing the use of applicable space, as



                                       4.

necessary to prevent a breach of such lease agreement. Komag agrees to secure any required landlord consent under any such lease agreement.

           17.E. ADDITIONAL DOCUMENTS. If requested by Komag, its landlord or its lenders, Chahaya shall execute such other agreements, instruments and acknowledgements as any of them may reasonably request, to the extent the foregoing documents are necessary to carry out the transaction contemplated in this Agreement. Komag agrees to provide similar documentary accommodations if and as reasonably requested by Chahaya

SECTION 18. OTHER SERVICES.

           18.A. EQUIPMENT. During the Term, Komag agrees to make available to Chahaya for use in connection with its business access to specialized testing equipment and Komag's computing infrastructures that Komag presently maintains for its own business. Such access and use will be provided in a manner that does not disrupt or interfere with the ongoing operations of Komag but at no charge to Chahaya.

           18.B. CORPORATE. Komag also agrees to provide at no charge to Chahaya, reasonable transitional corporate and administrative services in such areas as accounting and human resources during the period reasonably necessary (not to exceed six (6) months) for Chahaya to establish its own corporate infrastructure capabilities. Such services to be provided will be as agreed to from time to time by the parties.

SECTION 19. TERM.

        This Agreement will become effective on the Effective Date and will continue in effect until December 31, 2002 (the "Term").

SECTION 20. NO WARRANTY.

        All services provided by Komag hereunder are provided as is, with no warranty, express, implied or statutory, of any kind. Except for the express obligations undertaken by Komag herein, Komag disclaims all warranties as to the nature or quality of such services. Chahaya assumes sole responsibility for determining whether such services are appropriate for Chahaya's requirements. KOMAG SHALL NOT BE RESPONSIBLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, INDIRECT OR PUNITIVE DAMAGES ARISING IN ANY WAY OUT OF THE USE OF SUCH SERVICES, INCLUDING, WITHOUT LIMITATION, DAMAGES OR LOST PROFIT, LOST REVENUE, LOSS OF USE, LOSS OF DATA, COSTS OF RECREATING LOST DATA, THE COST OF SUBSTITUTE SERVICES, OR CLAIMS BY ANY THIRD PARTY.

SECTION 21. GENERAL.

           21.A. GOVERNING LAW. This Agreement will be governed and construed in accordance with the laws of the State of California without giving effect to conflict of laws principles.

           21.B. INDEPENDENT CONTRACTORS. The parties are independent contractors, and no agency, partnership, franchise, joint venture or employment relationship is intended or created



                                       5.

by this Agreement. Neither party shall make any warranties or representations on behalf of the other party.

           21.C. ASSIGNMENT AND SUCCESSORS. Neither party may assign its rights or delegate its duties hereunder (except to an affiliated company, or to a successor in interest in the event of a merger, sale of assets of the business to which this Agreement is related, or consolidation) without the other party's prior written consent, and any purported attempt to do so is null and void. Subject to the above, this Agreement will bind and inure to the successors and assigns of Komag and Chahaya.

           21.D. SEVERABILITY AND SEPARABILITY. If any provision of this Agreement shall be declared or held invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not invalidate or render unenforceable the entirety of this Agreement, but rather, unless a failure of consideration would result, the entirety of this Agreement shall be construed as if not containing the particular invalid or unenforceable provision, and the rights and obligations of the parties shall be construed and enforced accordingly. No term or condition shall be dependent upon any other term or condition unless so expressed herein.

           21.E. FORCE MAJEURE. Neither party shall be liable to the other party, its members, customers or any other third party for any failure of performance hereunder due to causes beyond its reasonable control, including, but not limited to: acts of God, fire, explosion, vandalism, cable cut, storm or other similar catastrophes; any law, order, regulation, direction, action or request of the United States government, or of any other government, including state and local governments having jurisdiction over either of the parties, or of any department, agency, commission, court, bureau, corporation or other instrumentality of any one or more of said governments, or of any civil or military authority; national emergencies; insurrections; riots; wars; or strikes, lock outs, work stoppages or other labor difficulties. If any such event shall occur, Komag agrees to use commercially reasonable efforts to minimize the effect of such event on its performance under this Agreement and to fully restore its ability to perform as quickly as possible and, if such event has also affected Komag's other operations, to give no greater priority to its own affected operations than it gives to Chahaya's.

           21.F. NOTICES. All notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile, with a confirmation receipt, at the address and number set forth below; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid. addressed to the parties as set forth below with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.



                                       6.

           If to Chahaya:

                               Chahaya Optronics, Inc.
                               1055 Page Avenue
                               Fremont, California
                               Attention: President
                               Telephone: (510)
                               Facsimile: (510)

           With a copy to:

                               Cooley Godward LLP
                                Five Palo Alto Square

                               3000 El Camino Real
                               Palo Alto, California  94306-2155
                               Attention: James C. Kitch, Esq.
                               Telephone:  (650) 843-5027
                               Facsimile:  (650) 849-7400

           If to Komag:

                               Komag , Incorporated
                               1710 Automation Parkway
                               San Jose, California 95131
                               Attention: President
                               Telephone:  (408) 576-2000
                               Facsimile:  (408) 944-9255

           With a copy to:

                               Wilson Sonsini Goodrich & Rosati
                               650 Page Mill Road
                               Palo Alto, California  94304
                               Attention: Kathleen B. Bloch
                               Telephone:  (650) 493-9300
                               Facsimile:  (650) 493-6811

        Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 4.5 by giving the other party written notice of the new address in the manner set forth above.

           21.G. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding and agreement of the parties, and supersedes any and all oral or written agreements or



                                       7.

understandings between the parties, as to the subject matter of the Agreement. This Agreement may be changed only by a writing signed by both parties.

           21.H. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterpart copies, each of which shall be deemed an original, but which taken together shall constitute a single instrument. The parties expressly authorize the use of facsimile counterparts, as a valid method of execution; however, the parties agree to cooperate in good faith to provide each other with a fully executed original of this Agreement within four (4) business days of any facsimile counterpart execution.

           21.I. HEADINGS. All paragraph and section headings and captions used herein are for the convenience of the parties only and shall not be part of the text hereof or deemed in any way to limit or affect the meaning of this Agreement.

           21.J. WAIVERS AND FAILURE TO ASSERT RIGHT. Either party may at any time waive any of the provisions of this Agreement, but any such waivers shall be reduced to writing and duly executed and delivered by authorized representatives of the parties. The failure of either party to enforce at any time any of the provisions of this Agreement shall not constitute or be construed to be a waiver of such provisions or of the right of such party thereafter to enforce any such provisions.



                                       8.

        IN WITNESS WHEREOF, Komag and Chahaya have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.

CHAHAYA OPTRONICS, INC.                      KOMAG, INCORPORATED

By:                                          By:
   -------------------------------              -------------------------------
Name:                                        Name:
     -----------------------------                -----------------------------
Title:                                       Title:
      ----------------------------                 ----------------------------




           [Facilities Sharing and Services Agreement Signature Page]

                                    EXHIBIT D



                                       9.

                                    EXHIBIT D

                        MANUFACTURING SERVICES AGREEMENT


        THIS MANUFACTURING SERVICES AGREEMENT (the "AGREEMENT"), dated as of November , 2000 (the "EFFECTIVE DATE"), is entered into by and between KOMAG, INCORPORATED, a Delaware corporation ("KOMAG"), and CHAHAYA OPTRONICS, INC., a Delaware corporation ("CHAHAYA"). The parties hereto are also referred to in this Agreement individually as a "Party" and collectively as the "Parties."

        WHEREAS, this Agreement is entered into in connection with the issuance by Chahaya of Series A Preferred Stock to Komag and a group of investors under that certain Stock Purchase and Contribution Agreement dated as of November 21, 2000 pursuant to the requirements of Section 2 of the Contribution Agreement of even date herewith by and between the Parties.

        NOW, THEREFORE, the Parties hereby agree as follows:

1. MANUFACTURING SERVICES. Komag hereby agrees to engage Chahaya, and Chahaya hereby agrees to provide to Komag, manufacturing services for the production of finished thin-film media ("Disks") as described and on the terms and conditions set forth below.

        1.1 SCOPE OF SERVICES. Chahaya will provide direct labor and materials procurement services (the "Manufacturing Services") that are necessary and sufficient to support the production for Komag of approximately 2,400,000 Disks during the calendar quarter ending March 31, 2001 and approximately 2,400,000 Disks during the calendar quarter ending June 30, 2001. The Manufacturing Services will be performed using the production equipment owned and currently operated by Komag in Komag's manufacturing facilities in Fremont, California and polished nickel substrates to be provided by Komag. The Manufacturing Services will include routine, day-to-day maintenance of Komag's production equipment, which will remain the property of Komag, but any necessary repairs or replacements will be the sole responsibility of Komag. Komag will also be directly responsible for all facilities-related expenses, including but not limited to utilities, environmental health and safety, janitorial and security expenses.

        1.2 COORDINATION AND SUPERVISION. The Parties agree to coordinate scheduling for the Manufacturing Services in a manner that ensures the continuous and efficient production of Disks consistent with the present intention of Komag to discontinue the production of Disks in its California facilities on or about June 30, 2001. Chahaya will perform the Manufacturing Services utilizing the production processes and procedures that are currently used by Komag in Disk production, subject to such modifications and changes as Komag may reasonably require in written instructions to Chahaya. Based on its utilization of former employees of Komag to be transferred to Chahaya pursuant to the Employee Matters Agreement of even date hereof, Chahaya will use commercially reasonable efforts to provide the Manufacturing Services at a level of quality and professionalism that is reasonably consistent with the manner in which such activities are currently performed by Komag.



                                       2.

        1.3 LIMITATIONS. Subject to the foregoing, Chahaya makes no representation or warranty with respect to the Manufacturing Services or the volume or quality of Disks that are produced using the Manufacturing Services and assumes no obligation or liabilities to any customers of Komag under Komag's customer contracts or otherwise.

2. PRICE AND PAYMENT. In consideration of performance of the Manufacturing Services, Komag shall compensate Chahaya as follows:

        2.1 COST REIMBURSEMENT. Komag shall reimburse Chahaya, promptly after demand by Chahaya, for one hundred percent (100%) of the direct costs it incurs in the performance of the Manufacturing Services under this Agreement. Such costs will consist of Chahaya's direct labor (including allocable overhead) and materials costs. Komag shall reasonably cooperate with Chahaya so that reimbursement to Chahaya is made on or about the date such costs are incurred by Chahaya. Following the end of each month, Komag and Chahaya shall conduct a review and reconciliation of costs actually incurred in such month to confirm the accuracy of, and if necessary, to adjust the reimbursements made by Komag to Chahaya during such month.

        2.2 SERVICE FEE. In addition to the foregoing, Komag will pay to Chahaya a manufacturing services fee of Four Million Dollars ($4,000,000) which shall be payable in installments as follows: (i) one installment of Two Million Dollars ($2,000,000) on or before June 30, 2001 and (ii) one installment of Two Million Dollars ($2,0000,000) on or before December 31, 2001.

3. INDEMNIFICATION; DISCLAIMERS AND LIMITATIONS.

        3.1 INDEMNIFICATION. Komag hereby agrees to defend, indemnify and hold harmless Chahaya, its employees, officers, directors, shareholders, successors, affiliates and assigns from and against any and all expenses, costs, losses or damages that arise out of any claim, action or cause of action ("Claim") brought by any third party based on any damages or injuries to property or persons relating to or arising out of the performance of the Manufacturing Services, except to the extent that such Claims are attributable to the gross negligence or willful misconduct of Chahaya or its employees, officers, directors, shareholders, successors, affiliates or assigns, provided that: (a) Chahaya gives Komag reasonable notice of any Claim; and (b) Chahaya provides Komag with the assistance, information and authority necessary to perform the above. Komag shall reimburse reasonable out-of-pocket expenses incurred by Chahaya in providing such assistance. Chahaya shall have the right to participate, at its own expense, in any Komag defense and/or settlement of any Claim. Chahaya hereby agrees to defend, indemnify and hold harmless Komag, its employees, officers, directors, shareholders, successors, affiliates and assigns from and against any and all expenses, costs, losses or damages that arise out of any Claim brought by any third party based on any damages or injuries to property or persons relating to or arising out of the performance of the Manufacturing Services and attributable to the gross negligence or willful misconduct of Chahaya or its employees, officers, directors, shareholders, successors, affiliates or assigns, provided that: (a) Komag gives Chahaya reasonable notice of any Claim; and (b) Komag provides Chahaya with the assistance, information and authority necessary to perform the above. Chahaya shall reimburse reasonable out-of-pocket expenses incurred by Komag in providing such assistance. Komag shall have the right to participate, at its own expense, in any Chahaya defense and/or settlement of any Claim.



                                       3.

        3.2 DISCLAIMER OF IMPLIED WARRANTY. CHAHAYA MAKES NO WARRANTY, REPRESENTATION OR PROMISE NOT EXPRESSLY SET FORTH IN THIS AGREEMENT WITH RESPECT TO THE DISKS OR MANUFACTURING SERVICES. CHAHAYA EXPRESSLY DISCLAIMS AND EXCLUDES ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS OF THE DISKS FOR A PARTICULAR PURPOSE.

        3.3 LIMITATION OF LIABILITY. CHAHAYA SHALL NOT BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, INDIRECT OR PUNITIVE DAMAGES ARISING IN ANY WAY OUT OF THE USE OF THE DISKS, THE MANUFACTURING SERVICES OR THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOST PROFIT, LOST REVENUE, LOSS OF USE, LOSS OF DATA, COSTS OF RECREATING LOST DATA, THE COST OF ANY SUBSTITUTE EQUIPMENT, PROGRAM, OR DATA, OR CLAIMS BY ANY THIRD PARTY. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE LIMITATIONS ON LIABILITY CONTAINED HEREIN SHALL NOT APPLY TO CHAHAYA'S INDEMNIFICATION OBLIGATIONS HEREUNDER OR TO LIABILITY ARISING FROM CHAHAYA'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

4. MISCELLANEOUS PROVISIONS.

        4.1 NOTICES. All notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other Party; (b) when received when sent by facsimile, with a confirmation receipt, at the address and number set forth below; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other Party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid addressed to the Parties as set forth below with next business day delivery guaranteed, provided that the sending Party receives a confirmation of delivery from the delivery service provider.

           If to Chahaya:

                               Chahaya Optronics, Inc.
                               1055 Page Avenue
                               Fremont, California
                               Attention: President
                               Telephone: (510)
                               Facsimile: (510)



                                       4.

           With a copy to:

                               Cooley Godward LLP
                               Five Palo Alto Square
                               3000 El Camino Real
                               Palo Alto, California  94306-2155
                               Attention: James C. Kitch, Esq.
                               Telephone:  (650) 843-5027
                               Facsimile:  (650) 849-7400

           If to Komag:

                               Komag , Incorporated
                               1710 Automation Parkway
                               San Jose, California 95131
                               Attention: President
                               Telephone:  (408) 576-2000
                               Facsimile:  (408) 944-9255

           With a copy to:

                               Wilson Sonsini Goodrich & Rosati
                               650 Page Mill Road
                               Palo Alto, California  94306
                               Attention: Kathleen B. Bloch, Esq.
                               Telephone:  (650) 493-9300
                               Facsimile:  (650) 493-6811

        Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A Party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 4.1 by giving the other Party written notice of the new address in the manner set forth above.

        4.2 GOVERNING LAW. This Agreement, and the application or interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of California (without giving effect to principles of conflicts of laws).

        4.3 ENTIRE AGREEMENT. This Agreement, together with the Contribution Agreement and the Stock Purchase and Contribution Agreement, and attachments to the foregoing, constitutes the entire Agreement between the Parties hereto. No modification of this Agreement shall be binding unless it is in writing and is signed by authorized representatives of both Parties.

        4.4 WAIVERS. No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by a duly authorized representative of the Party



                                       5.

waiving such right, and no waiver of any past or present right arising from any breach or failure to perform shall be deemed to be a waiver of any future right arising under this Agreement.

        4.5 ASSIGNMENT. Neither Party may assign its rights or delegate its duties under this Agreement (except to an affiliated company, or to a successor in interest in the event of a merger, sale of assets of the business to which this Agreement is related, or consolidation) without the prior written consent of the other Party, which consent shall not be unreasonably withheld, and any attempt to do so is null and void. Subject to the above, this Agreement will be binding upon, shall inure to the benefit of, and shall be enforceable by the respective successors and permitted assigns of each of the Parties.

        4.6 SEVERABILITY. If any provision of this Agreement is invalid or unenforceable, that provision shall be construed, limited, modified or, if necessary, severed, to the extent necessary to eliminate its invalidity or unenforceability, and the other provisions of this Agreement shall remain in full force and effect.

        4.7 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

        4.8 FORCE MAJEURE. If by reason of labor disputes, strikes, lockouts, riots, war, inability to obtain labor or materials, earthquake, fire or other action of the elements, accidents, governmental restrictions, appropriation or other causes beyond the control of Chahaya hereto (each, a "Force Majeure Event"), Chahaya is unable to perform in whole or in part its obligations as set forth in this Agreement, then Chahaya shall be relieved of those obligations to the extent it is so unable to perform, and such inability to perform shall not, to such extent, make Chahaya liable to Komag.



                                       6.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in triplicate by their duly authorized representatives as of the Effective Date.



KOMAG, INCORPORATED                          CHAHAYA OPTRONICS, INC.

By:                                          By:
   -------------------------------              -------------------------------
Name:                                        Name:
     -----------------------------                -----------------------------
Title:                                       Title:
      ----------------------------                 ----------------------------




                                       7.

                                    EXHIBIT E
--------------------------------------------------------------------------------



                           EMPLOYEE MATTERS AGREEMENT

                                    between:

                               KOMAG INCORPORATED,

                             a Delaware corporation;

                                       and

                             CHAHAYA OPTRONICS, INC.

                             a Delaware corporation


                          -----------------------------

                          Dated as of November 30, 2000

                          ----------------------------



--------------------------------------------------------------------------------



                                       8.

                           EMPLOYEE MATTERS AGREEMENT


        THIS EMPLOYEE MATTERS AGREEMENT (this "Agreement") is entered into on November 30, 2000, between Komag Incorporated, a Delaware corporation ("KOMAG"), and Chahaya Optronics, Inc., a Delaware corporation ("Chahaya"). Capitalized terms used herein and not otherwise defined, shall have the respective meanings assigned to them in Article I hereof.

        WHEREAS, the Board of Directors of KOMAG has determined that it is in the best interests of KOMAG and its stockholders to make certain contributions of capital and to facilitate the transfer of certain employees to the Chahaya Business; and

        WHEREAS, in furtherance of the foregoing, KOMAG and Chahaya have agreed to enter into this Agreement addressing certain matters of employee compensation;

        NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        Wherever used in this Agreement, the following terms shall have the meanings indicated below, unless a different meaning is plainly required by the context. The singular shall include the plural, unless the context indicates otherwise. Headings of sections are used for convenience of reference only, and in case of conflict, the text of this Agreement, rather than such headings, shall control:

        1.1 AFFILIATE. "Affiliate" means, with respect to KOMAG, any entity in which KOMAG holds at least fifty percent (50%) ownership, and with respect to Chahaya, any entity in which Chahaya holds at least fifty percent (50%) ownership.

        1.2 AGREEMENT. "Agreement" means this Employee Matters Agreement and all amendments made hereto from time to time.

        1.3 ANCILLARY AGREEMENTS. "Ancillary Agreements" means all of the underlying agreements, documents and instruments referred to, contemplated by, or made a part of the Contribution Agreement.

        1.4 CHAHAYA BUSINESS. "Chahaya Business" means the business and operations of the Chahaya Group following the Date of this Agreement.

        1.5 CHAHAYA EMPLOYEE. "Chahaya Employee" or "Chahaya Transferred Employee" means any individual who is: (a) either actively employed by, or on an approved leave of absence from, the Chahaya Group on the Payroll Date; or (b) any other employee or group of employees designated as Chahaya Employees (as of the date specified therein) by KOMAG and Chahaya by mutual agreement. Notwithstanding the foregoing,



                                       1.

                "Chahaya Employee" or "Chahaya Transferred Employee" shall not include, unless otherwise expressly provided to the contrary in this Agreement, (i) an individual who is a KOMAG Employee at the Payroll Date, (ii) an individual who was not employed by the KOMAG Group prior to the Payroll Date, or (iii) an individual who was a KOMAG Terminated Employee as of the Payroll Date and who is subsequently hired by any member of the Chahaya Group.

        1.6 CHAHAYA GROUP. "Chahaya Group" means Chahaya and each Subsidiary and Affiliate of Chahaya as of or after the Payroll Date, or that becomes a Subsidiary or Affiliate of Chahaya after the Payroll Date, but only during the time that such Person is a Subsidiary or Affiliate of Chahaya.

        1.7 CHAHAYA. "Chahaya" means Chahaya Optronics, Inc., a Delaware corporation. In all such instances in which Chahaya is referred to in this Agreement, it shall also be deemed to include a reference to each member of the Chahaya Group, unless it specifically provides otherwise.

        1.8 CODE. "Code" means the Internal Revenue Code of 1986, as amended.

        1.9 CONTRIBUTION AGREEMENT. "Contribution Agreement" means the Contribution Agreement to which this Agreement is an Exhibit.

        1.10 CONTRIBUTION. "Contribution" means the contribution and transfer of assets from KOMAG to Chahaya, as detailed in the Contribution Agreement.

        1.11    DOL. "DOL" means the United States Department of Labor.

        1.12 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

        1.13 FMLA. "FMLA" means the Family and Medical Leave Act of 1993, as amended from time to time.

        1.14    IRS. "IRS" means the United States Internal Revenue Service.

        1.15 KOMAG EMPLOYEE. "KOMAG Employee" means an individual who, at and subsequent to the Payroll Date, is: (a) either actively employed by, or on an approved leave of absence from, the KOMAG Group;
                (b) a KOMAG Terminated Employee; or (c) an employee or group of employees designated in writing as KOMAG Employees by KOMAG and Chahaya, by mutual agreement.

        1.16 KOMAG GROUP. "KOMAG Group" means KOMAG and each Subsidiary and Affiliate of KOMAG (or any predecessor organization thereof).

        1.17 KOMAG TERMINATED EMPLOYEE. "KOMAG Terminated Employee" means any individual who is a former employee of the KOMAG Group and who, on the Payroll Date, is not a Chahaya Transferred Employee.



                                       2.

        1.18 KOMAG. "KOMAG" means Komag Incorporated, a Delaware corporation. In all such instances in which KOMAG is referred to in this Agreement, it shall also be deemed to include a reference to each member of the KOMAG Group, unless it specifically provides otherwise; KOMAG shall be solely responsible to Chahaya for ensuring that each member of the KOMAG Group complies with the applicable terms of this Agreement.

        1.19 LIABILITIES. "Liabilities" means all debts, liabilities, guarantees, assurances, commitments, and obligations, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including, without limitation, whether arising out of any Contract or tort based on negligence or strict liability) and whether or not the same would be required by generally accepted principles and accounting policies to be reflected in financial statements or disclosed in the notes thereto. "Contract" means any contract, agreement, lease, license, sales order, purchase order, instrument or other commitment that is binding on any Person or any part of its property under applicable law.

        1.20 MATERIAL FEATURE. "Material Feature" means any feature of a Plan that could reasonably be expected to be of material importance to the sponsoring employer or the participants (or their dependents or beneficiaries) (in the aggregate) of that Plan, which could include, depending on the type and purpose of the particular Plan, the class or classes of employees eligible to participate in such Plan, the nature, type, form, source, and level of benefits provided under such Plan, the amount or level of contributions, if any, required to be made by participants (or their dependents or beneficiaries) to such Plan, and the cost, administrative responsibilities, and other obligations of the Plan's sponsor or Participating Company.

        1.21 OPTION. "Option," when immediately preceded by "KOMAG," means an option to purchase KOMAG common stock pursuant to a Stock Plan. When immediately preceded by "Chahaya," "Option" means an option to purchase Chahaya common stock pursuant to a Stock Plan.

        1.22    PARTICIPATING COMPANY. "Participating Company" means: (a) KOMAG;
                (b) any Person (other than an individual) that KOMAG has approved for participation in, has accepted participation in, and which is participating in, a Plan sponsored by KOMAG; or (c) any Person (other than an individual) which, by the terms of such Plan, participates in such Plan or any employees of which, by the terms of such Plan, participate in or are covered by such Plan.

        1.23 PAYROLL DATE. "Payroll Date" means January 1, 2001, or such other date mutually selected by Chahaya and KOMAG on which Chahaya Employees are added to Chahaya's payroll.

        1.24 PERSON. "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an



                                       3.

                unincorporated organization, and a governmental entity or any department, agency or political subdivision thereof.

        1.25 PLAN. "Plan" means any plan, policy, program, payroll practice, arrangement, contract, trust, insurance policy, or any agreement or funding vehicle providing compensation or benefits to employees, former employees or directors of KOMAG or Chahaya.

        1.26 SEC. "SEC" means the United States Securities and Exchange Commission.

        1.27 SECTION 401(k) PLAN. "Section 401(k) Plan," when immediately preceded by "KOMAG," means any 401(k) plan sponsored by the KOMAG Group (including the former HMT Technology Corporation 401(k) plan). When immediately preceded by "Chahaya," "Section 401(k) Plan" means the defined contribution plan to be established by Chahaya pursuant to Section 2.2 and Article III.

        1.28 SEVERANCE PLAN. "Severance Plan," when immediately preceded by "KOMAG," means the KOMAG Severance Plan. When immediately preceded by "Chahaya," "Severance Plan" means the severance plan to be established by Chahaya pursuant to Sections 2.2 and
                Article IV that corresponds to the KOMAG Severance Plan.

        1.29 STOCK PLAN. "Stock Plan," when immediately preceded by "KOMAG," means any plan, program or arrangement, pursuant to which employees and other service providers hold Options, KOMAG restricted stock, or other KOMAG equity incentives. When immediately preceded by "Chahaya," "Stock Plan" means plans, programs or arrangements to be established by Chahaya pursuant to Section 2.2.

        1.30 SUBSIDIARY. "Subsidiary" means, with respect to any specified Person, any corporation, any limited liability company, any partnership or other legal entity of which such Person or its Subsidiaries owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interest entitled to vote on the election of the members of the board of directors or similar governing body.

                                   ARTICLE II

                               GENERAL PRINCIPLES

        2.1 KOMAG LIABILITIES. Except as specified otherwise in this Agreement, or as mutually agreed upon by Chahaya and KOMAG from time to time, KOMAG agrees to pay, perform, fulfill and discharge any and all Liabilities to or relating to each Chahaya Employee, arising out of or resulting from his or her employment by the KOMAG Group before becoming a Chahaya Employee (including Liabilities arising under or relating to KOMAG Plans).

        2.2     ESTABLISHMENT OF CHAHAYA PLANS.



                                       4.

                (a) SEVERANCE PLAN. Except as specified otherwise in this Agreement, effective as of the Payroll Date or such other date(s) as KOMAG and Chahaya may mutually agree, Chahaya shall adopt the Chahaya Severance Plan.

                (b) SECTION 401(k) PLAN. Except as specified otherwise in this Agreement, effective as of the Payroll Date or such other date(s) as KOMAG and Chahaya may mutually agree, Chahaya shall adopt the Chahaya Section 401(k) Plan.

                (c) EQUITY AND OTHER COMPENSATION. Except as specified otherwise in this Agreement, effective on or before the Payroll Date or such other date(s) as KOMAG and Chahaya may mutually agree, Chahaya shall adopt the Chahaya Stock Plan.

                (d) OTHER PLANS. Except as specified otherwise in this Agreement, Chahaya shall have the absolute discretion to adopt other Plans that are directly associated with Chahaya's payroll system or as otherwise may be determined to be appropriate.

                (e) CHAHAYA UNDER NO OBLIGATION TO MAINTAIN PLANS. Except as specified otherwise in this Agreement, nothing in this Agreement shall preclude Chahaya, at any time after the Payroll Date, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Chahaya Plan, any benefit under any Chahaya Plan or any trust, or funding vehicle related to any Chahaya Plan (to the extent permitted by law).

        2.3     CHAHAYA'S PARTICIPATION IN KOMAG PLANS.

                (a) PARTICIPATION IN KOMAG PLANS. KOMAG and Chahaya may mutually agree in writing, effective as of the Payroll Date, that Chahaya shall become a Participating Company in any of the KOMAG Plans in effect as of the Payroll Date.

                (b) KOMAG'S GENERAL OBLIGATIONS AS PLAN SPONSOR. To the extent that Chahaya is a Participating Company in any KOMAG Plan(s), KOMAG shall continue to administer, or cause to be administered, in accordance with their terms and applicable law, such KOMAG Plan(s). KOMAG shall not, without first consulting with Chahaya, amend any Material Feature of any KOMAG Plan in which Chahaya is a Participating Company, except to the extent such amendment would not affect any benefits of Chahaya Employees under such Plan or as may be necessary or appropriate to comply with applicable law.

                (c) CHAHAYA'S GENERAL OBLIGATIONS AS PARTICIPATING COMPANY. Chahaya shall perform with respect to its participation in the KOMAG Plans, the duties of a Participating Company as set forth in each such Plan or any procedures adopted pursuant thereto, including (without limitation): (i) assisting in the administration of claims, to the extent requested by the claims administrator of the applicable KOMAG Plan; (ii) cooperating fully with KOMAG Plan auditors, benefit personnel and benefit vendors; (iii) preserving the confidentiality of all financial arrangements KOMAG has or may have with any vendors, claims administrators, trustees or any other entity or individual with whom KOMAG has entered into an agreement relating to the KOMAG Plans; and (iv) preserving the confidentiality of participant information (including, without limitation,



                                       5.

                        health information in relation to FMLA leaves) to the extent not specified otherwise in this Agreement. Chahaya shall reimburse KOMAG for the costs of Chahaya's participation in the KOMAG Plans promptly upon demand from KOMAG.

        2.4 TERMS OF PARTICIPATION BY CHAHAYA TRANSFERRED EMPLOYEES IN CHAHAYA PLANS. As of the Payroll Date or such later date that applies to the particular Chahaya Plan established thereafter, the Chahaya Plans shall not provide benefits that duplicate benefits provided by, the corresponding KOMAG Plans. KOMAG and Chahaya shall agree on methods and procedures, including amending the respective Plan documents, to prevent Chahaya Transferred Employees from receiving duplicate benefits from the KOMAG Plans and the Chahaya Plans.

                                   ARTICLE III

                               SECTION 401(k) PLAN

        3.1 SECTION 401(k) PLAN AND TRUST. Effective as of the Payroll Date, Chahaya shall establish, or cause to be established, a separate retirement benefits plan and trust, which plan is intended to be qualified under Code Section 401(a), which trust is intended to be exempt from federal income taxation under Code Section 501(a)(1), and forming the Chahaya Section 401(k) Plan.

        3.2 SECTION 401(k) PLAN: TRANSFER OF ASSETS. Effective as of the Payroll Date: (i) KOMAG shall use its commercially reasonable best efforts to cause the accounts of the Chahaya Transferred Employees under the KOMAG Section 401(k) Plan(s) that are held by its related trust(s) as of the Payroll Date to be transferred to the Chahaya Section 401(k) Plan and its related trust, and
                (ii) Chahaya shall cause such transferred accounts to be accepted by such plan and its related trust. The Chahaya Transferred Employees participating in the KOMAG Section 401(k) Plan on the Payroll Date automatically shall be enrolled in the Chahaya Section 401(k) Plan. All elections or other decisions by Chahaya Transferred Employees in effect as of the Date of this Agreement under the KOMAG Section 401(k) Plan shall be effective under the Chahaya Section 401(k) Plan. As soon as reasonably practicable after the Date of this Agreement, Chahaya shall use its commercially reasonable best efforts to enter into agreements satisfactory to Chahaya to accomplish such assumption and transfer, the maintenance of the necessary participant records, the appointment of an initial trustee under the Chahaya
                Section 401(k) Plan, and the engagement of an initial recordkeeper under the Chahaya Section 401(k) Plan. Chahaya and KOMAG each agree to use their commercially reasonable best efforts to accomplish this transfer.

                                   ARTICLE IV

                                 SEVERANCE PLAN

        4.1 CHAHAYA SEVERANCE PLAN. Effective as of the Payroll Date, Chahaya shall establish, or cause to be established, the Chahaya Severance Plan for the benefit of Chahaya Transferred Employees.



                                       6.

        4.2 ALLOCATION OF EXPENSES. Except as otherwise provided in this Agreement or in any underlying service level agreement between KOMAG and Chahaya relating to the Contribution, all costs and expenses incurred by Chahaya prior to August 16, 2001, in connection with benefits paid under the Chahaya Severance Plan to Chahaya Transferred Employees shall be reimbursed by KOMAG. KOMAG shall reimburse Chahaya as promptly as possible for any and all costs and expenses incurred by Chahaya prior to August 16, 2001, under the Chahaya Severance Plan.

        4.3 REIMBURSEMENT EXCEPTION. KOMAG and Chahaya agree that KOMAG will not be obligated to reimburse Chahaya for any amounts paid under the Chahaya Severance Plan to the individuals listed on Schedule
                4.3 of this Agreement or (ii) any employee of Chahaya who is not a Chahaya Transferred Employee.

                                    ARTICLE V

                               EQUITY COMPENSATION

        5.1     CHAHAYA OPTION GRANTS.

                (a) Chahaya shall grant to each Chahaya Transferred Employee, a Chahaya Option under the Chahaya Stock Plan.

                (b) Each Chahaya Option shall provide for the purchase of a number of shares of Chahaya common stock established by the Chahaya Board of Directors.

                (c) The per-share exercise price of each Chahaya Option shall be established by the Chahaya Board of Directors.

        5.2 TERMINATION OF KOMAG OPTIONS. Komag Options held by Chahaya Transferred Employees shall terminate in accordance with each such Komag Option's terms.

                                   ARTICLE VI

                            ADMINISTRATIVE PROVISIONS

        6.1 SHARING OF PARTICIPANT INFORMATION. KOMAG and Chahaya shall share, or cause to be shared, all participant information that is necessary or appropriate for the efficient and accurate administration of each of the KOMAG Plans and the Chahaya Plans. KOMAG and Chahaya and their respective authorized agents shall, subject to applicable laws of confidentiality and data protection, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other party or its agents, to the extent necessary or appropriate for such administration.

        6.2 REPORTING AND DISCLOSURE COMMUNICATIONS TO PARTICIPANTS. While Chahaya is a Participating Company in the KOMAG Plans, Chahaya shall take, or cause to be taken, all actions necessary or appropriate to facilitate the Contribution of all KOMAG
                Plan-



                                       7.

                related communications and materials to employees, participants and beneficiaries, including (without limitation) summary plan descriptions and related summaries of material modification(s), summary annual reports, investment information, prospectuses, notices and enrollment material for the KOMAG Plans and Chahaya Plans.

        6.3 BENEFICIARY DESIGNATIONS. All beneficiary designations made by Chahaya Employees for the KOMAG Plans shall be transferred to and be in full force and effect under the corresponding Chahaya Plans until such beneficiary designations are replaced or revoked by the Chahaya Transferred Employee who made the beneficiary designation.

        6.4 REQUESTS FOR IRS AND DOL OPINIONS. KOMAG and Chahaya shall make such applications to regulatory agencies, including the IRS and DOL, as may be necessary or appropriate. Chahaya and KOMAG shall cooperate fully with one another on any issue relating to the transactions contemplated by this Agreement for which KOMAG and/or Chahaya elects to seek a determination letter or private letter ruling from the IRS or an advisory opinion from the DOL.

        6.5 FIDUCIARY MATTERS. KOMAG and Chahaya each acknowledge that actions contemplated to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable law, and no party shall be deemed to be in violation of this Agreement if such party fails to comply with any provisions hereof based upon such party's good faith determination that to do so would violate such a fiduciary duty or standard.

        6.6 CONSENT OF THIRD PARTIES. If any provision of this Agreement is dependent on the consent of any third party (such as a vendor) and such consent is withheld, KOMAG and Chahaya shall use their commercially reasonable best efforts to implement the applicable provisions of this Agreement. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, KOMAG and Chahaya shall negotiate in good faith to implement the provision in a mutually satisfactory manner.

                                  ARTICLE VII

                           EMPLOYMENT-RELATED MATTERS

        7.1 TERMS OF CHAHAYA EMPLOYMENT. Except as specified otherwise in this Agreement, nothing in this Agreement shall preclude Chahaya, from altering in any respect, the terms and conditions of employment of any Chahaya Transferred Employee, including, without limitation, his or her pay and benefits in the aggregate. Chahaya Transferred Employees shall be required to execute a new agreement regarding confidential information and proprietary developments in a form approved by Chahaya. In addition, nothing in the Contribution Agreement, this Agreement, or any Ancillary Agreement should be construed to change the at-will status of any of the employees of the KOMAG Group or the Chahaya Group.



                                       8.

        7.2 NON-SOLICITATION OF EMPLOYEES. KOMAG and Chahaya each agree not to directly solicit or recruit the other party's employees for a period of two (2) years following the Payroll Date, if such solicitation or recruitment would be disruptive or damaging or would interfere with the operation or business of the other party. Notwithstanding the foregoing, this prohibition on solicitation does not apply to actions taken by a party either:
                (a) as a result of an employee's affirmative response to a general recruitment effort carried out through a public solicitation or general solicitation, or (b) as a result of an employee's initiative, or (c) following termination of an employee's employment with KOMAG or Chahaya, as the case may be.

        7.3 U.S. WORK VISAS. KOMAG and Chahaya shall use their commercially reasonable best efforts to ensure that the work visas for Chahaya Employees who, on the Payroll Date, are employed in the U.S. pursuant to a work or training visa which authorizes employment only by the KOMAG Group, is amended or a new visa is granted to authorize employment by the Chahaya Group.

        7.4 CONFIDENTIALITY AND PROPRIETARY INFORMATION. No provision of this Agreement, the Contribution Agreement or any Ancillary Agreement shall be deemed to release any individual for any violation of the KOMAG non-competition guidelines or any agreement or policy pertaining to confidential or proprietary information of any member of the KOMAG Group, or otherwise relieve any individual of his or her obligations under such non-competition guideline, agreement, or policy.

        7.5     PAYROLL AND WITHHOLDING.

                (a) INCOME REPORTING, WITHHOLDING. KOMAG and Chahaya will use their commercially reasonable best efforts to cause the KOMAG payroll system either to be split into two separate systems on the Payroll Date or to transfer relevant data to a third party identified by Chahaya. Chahaya shall perform the income reporting and withholding function under its own employer identification number for Chahaya Employees and other service providers, commencing with service periods beginning on or after the Payroll Date. KOMAG shall perform the income reporting and withholding function for KOMAG Employees and other service providers.

                (b) DELIVERY OF, AND ACCESS TO, DOCUMENTS AND OTHER INFORMATION. Prior to the Payroll Date or as promptly thereafter as practicable, KOMAG shall cause to be delivered to Chahaya, the employee information set forth on all Forms W-4 executed by KOMAG Employees designated as Chahaya Employees as of the Payroll Date.

                (c) CONSISTENCY OF TAX POSITIONS; DUPLICATION. KOMAG and Chahaya shall individually and collectively make commercially reasonable best efforts to avoid unnecessarily duplicated federal, state or local payroll taxes, insurance or workers' compensation contributions, or unemployment contributions arising on or after the Payroll Date. KOMAG and Chahaya shall take consistent reporting and withholding positions with respect to any such taxes or contributions.



                                       9.

        7.6 PERSONNEL AND PAY RECORDS. KOMAG shall make reasonably available to Chahaya, subject to applicable laws on confidentiality and data protection, all current and historic forms, documents or information, no matter in what format stored, relating to pre-Payroll Date personnel, medical records, and payroll information. Such forms, documents or information may include, but is not limited to: (a) information regarding a Chahaya Employee's ranking or promotions; (b) the existence and nature of garnishment orders or other judicial or administrative actions or orders affecting an employee's or service provider's compensation; and (c) performance evaluations.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

        8.1 RELATIONSHIP OF PARTIES. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, the understanding and agreement being that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein.

        8.2 GOVERNING LAW. To the extent not preempted by applicable federal law, this Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of California, irrespective of the choice of law principles of the State of California, as to all matters, including matters of validity, construction, effect, performance and remedies.

        8.3 SEVERABILITY. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible and in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest possible extent.

        8.4 AMENDMENT. The Board of Directors of Chahaya and KOMAG may mutually agree to amend the provisions of this Agreement at any time or times, either prospectively or retroactively, to such extent and in such manner as the Boards mutually deem advisable. Each Board may delegate its amendment power, in whole or in part, to one or more Persons or committees as it deems advisable. Accordingly, each Board hereby gives its Vice President, Human Resources the full power and authority to mutually adopt an amendment to this Agreement (subject to each of their authority to amend Plans).



                                      10.

        8.5 TERMINATION. This Agreement may be terminated at any time after the Payroll Date by mutual consent of KOMAG and Chahaya. In the event of termination pursuant to this Section, no party shall have any liability of any kind to the other party.

        8.6 CONFLICT. In the event of any conflict between the provisions of this Agreement and the Contribution Agreement, any Ancillary Agreement, or Plan, the provisions of this Agreement shall control.

        8.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts each of which shall be deemed to be an original, but all of which together shall constitute but one and the same Agreement.

        IN WITNESS WHEREOF, each of the parties have caused this Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.



                                  KOMAG, INCORPORATED

                                  By:
                                     ------------------------------------------

                                  Name:
                                       ----------------------------------------

                                  Title: President and Chief Executive Officer



                                  CHAHAYA OPTRONICS, INC.



                                  By:
                                     ------------------------------------------

                                  Name:
                                       ----------------------------------------

                                  Title: President and Chief Executive Officer




                                      11.

                                  SCHEDULE 4.3

                            REIMBURSEMENT EXCEPTIONS



1. John Chen

2. Max Saito

3. Andreas Judas

4. Jim Rodrigues

5. Wendy Nojima

6. Bob Fung

7. Yan Wu

8. Dan Frusescu

9. Roger Malmhall

10. Sy Vu

11. Dartt Wagner

12. Ken Joworski

13. Rhownica Lund

14. Greg Lui (non-exempt)

15. Tho Tran (non-exempt)

16. [To be agreed upon with the consent of Komag (which shall not be unreasonably withheld); wages of employee are less than $30.00 per hour - see note below].

17. [To be agreed upon with the consent of Komag (which shall not be unreasonably withheld); wages of employee are less than $30.00 per hour - see note below].

18. [To be agreed upon with the consent of Komag (which shall not be unreasonably withheld); wages of employee are less than $30.00 per hour - see note below].

19. [To be agreed upon with the consent of Komag (which shall not be unreasonably withheld); wages of employee are less than $30.00 per hour - see note below].

20. [To be agreed upon with the consent of Komag (which shall not be unreasonably withheld); wages of employee are less than $30.00 per hour - see note below].


*NOTE: ANY FIVE TECHS TO BE NAMED LATER. SEVERANCE LIABILITY NOT TO EXCEED $135,000.00

                                TABLE OF CONTENTS

                                                                                                 PAGE
                                                                                                 ----
ARTICLE I          DEFINITIONS.....................................................................1

    1.1       Affiliate............................................................................1

    1.2       Agreement............................................................................1

    1.3       Ancillary Agreements.................................................................1

    1.4       Chahaya Business.....................................................................1

    1.5       Chahaya Employee.....................................................................1

    1.6       Chahaya Group........................................................................2

    1.7       Chahaya..............................................................................2

    1.8       Code.................................................................................2

    1.9       Contribution Agreement...............................................................2

    1.10      Contribution.........................................................................2

    1.11      DOL..................................................................................2

    1.12      ERISA................................................................................2

    1.13      FMLA.................................................................................2

    1.14      IRS..................................................................................2

    1.15      KOMAG Employee.......................................................................2

    1.16      KOMAG Group..........................................................................2

    1.17      KOMAG Terminated Employee............................................................2

    1.18      KOMAG................................................................................3

    1.19      Liabilities..........................................................................3

    1.20      Material Feature.....................................................................3

    1.21      Option...............................................................................3

    1.22      Participating Company................................................................3

    1.23      Payroll Date.........................................................................3

    1.24      Person...............................................................................3

    1.25      Plan.................................................................................4

    1.26      SEC..................................................................................4

    1.27      Section 401(k) Plan..................................................................4

    1.28      Severance Plan.......................................................................4

    1.29      Stock Plan...........................................................................4

    1.30      Subsidiary...........................................................................4


                                       i.

                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                 PAGE
                                                                                                 ----
ARTICLE II         GENERAL PRINCIPLES..............................................................4

    2.1       Komag Liabilities....................................................................4

    2.2       Establishment of Chahaya Plans.......................................................4

    2.3       Chahaya's Participation in KOMAG Plans...............................................5

    2.4       Terms of Participation by Chahaya Transferred Employees in Chahaya Plans.............5

ARTICLE III        SECTION 401(K) PLAN.............................................................6

    3.1       Section 401(k) Plan and Trust........................................................6

    3.2       Section 401(k) Plan: Transfer of Assets..............................................6

ARTICLE IV         SEVERANCE PLAN..................................................................6

    4.1       Chahaya Severance Plan...............................................................6

    4.2       Allocation of Expenses...............................................................6

    4.3       Reimbursement Exception..............................................................7

ARTICLE V          EQUITY COMPENSATION.............................................................7

    5.1       Chahaya Option Grants................................................................7

    5.2       Termination of KOMAG Options.........................................................7

ARTICLE VI         ADMINISTRATIVE PROVISIONS.......................................................7

    6.1       Sharing of Participant Information...................................................7

    6.2       Reporting and Disclosure Communications to Participants..............................7

    6.3       Beneficiary Designations.............................................................7

    6.4       Requests for IRS and DOL Opinions....................................................8

    6.5       Fiduciary Matters....................................................................8

    6.6       Consent of Third Parties.............................................................8

ARTICLE VII        EMPLOYMENT-RELATED MATTERS......................................................8

    7.1       Terms of Chahaya Employment..........................................................8

    7.2       Non-Solicitation of Employees........................................................8

    7.3       U.S.  Work Visas.....................................................................8

    7.4       Confidentiality and Proprietary Information..........................................9

    7.5       Payroll and Withholding..............................................................9

    7.6       Personnel and Pay Records............................................................9


                                       ii.

                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                 PAGE
                                                                                                 ----
ARTICLE VIII       GENERAL PROVISIONS..............................................................9

    8.1       Relationship of Parties..............................................................9

    8.2       Governing Law.......................................................................10

    8.3       Severability........................................................................10

    8.4       Amendment...........................................................................10

    8.5       Termination.........................................................................10

    8.6       Conflict............................................................................10

    8.7       Counterparts........................................................................10



                                      iii.

    1.1       Transfer of Assets...................................................................1

    1.3       No Assumption of Liabilities.........................................................1

2.                 Facilities Sharing and Services Agreement.......................................1

3.                 Manufacturing Services..........................................................2

4.                 Transfer of Employees...........................................................2

5.                 License Grant...................................................................2

6.                 Restriction on Competition......................................................2

7.                 Representations and Warranties of Komag.........................................3

    7.1       Due Organization; Authority..........................................................3

    7.2       Non-Contravention; Consents..........................................................3

    7.3       Third Party Claims/Actions...........................................................3

    7.4       Tax Liabilities......................................................................3

    7.5       Third Party Contracts................................................................3

    7.6       Title to Transferred Assets..........................................................4

    7.7       Sufficiency of Transferred Assets....................................................4

    7.8       Orders, Writs........................................................................4

8.                 Representations and Warranties of Chahaya.......................................4

    8.1       Due Organization; Authority..........................................................4

    8.2       Orders, Writs........................................................................4

    8.3       Non-Contravention; Consents..........................................................4

9.                 Indemnification.................................................................5

10.                Confidentiality.................................................................5

11.                Definitions of Certain Terms....................................................6

12.                Miscellaneous Provisions........................................................7

    12.1      Survival of Representations..........................................................7

    12.2      Assignment...........................................................................8

    12.3      Governing Law........................................................................8

    12.4      Counterparts.........................................................................8

    12.5      Notices..............................................................................8

    12.6      Attorney's Fees......................................................................9

    12.7      Enforceability......................................................................10

    12.8      Entire Agreement....................................................................10


                                       i.

Exhibits
--------

Exhibit A: Bill of Sale
Exhibit B: Transferred IP
Exhibit C: Facilities Sharing and Services Agreement
Exhibit D: Manufacturing Services Agreement
Exhibit E: Employee Matters Agreement




                                       1.

                                    EXHIBIT C


                              REPURCHASE OPTION AND

                                ESCROW AGREEMENT


THIS REPURCHASE OPTION AND ESCROW AGREEMENT (the "AGREEMENT"), dated as of November , 2000 (the "EFFECTIVE DATE"), is entered into by and between KOMAG, INCORPORATED, a Delaware corporation ("KOMAG"), and CHAHAYA OPTRONICS, INC., a Delaware corporation ("CHAHAYA"). The parties hereto are also referred to in this Agreement individually as a "Party" and collectively as the "Parties."

WHEREAS, this Agreement is entered into in connection with the issuance by Chahaya of Class A Preferred Stock to Komag and a group of investors under that certain Stock Purchase and Contribution Agreement dated as of November 27, 2000; and

WHEREAS, the Parties have entered into a Manufacturing Services Agreement dated as of November 21, 2000 pursuant to which Komag has agreed to pay a manufacturing services fee of Four Million Dollars ($4,000,000) in installments as follows: (i) one installment of Two Million Dollars ($2,000,000) on or before June 30, 2001 (the "June Payment") and (ii) one installment of Two Million Dollars ($2,000,000) on or before December 31, 2001 (the "December Payment" and collectively referred to as the "Scheduled Payments").

NOW, THEREFORE, the Parties hereby agree as follows:

1. REPURCHASE OPTION. In the event Komag fails to make the June Payment in full by July 15, 2001, then Chahaya shall have the irrevocable option (the "June Option"), for a period of sixty (60) days after such failure, to repurchase from Komag, at a price per share of $1.00 (as adjusted for splits, reclassifications, recapitalizations and the like) (the "Stock Price"), shares of Class A Preferred Stock ("Stock") held by Komag having an aggregate purchase price equal to Two Million Dollars ($2,000,000), less any amount paid by Komag to Chahaya in respect of the June payment. In the event Komag fails to make the December Payment in full by January 15, 2002, then Chahaya shall have the irrevocable option (the "December Option"), for a period of sixty (60) days after such failure, to repurchase from Komag at the Stock Price shares of Class A Preferred Stock held by Komag having an aggregate purchase price equal to Two Million Dollars ($2,000,000), less any amount paid by Komag to Chahaya in respect of the December payment. The June Option and the December Option are together referred to herein as the "Repurchase Options."

2. EXERCISE OF REPURCHASE OPTIONS. The Repurchase Options shall be exercised by written notice signed by an officer of Chahaya or by any assignee or assignees of Chahaya and delivered or mailed as provided in
        Section 9.9. Such notice shall identify the number of shares of Stock to be purchased and shall notify Komag of the time, place and date for settlement of such purchase, which shall be scheduled by Chahaya within the


                                       2.

        term of the applicable Repurchase Option set forth in Section 1 above. Chahaya shall be entitled to pay for any shares of Stock purchased pursuant to its Repurchase Option at Chahaya's option in cash or by offset against the amount of the June Payment or the December Payment, as the case may be, then owing to Chahaya by Komag under the Manufacturing Services Agreement, or by a combination of both. Upon delivery of such notice and payment of the purchase price in any of the ways described above, Chahaya shall become the legal and beneficial owner of the stock being repurchased and all rights and interests therein or related thereto, and Chahaya shall have the right to transfer to its own name the stock being repurchased by Chahaya, without further action by Komag.

3. ADJUSTMENTS TO STOCK. If, from time to time, during the term of the Repurchase Options there is any change affecting Chahaya's outstanding Common Stock as a class that is effected without the receipt of consideration by Chahaya (through merger, consolidation, reorganization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, change in corporation structure or other transaction not involving the receipt of consideration by Chahaya), then any and all new, substituted or additional securities or other property to which Komag is entitled by reason of Komag's ownership of Stock shall be immediately subject to the Repurchase Options and be included in the word "Stock" for all purposes of the Repurchase Options with the same force and effect as the shares of the Stock presently subject to the Repurchase Options, but only to the extent the Stock is, at the time, covered by such Repurchase Options. While the total price per share paid by Purchaser for such stock (the "Option Price") shall remain the same after each such event, the Option Price per share of Stock upon exercise of the Repurchase Options shall be appropriately adjusted.

4. CORPORATE TRANSACTION. In the event of (a) a sale of substantially all of the assets of Chahaya; (b) a merger or consolidation in which Chahaya is not the surviving corporation (other than a merger or consolidation in which shareholders immediately before the merger or consolidation have, immediately after the merger or consolidation, greater stock voting power); or (c) a reverse merger in which Chahaya is the surviving corporation but the shares of Chahaya's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (other than a reverse merger in which shareholders immediately before the merger have, immediately after the merger, greater stock voting power); or (d) any transaction or series of related transactions in which in excess of 50% of Chahaya's voting power is transferred, other than the sale by Chahaya of stock in transactions the primary purpose of which is to raise capital for Chahaya's operations and activities ((a) through (d) being collectively referred to herein as a "Corporate Transaction"), then the Repurchase Options may be assigned by Chahaya to any successor of Chahaya (or the successor's parent) in connection with such Corporate Transaction. To the extent that the Repurchase Options remain in effect following such a Corporate Transaction, they shall apply to the new capital stock or other property received in exchange for the Stock in consummation of the Corporate Transaction, but only to the extent the Stock is at the time covered by such right. Appropriate adjustments shall be made to the price per share payable upon exercise of the Repurchase Options to


                                       3.

        reflect the effect of the Corporate Transaction upon Chahaya's capital structure; provided, however, that the aggregate Option Price shall remain the same.

5. ESCROW OF STOCK. As security for Komag's faithful performance of the terms of this Agreement and to insure the availability for delivery of Komag's Stock upon exercise of the Repurchase Options herein provided for, Komag agrees, upon execution of this Agreement, to deliver to and deposit with Chahaya (in that capacity the "Escrow Agent"), as Escrow Agent in this transaction, two (2) stock assignments duly endorsed (with date and number of shares blank) in the form attached hereto as EXHIBIT A, together with a certificate or certificates evidencing all of the Stock subject to the Repurchase Options; said documents are to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the escrow instructions of Chahaya and Komag set forth in Section 9. Komag hereby acknowledges that Chahaya is so appointed as the escrow holder with the foregoing authorities as a material inducement to make this Agreement and that said appointment is coupled with an interest and is accordingly irrevocable. Komag agrees that Escrow Agent shall not be liable to any party hereof (or to any other party). Escrow Agent may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Komag agrees that if Chahaya resigns as Escrow Agent for any or no reason, the Board of Directors of Chahaya shall have the power to appoint a successor to serve as Escrow Agent pursuant to the terms of this Agreement. The successor Escrow Agent shall be approved by Komag (which approval shall not be unreasonably withheld).

6. RIGHTS OF KOMAG. Subject to the provisions of Sections 1 and 7 herein, Komag shall exercise all rights and privileges of a stockholder of Chahaya with respect to the Stock deposited in escrow. Komag shall be deemed to be the holder for purposes of receiving any dividends that may be paid with respect to such shares of Stock and for the purpose of exercising any voting rights relating to such shares of Stock.

7. LIMITATIONS ON TRANSFER. In addition to any other limitation on transfer created by applicable securities laws or by agreement, Komag shall not assign (except by operation of law), hypothecate, donate, encumber or otherwise dispose of any interest in the Stock while the Stock is subject to the Repurchase Options. After any Stock has been released from the Repurchase Options, Komag shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Stock except in compliance with the provisions of the Stockholders Agreement, dated of even date herein by and among Chahaya, Komag, certain investors and other parties thereto, and applicable securities laws.

8. RESTRICTIVE LEGENDS. All certificates representing the Stock that is subject to the Repurchase Options shall have endorsed thereon a legend in substantially the following form (in addition to any other legend which may be required by other agreements between the parties hereto):

        "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN OPTION SET FORTH IN AN AGREEMENT BETWEEN CHAHAYA AND THE REGISTERED HOLDER, OR SUCH HOLDER'S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF CHAHAYA. ANY


                                       4.

        TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH OPTION IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF CHAHAYA."

9.      MISCELLANEOUS INSTRUCTIONS AND PROVISIONS.

        9.1 In the event Chahaya or an assignee shall elect to exercise a Repurchase Option pursuant to Section 2 of this Agreement, Chahaya will give to Komag a written notice specifying the number of shares of Stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of Chahaya. Komag hereby irrevocably authorizes and directs the Escrow Agent to close the transaction contemplated by such notice in accordance with the terms of said notice.

        9.2 At the closing the Escrow Agent is directed (a) to date any stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver the same, together with the certificate evidencing the shares of Stock to be transferred to Chahaya, against the delivery to Komag of the purchase price (which may include suitable acknowledgment of cancellation of any obligation being offset) of the number of shares of stock being purchased pursuant to the exercise of the applicable Repurchase Option.

        9.3 Komag irrevocably authorizes Chahaya to deposit with the Escrow Agent any certificates evidencing shares of Stock subject to the Repurchase Options to be held by the Escrow Agent hereunder and any additions and substitutions to said shares as specified in this Agreement. Komag does hereby irrevocably constitute and appoint the Escrow Agent as Komag's attorney-in-fact and agent for the term of this Agreement to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any Repurchase Option herein contemplated.

        9.4 This Agreement shall terminate upon the earlier of expiration of the December Option or payment in full of the December Payment.

        9.5 If at the time of termination of this Agreement, Chahaya or the Escrow Agent should have in its possession any documents, securities, or other property belonging to Komag, Chahaya or the Escrow Agent shall deliver all of same to Komag and shall be discharged of all further obligations hereunder.

        9.6 This Agreement may be amended only by means of a written instrument executed by all of the parties hereto.

        9.7 If Chahaya or the Escrow Agent reasonably requires other or further instruments in connection with this Agreement or obligations in respect hereto, Komag shall join in furnishing such instruments.

        9.8 It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities, the Escrow Agent is authorized and directed to retain in its possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties


                                       5.

concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected.

        9.9 Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, including delivery by express courier or five days after deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties hereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto:

If to Komag:

                      Komag, Incorporated
                      1710 Automation Parkway
                      San Jose, CA  95131
                      Attention:  President
                      Telephone:  (408) 576-2000
                      Facsimile:  (408) 944-9255

With a copy to:

                      Wilson Sonsini Goodrich & Rosati
                      650 Page Mill Road
                      Palo Alto, California  94306
                      Attention: Kathleen B. Bloch, Esq.
                      Telephone:  (650) 493-9300
                      Facsimile:  (650) 493-6811

If to Chahaya of the Escrow Agent:

                      Chahaya Optronics, Inc.
                      1055 Page Avenue
                      Fremont, California
                      Attention: President
                      Telephone: (510)
                      Facsimile: (510)


With a copy to:

                      Cooley Godward LLP
                      Five Palo Alto Square
                      3000 El Camino Real
                      Palo Alto, California  94306-2155
                      Attention: James C. Kitch, Esq.
                      Telephone:  (650) 843-5027
                      Facsimile:  (650) 849-7400




                                       6.

        9.10 This Agreement shall be governed by and interpreted and determined in accordance with the laws of the State of California, as such laws are applied by California courts to contracts made and to be performed entirely in California by residents of that state.




                                       7.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in triplicate by their duly authorized representatives as of the Effective Date.


KOMAG:                                 CHAHAYA AND ESCROW AGENT:


KOMAG, INCORPORATED                    CHAHAYA OPTRONICS, INC.


By:                                    By:
   -----------------------------          -------------------------------------

Name:                                  Name:
     ---------------------------            -----------------------------------

Title:                                 Title:
      --------------------------             ----------------------------------




                                       8.

                                    EXHIBIT A

                   STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE


        FOR VALUE RECEIVED, KOMAG INCORPORATED hereby sells, assigns and transfers unto CHAHAYA OPTRONICS, INC., a Delaware corporation (the "Company"), pursuant to the Repurchase Option under that certain Repurchase Option and Escrow Agreement, dated November 30, 2000, by and between the undersigned and the Company (the "Agreement") _________ shares of Series A Preferred Stock of the Company standing in the undersigned's name on the books of the Company represented by Certificate No _________ and does hereby irrevocably constitute and appoint the Company's Secretary attorney to transfer said stock on the books of the Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the repurchase of shares of Series A Preferred Stock issued to the undersigned pursuant to the Agreement, and only to the extent that such shares remain subject to the Company's Repurchase Option under the Agreement.

Dated:
      -------------------

                                        KOMAG, INCORPORATED


                                        ---------------------------------------
                                        (Signature)


                                        ---------------------------------------
                                        (By)


                                        ---------------------------------------
                                        (Print Name)




                                       9.

                                    EXHIBIT D



                             CHAHAYA OPTRONICS, INC.
                             STOCKHOLDERS AGREEMENT

               This Stockholders Agreement (this "Agreement") is made and entered into as of November 30, 2000, by and among Chahaya Optronics, Inc., a Delaware corporation (the "Company"), each of the Persons listed on the Schedule of Investors attached hereto (each, individually, an "Investor" and collectively, the "Investors"), Komag, Incorporated, a Delaware corporation ("Komag"), and each of the Persons listed on the Schedule of Other Stockholders attached hereto or that subsequently become parties to this Agreement in connection with their initial acquisition of capital stock of the Company (each, individually, an "Other Stockholder" and collectively, the "Other Stockholders"). The Investors, Komag and the Other Stockholders are collectively referred to herein as the "Stockholders" and individually as a "Stockholder." Except as otherwise provided herein, capitalized terms used herein are defined in paragraph 6 hereof.

               WHEREAS, each of the Investors and Komag will acquire shares of the Company's Class A Convertible Preferred Stock, par value $0.01 per share (the "Class A Preferred"), pursuant to that certain Stock Purchase and Contribution Agreement, dated as of the date hereof, by and among the Company, the Investors and Komag (as the same may be amended or modified from time to time in accordance with its terms, the "Purchase Agreement");

               WHEREAS, the Company and the Stockholders desire to enter into this Agreement for the purposes, among others, of (i) establishing the composition of the Company's board of directors (the "Board"), (ii) assuring continuity in the management and ownership of the Company and (iii) limiting the manner and terms by which the Company's capital stock may be transferred;

               WHEREAS, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement; and

               WHEREAS, the execution and delivery of this Agreement is a condition to the Closing under the Purchase Agreement.

               NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

               1. Board of Directors.

               (a) From and after the Closing and until the provisions of this paragraph 1 cease to be effective, each holder of Stockholder Shares shall vote all of his, her or its Stockholder Shares which are voting shares and any other voting securities of the Company over which such holder has voting control and shall take all other necessary or desirable actions within his, her or its control (whether in his, her or its capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including calling special board and stockholder meetings), so that:

                      (i) the authorized number of directors on the Board shall be established at five (5) directors and shall thereafter be maintained at (A) five (5), six (6) or seven (7) directors (as described more fully in paragraph 1(d) below) or (B) at such greater number as the holders of a majority of all Stockholder Shares may from time to time determine by written consent;

                      (ii) during such time as the authorized number of directors on the Board is five (5), the following representatives shall be elected to the Board:

                             (A) two representatives designated by Komag (the
               "Komag Directors"), with T. H. Tan and Chris Eyre serving as the Komag Directors immediately following the Closing; provided that the right of Komag to designate directors shall cease in the event that Komag ceases to hold at least 10% of the Underlying Common Stock held by Komag immediately following the Closing; and

                             (B) three representatives designated by the
               Investors (determined by a vote of the Investors holding a majority of the Underlying Common Stock held by all of the Investors) (the "Investor Directors"), with Walter G. Kortschak, Sanjay Subhedar and Peter Y. Chung serving as the Investor Directors immediately following the Closing; provided that the right of the Investors to designate directors shall cease in the event that the Investors cease to hold at least 10% of the Underlying Common Stock held by the Investors immediately following the Closing;

                      (iii) during such time as the authorized number of directors on the Board is six (6), the following representatives shall be elected to the Board:

                             (A) two representatives designated by Komag (the
               "Komag Directors"); provided that the right of Komag to designate directors shall cease in the event that Komag ceases to hold at least 10% of the Underlying Common Stock held by Komag immediately following the Closing;

                             (B) three representatives designated by the
               Investors (determined by a vote of the Investors holding a majority of the Underlying Common Stock held by all of the Investors) (the "Investor Directors"); provided that the right of the Investors to designate directors shall cease in the event that the Investors cease to hold at least 10% of the Underlying Common Stock held by the Investors immediately following the Closing; and

                             (C) a representative acceptable to Komag and the
               Investors (determined by a vote of Persons holding a majority of the Underlying Common Stock held by all of them); provided that such representative shall not be any officer or employee of the Company, Komag or any Investor (the "Other Director");

                      (iv) during such time as the authorized number of directors on the Board is seven (7), the following representatives shall be elected to the Board:

                             (A) two representatives designated by Komag (the
               "Komag Directors"); provided that the right of Komag to designate directors shall cease in the event that Komag ceases to hold at least 10% of the Underlying Common Stock held by Komag immediately following the Closing;

                             (B) three representatives designated by the
               Investors (determined by a vote of the Investors holding a majority of the Underlying Common Stock held by all of the Investors) (the "Investor Directors"); provided that the right of the Investors to designate directors shall cease in the event that the Investors cease to hold at least 10% of the Underlying Common Stock held by the Investors immediately following the Closing;

                             (C) the individual, if any, then serving as the
               Chief Executive Officer of the Company (the "CEO"); and

                             (D) a representative acceptable to Komag and the
               Investors (determined by a vote of Persons holding a majority of the Underlying Common Stock held by all of them); provided that such representative shall not be any officer or employee of the Company, Komag or any Investor (the "Other Director");

                      (v) the composition of the board of directors or equivalent body of each of the Company's Subsidiaries (a "Sub Board") shall be determined by the Board;

                      (vi) (A) a Compensation Committee of the Board shall be established that will be comprised of the CEO (if a CEO is then serving) and one of the Investor Directors (it being understood that such Compensation Committee's authority and duties shall be to make recommendations to the Board regarding (1) the compensation (including salary, bonuses and other forms of current and deferred compensation) to be paid to each of the Company's executive employees (other than the CEO, whose compensation shall be considered and established by the Board) and (2) the administration of (and exercise of any rights or powers under) the Option Plan and any other equity-based incentive plans adopted by the Board) and (B) an Audit Committee of the Board shall be established and shall include at least one Investor Director;

                      (vii)(A) the removal from the Board (with or without cause) of any Komag Director shall be at the written request of Komag, but only upon such written request and under no other circumstances, during such time as Komag is entitled to designate such representative as provided in subparagraphs (ii)(A), (iii)(A) and (iv)(A) above, and (B) the removal from the Board (with or without cause) of any Investor Director shall be at the written request of the Investors (determined by a vote of the Investors holding a majority of the Underlying Common Stock held by all of the Investors), but only upon such written request and under no other circumstances, during such time as the Investors are entitled to designate such representative as provided in subparagraphs (ii)(B), (iii)(B) and (iv)(B) above, (C) the removal from the Board of a person serving as CEO shall occur at the effective time that such person ceases to serve as CEO, and (D) the removal from the Board (with or without cause) of the Other Director, if any, shall be at the written request of the holders of a majority of the Underlying Common Stock held by Komag and all of the Investors, but only upon such written request and under no other circumstances; and

                      (viii) (A) in the event that any Komag Director ceases to serve as a member of the Board during his or her term of office, the resulting vacancy on the Board shall be filled by a representative designated as provided in subparagraphs (ii)(A), (iii)(A) and (iv)(A) above, and (B) in the event that any Investor Director ceases to serve as a member of the Board during his or her term of office, the resulting vacancy on the Board shall be filled by a representative designated as provided in subparagraphs (ii)(B), (iii)(B) and (iv)(B) above, and (C) in the event that any Other Director ceases to serve as a member of the Board during his or her term of office, the resulting vacancy on the Board shall be filled by a representative designated as provided in subparagraphs (iii)(C) and (iv)(D) above.

               (b) The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board and any committees thereof. The Company's Certificate of Incorporation and bylaws shall provide for indemnification and exculpation of its directors to the fullest extent permitted under applicable law.

               (c) If any party or parties fail to designate a representative to fill a position on the Board pursuant to the terms of this paragraph 1, the individual previously holding such position shall be elected to such position, or if such individual fails or declines to serve, such position shall remain vacant until filled in accordance with the terms of this paragraph 1, and to the extent any party or parties are no longer entitled to designate a representative to fill a position on the Board pursuant to the terms of this paragraph 1, the appointment or election of an individual to such directorship shall thereafter be accomplished in accordance with the Company's bylaws and applicable law.

               (d) It is the intent of the Stockholders that the number of authorized directors of the Board be increased to six (6) as soon as reasonably practicable after the date of this Agreement when an acceptable person to serve as the Other Director has been identified and selected. Immediately following such selection, the number of authorized directors of the Board shall increase to six (6) (with such person being elected to serve as the Other Director), and the number of authorized directors shall thereafter be maintained at six (6), subject only to the immediately following sentence and to clause (B) of subparagraph 1(a)(i) above. During such time (or from time to time) after the number of authorized directors has been increased to six (6) that a CEO is employed by the Company, the number of authorized directors shall be increased to seven (7) (with such CEO serving as one of the directors) and shall thereafter be maintained at seven (7), except in the event that such CEO ceases to be employed by the Company and is not immediately replaced (in which case the number of authorized directors shall be reduced to six (6), unless and until a new CEO begins to serve), subject in each case to clause (B) of subparagraph 1(a)(i) above.

               (e) The provisions of this paragraph 1 shall terminate automatically and shall be of no further force and effect upon the consummation of a Sale of the Company or a Qualified Public Offering. No modification or amendment of any provision of this paragraph 1 shall be effective against the Company or the Stockholders unless such modification or amendment is approved in writing by the Company, Komag and Investors holding a majority of the Underlying Common Stock then held by the Investors.

               2. Representations and Warranties; Agreements. Each Stockholder represents and warrants as of the date hereof that (i) this Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms, and (ii) such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. No holder of Stockholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

               3. Certain Transfer Restrictions.

               (a) No Other Stockholder shall sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in any Stockholder Shares (a "Transfer"), except pursuant to a Public Sale or a Sale of the Company (an "Exempt Transfer") or the provisions of this paragraph 3. Prior to making any Transfer other than an Exempt Transfer, the Other Stockholder transferring any Stockholder Shares (a "Transferring Stockholder") shall deliver a written notice (a "Sale Notice") to the Company and to Komag and each of the Investors (collectively, the "Significant Stockholders"). The Sale Notice shall disclose in reasonable detail the identity of the prospective transferee(s), the number of Stockholder Shares to be transferred and the terms and conditions of the proposed Transfer.

               (b) The Company may elect to purchase all or any portion of the Transferring Stockholder's Stockholder Shares to be transferred upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to such Transferring Stockholder and the Significant Stockholders within 20 days after the Sale Notice has been delivered to the Company. If the Company does not elect to purchase all or any portion of the Transferring Stockholder Shares to be transferred, the Significant Stockholders shall have the right to elect to purchase all or any portion of the remaining Transferring Stockholder's Stockholder Shares to be transferred upon the same terms and conditions as those set forth in the sale notice by delivering written notice of such election to such Transferring Stockholder on or before the 30th day after the delivery of the Sale Notice to the Company (the "Final Election Date"). If more than one of the Significant Stockholders elects to purchase such Stockholder Shares, the Stockholder Shares available to be sold shall be allocated among the Significant Stockholders pro rata according to the number of shares of Underlying Common Stock held by each such Significant Stockholders. If the Significant Stockholders have not so elected to purchase all of the Stockholder Shares specified in the Sale Notice, such Transferring Stockholder may Transfer all of the Stockholder Shares specified in the Sale Notice (subject to the provisions of subparagraph (c) below) and not purchased by the Significant Stockholders at a price and on terms no more favorable to the transferee(s) thereof than specified in the Sale Notice during the 60-day period immediately following the Final Election Date. Any such Stockholder Shares not transferred within such 60-day period shall be subject to the provisions of this paragraph 3 upon subsequent Transfer. If the Company and/or the Significant Stockholders have elected to purchase all or any portion of the Stockholder Shares to be transferred pursuant to this right of first refusal, the Transfer of such Stockholder Shares shall be consummated as soon as practical after the delivery of the election notice(s) to the Transferring Stockholder, but in any event within 15 days after the Final Election Date.

               (c) If any Stockholder proposes to make any Transfer (other than an Exempt Transfer) of Stockholder Shares, such Stockholder (the "Proposing Stockholder") shall deliver a written notice (a "Proposed Sale Notice") to each Significant Stockholder, which Proposed Sale Notice shall disclose in reasonable detail the identity of the prospective transferee(s), the number of Stockholder Shares to be transferred and the terms and conditions of the proposed Transfer. Each such Significant Stockholder may elect to participate in the contemplated Transfer by delivering written notice to the Proposing Stockholder and the Company within 20 days after receipt by such Person of the Proposed Sale Notice. If a Proposing Stockholder has elected to participate in such Transfer, the Proposing Stockholder and the Significant Stockholders so electing to participate shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms and conditions contained in the Proposed Sale Notice, a number of Stockholder Shares equal to the product of (i) the quotient determined by dividing the percentage of Stockholder Shares held by such Significant Stockholder by the aggregate percentage of Stockholder Shares held by the Proposing Stockholder and all electing Significant Stockholders, and (ii) the number of Stockholder Shares to be sold in the contemplated Transfer (and, for avoidance of doubt in the case of a Transfer of Common Stock, a number of shares of Underlying Common Stock held by such Significant Stockholder equal to the product of (i) the quotient determined by dividing the percentage of Common Stock that the Underlying Common Stock held by such Significant Stockholder represents by the sum of the aggregate percentage of Common Stock (on a fully-diluted basis) held by the Proposing Stockholder and the aggregate percentage of Common Stock that the Underlying Common held by all electing Significant Stockholders represents and (ii) the number of shares of Common Stock to be sold in the contemplated Transfer).

        For example, if the Sale Notice contemplated a sale of 100 Stockholder Shares, and if the Proposing Stockholder was at such time the holder of 30% of all Stockholder Shares and if one Investor elected to participate and such Investor held 20% of all Stockholder Shares, the Proposing Stockholder would be entitled to sell 60 Stockholder Shares (30% / 50% x 100 Stockholder Shares) and the electing Investor would be entitled to sell 40 Stockholder Shares (20% / 50% x 100 Stockholder Shares).

The Proposing Stockholder shall use his, her or its best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Significant Stockholders in the contemplated

Transfer and shall not Transfer any Stockholder Shares to the prospective transferee(s) if such transferee(s) refuses to allow the participation of the Significant Stockholders.

               (d) Komag agrees that it shall not, prior to the termination of the restrictions contained in this paragraph 3 as set forth in subparagraph (f) below, Transfer any interest in any Stockholder Shares to any of the holders of its capital stock or other equity securities, without the prior written consent of the Board (with the Komag Directors not participating in such decision). Additionally, Komag agrees that it shall not, prior to the second anniversary of the date of this Agreement, Transfer any interest in any Stockholder Shares to any Person, without the prior written consent of the Board (with the Komag Directors not participating in such decision).

               (e) The restrictions contained in this paragraph 3 shall not apply with respect to any Transfer of Stockholder Shares by any Other Stockholder (i) in the case of any Other Stockholder that is an individual, pursuant to applicable laws of descent and distribution or among such Other Stockholder's Family Group, (ii) in the case of Komag, to any Person approved in accordance with subparagraph (d) above, or (iii) in the case of any Investor, to any other Investor or any Affiliate of any Investor (the permitted recipients in the foregoing clauses (i) and (ii) being referred to herein collectively as "Permitted Transferees"); provided that such restrictions shall continue to be applicable to the Stockholder Shares after any such Transfer and the transferees of such Stockholder Shares shall agree in writing to be bound by the provisions of this Agreement affecting the Stockholder Shares so transferred (and execute a Consent and Community Property Waiver (in the form attached hereto), in the case of any individual that resides in California or another community property State) as a condition precedent to any such Transfer. For purposes of this Agreement, "Family Group" means an individual's spouse and descendants (whether natural or adopted) or any trust established solely for the benefit of such individual and/or such individual's spouse and/or descendants (but only so long as such Stockholder retains the power to vote and dispose of the Stockholder Shares held by any such trust and, if such power is not retained or is lost, any such Transfer shall be subject to the restrictions set forth in this paragraph
3).

               (f) The restrictions set forth in this paragraph 3 shall continue with respect to each Stockholder Share following any Transfer thereof (other than a Transfer pursuant to a Public Sale); provided that all such restrictions shall terminate upon the consummation of a Sale of the Company or a Qualified Public Offering. No modification or amendment of any provision of paragraph 3(a) or 3(b) shall be effective against the Company or the Stockholders unless such modification or amendment is approved in writing by the Company, Other Stockholders holding a majority of the Common Stock then held by Other Stockholders and the holders of a majority of the Underlying Common Stock then held by Komag and the Investors. No modification or amendment of any provision of paragraph 3(c) or 3(d) shall be effective against the Company or the Stockholders unless such modification or amendment is approved in writing by Investors holding a majority of the Underlying Common Stock then held by the Investors and Komag.

               4. Certain First Refusal Rights.

               (a) Except for (i) issuances of Common Stock (w) to the Company's and any of its Subsidiaries' employees pursuant to options granted under the Option Plan that are recommended by the Compensation Committee and approved by the Board, (x) in connection with the acquisition of another company or business as approved by the Board,
(y) pursuant to a Qualified Public Offering, or (z) in connection with a stock split or a dividend solely of shares of Common Stock and (ii) issuances of Securities (as defined below) as approved by the Board to parties providing the Company with loans, leases, guaranties or strategic alliances, if the Company authorizes the issuance or sale of any shares of Common Stock or any securities (including debt securities) containing options or rights to acquire any shares of Common Stock (other than as a dividend on the outstanding shares of Common Stock) or any securities exchangeable for or convertible into Common Stock (collectively, "Securities") the Company shall first offer to sell to Komag and each Investor a portion of such Securities equal to the quotient determined by dividing (1) the total number of shares of Underlying Common Stock held by such Person by (2) the total number of shares of outstanding Common Stock (including all Underlying Common Stock) then held by all of the Stockholders. Each such Person shall be entitled to purchase such securities at the most favorable price and on the most favorable terms as such securities are to be offered or sold to any other Persons; provided that if all Persons entitled to purchase or receive such securities are required to also purchase other securities of the Company, each Person exercising its rights pursuant to this paragraph shall also be required to purchase the same strip of securities (on the same terms and conditions) that such other Persons are required to purchase. The purchase price for all securities to be purchased hereunder shall be payable in cash or, to the extent otherwise consistent with the terms offered to any other Persons, installments over time.

               (b) In order to exercise its purchase rights hereunder, Komag and each Investor must within 20 days after receipt of written notice from the Company describing in reasonable detail the Securities being offered, the purchase price therefor, the payment terms and such Person's percentage allotment, deliver a written notice to the Company describing its election hereunder. If all of the Securities offered to Komag and the Investors are not fully subscribed by such Persons, the remaining securities shall be reoffered by the Company to all of such Persons purchasing their full allotment upon the terms set forth in this paragraph 4, except that such holders must exercise their purchase rights within five days after receipt of such reoffer.

               (c) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such securities that Komag and the Investors have not elected to purchase during the 60 days following such expiration on terms and conditions no more favorable to the purchaser thereof than those offered to Komag and the Investors. Any securities offered or sold by the Company after such 60-day period must be reoffered to Komag and the Investors pursuant to the terms of this paragraph 4.

               (d) The rights of Komag and the Investors under this paragraph 4 shall terminate upon the consummation of a Sale of the Company or a Qualified Public Offering. No modification or amendment of any provision of this paragraph 4 shall be effective against the Company or the Stockholders unless such modification or amendment is approved in writing by the Company and the holders of a majority of the Underlying Common Stock then held by Komag and the Investors (and Komag, but only if such modification or amendment would materially and adversely affect Komag in a manner differently from the Investors).

               5. Distributions Upon Sale of the Company. In the event of a Sale of the Company, each Stockholder shall receive in exchange for each share of capital stock held by such Stockholder the same portion of the aggregate consideration from such transaction that such Stockholder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Certificate of Incorporation as in effect immediately prior to such sale or exchange. The provisions of this paragraph 5 shall terminate upon the consummation of a Qualified Public Offering.

               6. Transfers; Future Sales. Prior to any Stockholder Transferring any Stockholder Shares (other than pursuant to an Exempt Transfer) to any Person and prior to the Company issuing any Common Stock (other than pursuant to a Qualified Public Offering) or any options or other rights to acquire Common Stock or any securities convertible into or exchangeable for such Common Stock to any Person, such Stockholder or the Company, as the case may be, shall cause the prospective transferee to be bound by this Agreement and to execute and deliver to the Company and the other Stockholders a counterpart of this Agreement (and execute a Consent and Community Property Waiver (in the form attached hereto), in the case of any individual that resides in California or another community property State). Transferees of Stockholder Shares held by Investors (other than the Other Stockholders or their Permitted Transferees, all of whom shall be deemed to be Other Stockholders hereunder) shall be deemed to be Investors hereunder. Transferees of Stockholder Shares held by Other Stockholders (other than the Investors or their Affiliates and their designees, all of whom shall be deemed to be Investors hereunder) and transferees of Common Stock (or options or other rights to acquire Common Stock or securities convertible into or exchangeable for such Common Stock) issued by the Company (other than the Investors and/or their Affiliates and designees, all of whom shall be deemed to be Investors hereunder) shall be deemed to be Other Stockholders hereunder (and Transferees of Komag shall be subject to the obligations of Komag hereunder). The provisions of this paragraph 6 shall terminate upon the consummation of a Qualified Public Offering or a Sale of the Company.

               7. Definitions.

               "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person and any direct or indirect partner or member of such Person if such Person is a partnership or limited liability company.

               "Certificate of Incorporation" has the meaning set forth in the Purchase Agreement (after giving effect to the amendment thereof contemplated by the Purchase Agreement in connection with the Closing, and as the same may be amended or modified from time to time thereafter in accordance with its terms).

               "Other Stockholders" means those Persons identified on the Schedule of Other Stockholders attached hereto and such other Persons as may become "Other Stockholders" hereunder from time to time under the circumstances described in paragraph 6 above.

               "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

               "Public Sale" means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act (or any similar provision then in force).

               "Qualified Public Offering" has the meaning set forth in the Certificate of Incorporation.

               "Sale of the Company" means a sale of the Company pursuant to which one or more Persons acquire (i) all or substantially all of the capital stock of the Company (whether by merger, consolidation or sale or transfer of the Company's capital stock or otherwise) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

               "Securities Act" means the Securities Act of 1933, as amended from time to time.

               "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

               "Stockholder Shares" means (i) any Common Stock and any other capital stock of the Company purchased or otherwise acquired or held by any Stockholder, (ii) any Common Stock and any other capital stock of the Company issued or issuable directly or indirectly upon the conversion, exercise or exchange of any securities purchased or otherwise acquired by any Stockholder which are convertible into or exercisable or exchangeable for Common Stock or any other capital stock of the Company (including any options to purchase Common Stock granted by the Company) and (iii) any other equity securities issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) or (ii) above by way of a dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular securities constituting Stockholder Shares hereunder, such Stockholder Shares shall cease to be Stockholder Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

               "Securities and Exchange Commission" means the U.S. Securities and Exchange Commission or any successor thereto.

               "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of the limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing member, general partner or managing director of such limited liability company, partnership, association or other business entity.

               "Underlying Common Stock" means (i) the Common Stock issued or issuable upon conversion of any outstanding Class A Preferred and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a contribution of shares, recapitalization, merger, consolidation or other reorganization.

               8. Financial Statements and Other Information. Until such time as the Company has consummated a Qualified Public Offering or Sale of the Company, the Company shall deliver to each Significant Stockholder:

               (a) Not later than 30 days prior to the last day of each fiscal year, capital and operating expense budgets, projections of sources and applications of funds and profit and loss projections (prepared in accordance with generally accepted accounting principles, consistently applied) for the Company and its Subsidiaries on a consolidated basis for each month of the next succeeding fiscal year, all itemized in reasonable detail and prepared by Company. Any material revisions made in such budgets or projections shall be furnished promptly to such Stockholder;

               (b) As soon as available and in any event within 90 days after the end of each fiscal year, audited financial statements of the Company and its Subsidiaries on a consolidated and consolidating basis, including a balance sheet as at the end of such fiscal year, statements of income and retained earnings and a related statement of cash flows for such fiscal year and the figures for the preceding year, together with all notes thereto, prepared in reasonable detail and in accordance with generally accepted accounting principles consistently applied and accompanied by the report thereon of an accounting firm of recognized national standing as selected by the Board;

               (c) As soon as available and in any event within 45 days after the end of each fiscal quarter, unaudited financial statements of the Company and its Subsidiaries on a consolidated and consolidating basis, including a balance sheet as at the end of the preceding fiscal quarter, statements of income and retained earnings and a related statement of cash flows for such quarter (prepared in accordance with generally accepted accounting principles, consistently applied), such figures for the corresponding fiscal quarter of the preceding fiscal year and comparisons to the budget for such fiscal quarter. Such financial statements shall be certified by the chief financial officer of the Company to be complete and accurate, to fairly present the financial condition of the Company and its Subsidiaries and to be prepared in accordance with generally accepted accounting principles, consistently applied;

               (d) As soon as available and in any event within 30 days after the end of each month, monthly financial statements of the Company and its Subsidiaries on a consolidated basis, including a balance sheet as at the end of the preceding calendar month and statements of income and retained earnings and a related statement of cash flows for such month (prepared in accordance with generally accepted accounting principles, consistently applied), such figures for the corresponding month of the preceding fiscal year and comparisons to the budget for such month. Such financial statements shall be certified by the chief financial officer of the Company to be complete and accurate, to fairly present the financial condition of the Company and its Subsidiaries and to be prepared in accordance with generally accepted accounting principles, consistently applied;

               (e) As soon as available and in any event within 30 days after the end of each month, a statement signed by the chief financial officer of the Company, setting forth in reasonable detail a consolidated report providing operational data reasonably requested by the Investors;

               (f) Promptly, and in no event more than ten days after receipt thereof, copies of all audit reports, so-called "management letters" and other communications and reports submitted to the Company or any of its Subsidiaries by independent certified public accountants in connection with each interim or special audit of the Company or any of its Subsidiaries made by such accountants; and

               (g) Promptly, but in any event within ten days after the Company has knowledge thereof (i) written notice of any actual or anticipated material adverse change in the operations or financial condition of the Company or any of its Subsidiaries, and (ii) copies of any report of any Person with respect to the condition of the Company or any Subsidiary citing any material adverse condition at the Company or such Subsidiary.

               9. Certain Additional Transfer Restrictions.

               (a) Stockholder Shares are transferable only pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available and (iii) subject to the conditions specified in subparagraph (b) below, any other legally available means of transfer.

               (b) In connection with the Transfer of any Stockholder Shares (other than a Transfer described in clause (i) or (ii) of subparagraph (a) above), the holder thereof shall, in addition to complying with the other applicable provisions of this Agreement, deliver written notice to the Company describing in reasonable detail the Transfer or proposed Transfer, together with an opinion of Kirkland & Ellis, Wilson, Sonsini, Goodrich & Rosati or Cooley Godward LLP or other counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such Transfer of Stockholder Shares may be effected without registration of such Stockholder Shares under the Securities Act. In addition, if the holder of the Stockholder Shares delivers to the Company an opinion of Kirkland & Ellis, Wilson, Sonsini, Goodrich & Rosati or Cooley Godward LLP or such other counsel that no subsequent Transfer of such Stockholder Shares shall require registration under the Securities Act, the Company shall promptly upon such contemplated Transfer deliver new certificates for such Stockholder Shares which do not bear the Securities Act legend set forth in subparagraph (e) below.

               (c) Upon the request of a holder of Stockholder Shares, the Company shall promptly supply to such holder or such holder's prospective transferees all information regarding the Company required to be delivered in connection with a Transfer pursuant to Rule 144A of the Securities and Exchange Commission.

               (d) If any Stockholder Shares become eligible for sale pursuant to Rule 144(k), the Company shall, upon the request of the holder of such Stockholder Shares, remove the legend set forth in subparagraph (e) below from the certificates representing such Stockholder Shares.

               (e) Each certificate (if any) representing Stockholder Shares shall be imprinted with a legend in substantially the following form:

        "The securities represented hereby have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented hereby is subject to the conditions specified in that certain Stockholders Agreement, dated as of November 30, 2000, by and among the issuer (the "Company") and certain stockholders, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge."

               10. Inspection of Property. The Company shall permit any representatives designated by a Significant Stockholder, upon reasonable notice and during normal business hours, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of Company and its Subsidiaries with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries. The presentation of an executed copy of this Agreement by any such Stockholder to the Company's independent accountants shall constitute the Company's permission to its independent accountants to participate in discussions with such Persons. The provisions of this Section 10 shall terminate upon the consummation of a Qualified Public Offering or a Sale of the Company.

               11. Current Public Information. At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any Stockholder may reasonably request, all to the extent required to enable such Stockholder to sell Stockholder Shares pursuant to (a) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (b) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, the Company shall deliver to any Stockholder a written statement as to whether it has complied with such requirements.

               12. Purchase Agreement, etc. The Company shall enforce the provisions of the Purchase Agreement, the Registration Agreement and the Contribution Agreement and shall exercise all of its rights and remedies thereunder unless it is otherwise directed by Stockholders holding a majority of the Underlying Common Stock held by all of the Stockholders.

               13. Key Man Life Insurance. No later than 120 days after the date of this Agreement, the Company shall obtain key-man life insurance on the life of George Hall in the face amount of $1,000,000, and the Company shall thereafter maintain such policy in full force and effect. Such insurance policy shall name the Company as sole beneficiary.

               14. Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such Stockholder Shares for any purpose.

               15. Amendment and Waiver. Except as otherwise provided herein, no modification or amendment of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification or amendment is approved in writing by the Company, Komag and Investors holding a majority of the Underlying Common Stock then held by the Investors and Other Stockholders holding a majority of the Common Stock then held by the Other Stockholders, but only if such modification or amendment would materially and adversely affect the Other Stockholders in a manner differently from the Investors (with it being understood that (x) the addition of parties to this Agreement as contemplated in paragraph 6, (y) a change in any provision relating to the manner in which decisions of the Investors are to be made or (z) a change in any other provision relating to amendments and waivers that does not, as of the date of this Agreement, provide for the Other Stockholders to participate in such decision shall in no event require the approval of the Other Stockholders). No waiver of any provisions of this Agreement shall be effective unless such waiver is approved in writing by the party against whom this waiver is sought to be enforced (and the Board shall have sole authority to determine whether or not the Company waives any such provision). The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

               16. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

               17. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

               18. Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares.

               19. Counterparts. This Agreement may be executed in multiple counterparts (including by means of telecopied signature pages), each of which shall be an original and all of which taken together shall constitute one and the same agreement.

               20. Remedies. The parties hereto shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

               21. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, mailed first class mail (postage prepaid), sent by reputable overnight courier service (charges prepaid) or sent by facsimile to the Company and to Komag at their respective addresses set forth below and to any other recipient at the address indicated on the schedules hereto and to any subsequent holder of Stockholder Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been received hereunder when delivered personally, five days after deposit in the U.S. mail, one business day after deposit with a reputable overnight courier service (charges prepaid) or upon machine-generated acknowledgment of receipt after being transmitted by facsimile.

The Company's address is:    Chahaya Optronics, Inc.
                             1710 Automation Parkway
                             San Jose, California 95131
                             Attention:     President
                             Telephone:     (408) 576-2000
                             Facsimile:     (408) 944-9255

                             with a copy to:
                             (which shall not constitute notice to the Company)

                             Cooley Godward LLP
                             Five Palo Alto Square
                             3000 El Camino Real
                             Palo Alto, California 94306-2155
                             Attention:     James C. Kitch, Esq.
                             Telephone:     (650) 843-5000
                             Facsimile:     (650) 857-0663

Komag's address is:          Komag, Incorporated
                             1709 Automation Parkway

                             San Jose, CA 95131
                             Attn:          ________________
                             Telephone:     (408) 576-2000
                             Facsimile:     (408) 944-9255

                             with a copy to:
                             (which shall not constitute notice to Komag)

                             Wilson Sonsini Goodrich & Rosati
                             650 Page Mill Road
                             Palo Alto, CA 94304
                             Attn:          Kathleen M. Bloch
                             Telephone:     (650) 493-9300
                             Facsimile:     (650) 493-6811

               22. Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its stockholders. All other issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of California without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

               23. Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief executive office is then located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

               24. Descriptive Headings, etc. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the term "including" herein shall mean "including without limitation."

               25. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question or intent or interpretation arises, this Agreement shall be construed as it was drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement. The parties hereto intend that each covenant contained herein shall have independent significance. If any party has breached any covenant contained herein in any respect, the fact that there exists another covenant relating to the same or similar subject matter (regardless of the relative levels of speciality) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first covenant.

               26. Stockholder Consent. Each Stockholder hereby consents to the consummation of the transactions contemplated by the Purchase Agreement.


                                    * * * * *

               IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.

                                      CHAHAYA OPTRONICS, INC.


                                      By:______________________________________

                                      Its:_____________________________________


                                      STORM VENTURES FUND II, LLC


                                      By:______________________________________
                                          Member


                                      SUMMIT VENTURES V, L.P.

                                      By:    Summit Partners V, L.P.
                                             its General Partner

                                      By:    Summit Partners, LLC
                                             its General Partner

                                      By:______________________________________
                                             Managing Member


                                      SUMMIT VENTURES V COMPANION FUND, L.P.

                                      By:    Summit Partners V, L.P.
                                             its General Partner

                                      By:    Summit Partners, LLC
                                             its General Partner

                                      By:______________________________________
                                             Managing Member



                   [Signature Page to Stockholders Agreement]

                                      SUMMIT V ADVISORS (QP)  FUND, L.P.

                                      By:    Summit Partners V, L.P.
                                             its General Partner

                                      By:    Summit Partners, LLC
                                             its General Partner

                                      By:______________________________________
                                             Managing Member


                                      SUMMIT V ADVISORS FUND, L.P.

                                      By:    Summit Partners V, L.P.
                                             its General Partner

                                      By:    Summit Partners, LLC
                                             its General Partner

                                      By:______________________________________
                                             Managing Member


                                      SUMMIT INVESTORS III, L.P.


                                      By:______________________________________
                                             Authorized Signatory


                                      KOMAG, INCORPORATED


                                      By:______________________________________

                                      Its:_____________________________________



                   [Signature Page to Stockholders Agreement]

                                      U.S. VENTURES PARTNERS


                                      By:______________________________________

                                      Its:_____________________________________



                   [Signature Page to Stockholders Agreement]

                                      VENROCK ASSOCIATES


                                      By:______________________________________

                                      Its:_____________________________________




                   [Signature Page to Stockholders Agreement]

                                      _________________________________________
                                             George Hall




                   [Signature Page to Stockholders Agreement]

                                      RANDOLPH STREET PARTNERS III


                                      By:______________________________________
                                             Authorized Signatory


                                      K&E INVESTMENT PARTNERS LLC-2000-B DIF


                                      By:______________________________________
                                             Authorized Signatory


                                      GC&H INVESTMENTS


                                      By:______________________________________
                                             Authorized Signatory



                                      _________________________________________
                                      Chris A. Eyre




                   [Signature Page to Stockholders Agreement]

                      Consent and Community Property Waiver


               The undersigned hereby acknowledges that the undersigned has read this Agreement and understands its contents. The undersigned is aware that this Agreement provides for certain restrictions on Stockholder Shares owned by the undersigned's spouse. The undersigned hereby acknowledges and agrees that the interest of the undersigned's spouse in such Stockholder Shares is subject to this Agreement and any interest the undersigned may have in such Stockholder Shares shall be irrevocably bound by this Agreement and further that the undersigned's community property interest, if any, shall be similarly bound by this Agreement. The undersigned has sought legal advice with respect to such waiver and has determined after carefully reviewing this Agreement that the undersigned will waive such community property right.



                                      _________________________________________
                                      By:  [SPOUSE OF ANY CALIFORNIA RESIDENT]


Witness

                              SCHEDULE OF INVESTORS


Storm Ventures Fund II, LLC
250 Cambridge Avenue, Suite 200
Palo Alto, California 94306-1549
Attn:   Sanjay Subhedar
Telephone:  (650) 617-2900
Facsimile:  (650) 617-2929

                                    * * * * *

Summit Ventures V, L.P.
Summit Ventures V Companion Fund, L.P.
Summit V Advisors (QP) Fund, L.P.
Summit V Advisors Fund, L.P.
Summit Investors III, L.P.

In each case:

c/o Summit Partners, L.P.
499 Hamilton Avenue, Suite 200
Palo Alto, California  94301
Attn:        Walter G. Kortschak
Telephone:   (650) 321-1166
Facsimile:   (650) 321-1188

with a copy to:
(which shall not constitute notice to any of the Investors)

Kirkland & Ellis
200 East Randolph Drive
Chicago, Illinois 60601
Attn:        Ted H. Zook, Esq.
        Stephen D. Oetgen, Esq.
Telephone:   (312) 861-2294
Facsimile:   (312) 861-2200

                                    * * * * *

Randolph Street Partners III
200 East Randolph Drive, 57th Floor
Chicago, Illinois 60601
Attn:  Jack S. Levin
Phone: (312) 861-2004
Facsimile: (312) 861-2200

K&E Investment Partners LLC-2000-B DIF
200 East Randolph Drive, 57th Floor
Chicago, Illinois 60601
Attn:  Jack S. Levin
Phone: (312) 861-2004
Facsimile: (312) 861-2200

GC&H Investments
c/o Cooley Godward LLP
One Maritime Plaza, 20th Floor
San Francisco, CA 94111-3580
Attn:  John L. Cardoza
Phone: (415) 693-2000
Facsimile: (415) 951-3699

Chris A. Eyre
500 Becado Place
Fremont, CA  94539

                                    * * * * *

Venrock Associates
2494 Sand Hill Road, suite 200
Menlo Park, CA 94025
Attn:

With a copy to:
(which shall not constitute notice to any of the Investors)

Dewey Ballantine LLP
1301 Avenue of the Americas
New York, NY 10019-6092
Attn: Bernard Kury
Phone: (212) 259-7400
Facsimile: (212) 259-6333

                                    * * * * *

U.S. Venture Partners VII, L.P.
2180 Associates Fund VII, L.P.
USUP Entrepreneur Partners VII-A, L.P.
USUP Entrepreneur Partners VII-B, L.P.

In each case:
c/o U.S. Venture Partners
2180 Sand Hill Road
Suite 300
Menlo Park, CA 94025
Attn: Claire McFadden
Phone: (650) 926-7741

                         SCHEDULE OF OTHER STOCKHOLDERS


George Hall

                                    EXHIBIT E

                             CHAHAYA OPTRONICS, INC.
                             REGISTRATION AGREEMENT

               THIS REGISTRATION AGREEMENT is made as of November 30, 2000, by and among Chahaya Optronics, Inc., a Delaware corporation (the "Company"), and the Persons listed as Purchasers on the Schedule of Purchasers attached hereto (collectively, the "Purchasers"). Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in paragraph 8 hereof.

               WHEREAS, the parties to this Agreement are parties to a Stock Purchase and Contribution Agreement, dated as of the date of this Agreement (the "Purchase Agreement");

               WHEREAS, in order to induce the Purchasers to enter into the Purchase Agreement and consummate the transactions contemplated thereby, the Company has agreed to provide the registration rights set forth in this Agreement; and

               WHEREAS, the execution and delivery of this Agreement is a condition to the Closing under the Purchase Agreement.

               NOW, THEREFORE, the parties hereto hereby agree as follows:

               1. Demand Registrations.

               (a) Requests for Registration. At any time after the earlier to occur of (i) the six-month anniversary of the effective date of the Company's initial public offering of its securities registered under the Securities Act and (ii) the first anniversary of the date of this Agreement, the holders of a majority of the Registrable Securities may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration statement ("Long-Form Registrations") or Form S-2 or S-3 or any similar short-form registration statement ("Short-Form Registrations"), if the Company is eligible to use any such short form. All registrations requested pursuant to this paragraph 1(a) are referred to herein as "Demand Registrations." Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering. Within ten days after receipt of a request for a Demand Registration, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and (subject to paragraph 1(d) below) shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

               (b) Long-Form Registrations. The holders of Registrable Securities shall be entitled to request two (2) Long-Form Registrations in which the Company shall pay all Registration Expenses; provided that the aggregate offering value of the Registrable Securities requested to be registered in any Long-Form Registration must equal at least $5,000,000. A registration shall not count as one of the permitted Long-Form Registrations until it has become effective and unless the holders of Registrable Securities who requested such registration are able to register and sell at least 80% of the Registrable Securities requested to be included in such registration; provided that in any event the Company shall pay all Registration Expenses in connection with any registration initiated as a Long-Form Registration whether or not it has become effective and whether or not such registration has counted as one of the permitted Long-Form Registrations hereunder.

               (c) Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to paragraph 1(b) above, the holders of Registrable Securities shall each be entitled to request an unlimited number of Short-Form Registrations in which the Company shall pay all Registration Expenses (including Short-Form Registrations pursuant to Rule 415 under the Securities Act); provided that the aggregate offering value of the Registrable Securities requested to be registered in any Short-Form Registration must equal at least $5,000,000. The Company shall pay all Registration Expenses in connection with any registration initiated as a Short-Form Registration whether or not it has become effective and whether or not such registration is consummated. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form. After the Company has become subject to the reporting requirements of the Securities Exchange Act, the Company shall use best efforts to make Short-Form Registrations on Form S-3 available for the sale of Registrable Securities.

               (d) Priority on Demand Registrations. The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities included in such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities included in such registration, the Company shall include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective holders thereof on the basis of the number of Registrable Securities requested to be included therein.

               (e) Selection of Underwriters. If any Demand Registration is an underwritten offering, the selection of investment banker(s) and manager(s) for the offering must be approved by the holders of a majority of the Registrable Securities requested to be registered.

               (f) Restrictions on Demand Registrations. The Company shall not be obligated to effect any Demand Registration within 180 days after the effective date of the Company's initial public offering of Common Stock under the Securities Act or within 90 days after the effective date of a previous Demand Registration. The Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities (whether as a demand registration or piggyback registration), without the prior written consent of the holders of a majority of the Registrable Securities; provided that the Company may grant rights to other

Persons to participate in Piggyback Registrations so long as such rights are subordinate to the rights of the holders of Registrable Securities with respect to such Piggyback Registrations.

               2. Piggyback Registrations.

               (a) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration, but including a registration for stockholders other than the Purchasers) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and (subject to paragraphs 2(c) and 2(d) below) shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company's notice.

               (b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations whether or not such registration is consummated.

               (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities requested to be included therein and (iii) third, any other securities requested to be included in such registration.

               (d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration and the Registrable Securities requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of securities owned by each such holder and (ii) second, any other securities requested to be included in such registration.

               (e) Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to paragraph 1 or pursuant to this paragraph 2, and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 90 days has elapsed from the effective date of such previous registration.

               3. Holdback Agreements.

               (a) No holder of Registrable Securities shall effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period beginning on the effective date of the Company's initial public offering of its Common Stock under the Securities Act (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree, and no holder of Registrable Securities shall effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the period (not to exceed 90 days), if any, beginning on the effective date of any other underwritten public offering of its Common Stock under the Securities Act (except as part of such underwritten registration) to which the Investor Representatives agree with the underwriters managing the registered public offering.

               (b) The Company (i) shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period beginning on the effective date of the Company's initial public offering of its Common Stock under the Securities Act or during the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree in writing, and (ii) shall cause each holder of at least 2% (on a fully-diluted basis) of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering or pursuant to a deferred closing under the Purchase Agreement) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree in writing.

               4. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

               (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective; provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to up to two counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel;

               (b) notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of either (i) not less than 180 days or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by any underwriter or dealer (with any such period being extended during any period in which a stop order is in effect or during any period described in subparagraph (e) below) or (ii) such shorter period as will terminate when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such registration statement (but in any event not before the expiration of any longer period required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement and the prospectus used in connection therewith;

               (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

               (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller (including any underwriter) reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

               (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

               (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

               (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

               (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other customary actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

               (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all necessary financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

               (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

               (k) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

               (l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common securities included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order;

               (m) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities in the United States or any political subdivisions thereof as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities; and

               (n) obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters.

               5. Registration Expenses.

               (a) All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions payable with respect to Registrable Securities, which shall be paid by the holders of such Registrable Securities) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne by the Company, and the Company shall also pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.

               (b) In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of up to two counsel chosen by the holders of a majority of the Registrable Securities included in such registration.

               6. Indemnification.

               (a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by, or relating to any action or proceeding arising out of or based upon, any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

               (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

               (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

               (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the indemnification provided for herein is unavailable for any reason.

               7. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder's intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in paragraph 6 hereof.

               8. Definitions.

               (a) "Registrable Securities" means (i) any Common Stock issued or issuable upon conversion of the Company's Class A Convertible Preferred Stock, par value $0.01 per share ("Class A Preferred"), issued to any of the Purchasers pursuant to the Purchase Agreement, (ii) any securities issued or issuable with respect to the Common Stock referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization and (iii) any other shares of Common Stock held by Persons holding securities described in clauses (i) or (ii) above. As to any particular Registrable Securities held by any of the Purchasers that are partnerships or limited liability companies, such securities shall cease to be Registrable Securities when they have been distributed by any of such Purchasers to any of their partners or members (but only if the Purchaser making the distribution advises the Company in writing of its desire to exclude the securities so distributed from the definition of "Registrable Securities" hereunder). For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or repurchased by the Company or any Subsidiary.

               (b) Unless otherwise provided herein, other capitalized terms contained herein have the meanings set forth in the Purchase Agreement.

               9. Miscellaneous.

               (a) No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

               (b) Adjustments Affecting Registrable Securities. The Company shall not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

               (c) Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

               (d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the holders of a majority of the Registrable Securities.

               (e) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

               (f) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

               (g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

               (h) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

               (i) Governing Law. All issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

               (j) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been received when delivered personally to the recipient, one business day after being sent to the recipient by reputable overnight courier service (charges prepaid), upon machine-generated acknowledgment of receipt after transmittal by facsimile or five days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Company at the address indicated below, to each Purchaser at the address indicated on the Schedule of Purchasers attached hereto:

               To the Company:

               Chahaya Optronics, Inc.
               1710 Automation Parkway
               San Jose, California 95131
               Attention:    President
               Telephone:    (408) 576-2000
               Facsimile:    (408) 944-9255

        with a copy to:
        (which shall not constitute notice to the Company)

               Cooley Godward LLP
               Five Palo Alto Square
               3000 El Camino Real
               Palo Alto, California 94306-2155
               Attention:    James C. Kitch, Esq.
               Telephone:    (650) 843-5000
               Facsimile:    (650) 857-0663

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

                                    * * * * *

               IN WITNESS WHEREOF, the parties hereto have executed this Registration Agreement on the day and year first above written.

                                      CHAHAYA OPTRONICS, INC.


                                      By:______________________________________

                                      Its:_____________________________________


                                      STORM VENTURES FUND II, LLC


                                      By:______________________________________
                                                Managing Member


                                      SUMMIT VENTURES V, L.P.

                                      By:       Summit Partners V, L.P.
                                                its General Partner

                                      By:       Summit Partners, LLC
                                                its General Partner


                                      By:______________________________________
                                                Managing Member


                                      SUMMIT VENTURES V COMPANION FUND, L.P.

                                      By:       Summit Partners V, L.P.
                                                its General Partner

                                      By:       Summit Partners, LLC
                                                its General Partner

                                      By:______________________________________
                                                Managing Member



                   [Signature Page to Stockholders Agreement]

                                      SUMMIT V ADVISORS (QP)  FUND, L.P.

                                      By:       Summit Partners V, L.P.
                                                its General Partner

                                      By:       Summit Partners, LLC
                                                its General Partner

                                      By:______________________________________
                                                Managing Member


                                      SUMMIT V ADVISORS FUND, L.P.

                                      By:       Summit Partners V, L.P.
                                                its General Partner

                                      By:       Summit Partners, LLC
                                                its General Partner

                                      By:______________________________________
                                                Managing Member


                                      SUMMIT INVESTORS III, L.P.


                                      By:______________________________________
                                                Authorized Signatory


                                      KOMAG, INCORPORATED


                                      By:______________________________________

                                      Its:_____________________________________



                   [Signature Page to Stockholders Agreement]

                                      RANDOLPH STREET PARTNERS III


                                      By:______________________________________
                                                Authorized Signatory


                                      K&E INVESTMENT PARTNERS LLC-2000-B DIF


                                      By:______________________________________
                                                Authorized Signatory


                                      GC&H INVESTMENTS


                                      By:______________________________________
                                                Authorized Signatory




                                      _________________________________________
                                      Chris A. Eyre



                   [Signature Page to Stockholders Agreement]

                             SCHEDULE OF PURCHASERS

Storm Ventures Fund II, LLC
250 Cambridge Avenue, Suite 200
Palo Alto, California 94306-1549
Attn:   Sanjay Subhedar
Telephone:  (650) 617-2900
Facsimile:  (650) 617-2929

and

Summit Ventures V, L.P.
Summit Ventures V Companion Fund, L.P.
Summit V Advisors Fund, L.P.
Summit V Advisors (QP) Fund, L.P.
Summit Investors III, L.P.

In each case:

c/o Summit Partners, L.P.
499 Hamilton Avenue, Suite 200
Palo Alto, California  94301
Attn:   Walter G. Kortschak
Telephone:     (650) 321-1166
Facsimile:     (650) 321-1188

with a copy to:
(which shall not constitute notice thereto):

Kirkland & Ellis
200 East Randolph Drive
Chicago, Illinois  60601
Attn: Ted H. Zook, Esq.
Telephone:  (312) 861-2294
Facsimile:  (312) 861-2200


                                       1.

Komag, Incorporated
1709 Automation Parkway
San Jose, CA 95131
Attention: President
Telephone: (408) 576-2000
Facsimile: (408) 944-9255

with a copy to:
(which shall not constitute notice thereto)

Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304
Attention: Kathleen M. Bloch
Telephone: (650) 493-9300
Facsimile:     (650) 493-6811

                                    * * * * *

Randolph Street Partners III
200 East Randolph Drive, 57th Floor
Chicago, Illinois 60601
Attn:  Jack S. Levin
Phone: (312) 861-2004
Facsimile: (312) 861-2200

K&E Investment Partners LLC-2000-B DIF
200 East Randolph Drive, 57th Floor
Chicago, Illinois 60601
Attn:  Jack S. Levin
Phone: (312) 861-2004
Facsimile: (312) 861-2200

GC&H Investments
c/o Cooley Godward LLP
One Maritime Plaza, 20th Floor
San Francisco, CA 94111-3580
Attn:  John L. Cardoza
Phone: (415) 693-2000
Facsimile: (415) 951-3699

Chris A. Eyre
500 Becado Place
Fremont, CA  94539


                                       2.

                                    EXHIBIT F



                               INDEMNITY AGREEMENT


THIS AGREEMENT is made and entered into this ___ day of November, 2000 by and between Chahaya Optronics, Inc., a Delaware corporation (the "Corporation"), and __________ ("Agent"). References to "Agent" shall include, in addition to Agent, Summit Ventures V, L.P., Summit V Advisors Fund (QP), L.P., Summit Ventures V Companion Fund, L.P., Summit V Advisors Fund, L.P., Summit Investors III, L.P., Summit Partners, L.P., Storm Ventures Fund II, LLC and their respective direct and indirect managers, members, stockholders, partners, officers, directors, employees, agents and affiliates.


                                    RECITALS

        WHEREAS, Agent performs a valuable service to the Corporation in __________ capacity as __________ of the Corporation;

        WHEREAS, the stockholders of the Corporation have adopted bylaws (the "Bylaws") providing for the indemnification of the directors, officers, employees and other agents of the Corporation, including persons serving at the request of the Corporation in such capacities with other corporations or enterprises, as authorized by the Delaware General Corporation Law, as amended (the "Code");

        WHEREAS, the Bylaws and the Code, by their non-exclusive nature, permit contracts between the Corporation and its agents, officers, employees and other agents with respect to indemnification of such persons; and

        WHEREAS, in order to induce Agent to continue to serve as __________ of the Corporation, the Corporation has determined and agreed to enter into this Agreement with Agent;

        NOW, THEREFORE, in consideration of Agent's continued service as __________ after the date hereof, the parties hereto agree as follows:

                                    AGREEMENT

        1. SERVICES TO THE CORPORATION. Agent will serve, at the will of the Corporation or under separate contract, if any such contract exists, as __________ of the Corporation or as a director, officer or other fiduciary of an affiliate of the Corporation (including any employee benefit plan of the Corporation) faithfully and to the best of his ability so long as he is duly elected and qualified in accordance with the provisions of the Bylaws or other applicable charter documents of the Corporation or such affiliate; provided, however, that Agent may at any time and for any reason resign from such position (subject to any contractual obligation that Agent


                                       3.

may have assumed apart from this Agreement) and that the Corporation or any affiliate shall have no obligation under this Agreement to continue Agent in any such position.

        2. INDEMNITY OF AGENT. The Corporation hereby agrees to hold harmless and indemnify Agent to the fullest extent authorized or permitted by the provisions of the Bylaws and the Code, as the same may be amended from time to time (but, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Bylaws or the Code permitted prior to adoption of such amendment).

        3. ADDITIONAL INDEMNITY. In addition to and not in limitation of the indemnification otherwise provided for herein, and subject only to the exclusions set forth in Section 4 hereof, the Corporation hereby further agrees to hold harmless and indemnify Agent:

    (a) against any and all expenses (including attorneys' fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Agent becomes legally obligated to pay because of any claim or claims made against or by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative (including an action by or in the right of the Corporation) to which Agent is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Agent is, was or at any time becomes a director, officer, employee or other agent of Corporation, or is or was serving or at any time serves at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (collectively, hereinafter "Expenses"); and

    (b) otherwise to the fullest extent as may be provided to Agent by the Corporation under the applicable provisions of the Code and Section 43 of the Bylaws.

        4. LIMITATIONS ON ADDITIONAL INDEMNITY. No indemnity pursuant to Section 3 hereof shall be paid by the Corporation:

    (a) on account of any claim against Agent solely for an accounting of profits made from the purchase or sale by Agent of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

    (b) on account of Agent's conduct that is established by a final judgment as knowingly fraudulent or deliberately dishonest or that constituted willful misconduct;

    (c) on account of Agent's conduct that is established by a final judgment as constituting a breach of Agent's duty of loyalty to the Corporation or resulting in any personal profit or advantage to which Agent was not legally entitled;

    (d) for which payment is actually made to Agent under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement;


                                       4.

    (e) if indemnification is not lawful (and, in this respect, both the Corporation and Agent have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication); or

    (f) in connection with any proceeding (or part thereof) initiated by Agent, or any proceeding by Agent against the Corporation or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Code, or (iv) the proceeding is initiated pursuant to Section 9 hereof.

        5. CONTINUATION OF INDEMNITY. All agreements and obligations of the Corporation contained herein shall continue during the period Agent is a director, officer, employee or other agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Agent shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Agent was serving in the capacity referred to herein.

        6. PARTIAL INDEMNIFICATION. If Agent is entitled under any provision of this Agreement to indemnification by the Corporation for any portion of Expenses incurred in connection with any Claim, but not, however, for all of the total amount thereof, the Corporation shall nevertheless indemnify Agent for the portion of such Expenses to which Agent is entitled.

        7. NOTIFICATION AND DEFENSE OF CLAIM. Not later than thirty (30) days after receipt by Agent of notice of the commencement of any action, suit or proceeding, Agent will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve it from any liability which it may have to Agent otherwise than under this Agreement, or under this Agreement, except to the extent the Corporation is prejudiced by Agent's failure to notify the Corporation of such claim. With respect to any such action, suit or proceeding as to which Agent notifies the Corporation of the commencement thereof:

    (a) the Corporation will be entitled to participate therein at its own expense;

    (b) except as otherwise provided below, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Agent. After notice from the Corporation to Agent of its election to assume the defense thereof, the Corporation will not be liable to Agent under this Agreement for any legal or other expenses subsequently incurred by Agent in connection with the defense thereof except for reasonable costs of investigation or otherwise as provided below. Agent shall have the right to employ separate counsel in such action, suit or proceeding but the fees and


                                       5.

        expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Agent unless (i) the employment of counsel by Agent has been authorized by the Corporation, (ii) Agent shall have reasonably concluded, and so notified the Corporation, that there is an actual conflict of interest between the Corporation and Agent in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Agent's separate counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which Agent shall have made the conclusion provided for in clause (ii) above; and

    (c) the Corporation shall not be liable to indemnify Agent under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which shall not be unreasonably withheld. The Corporation shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty, limitation or additional settlement payments on Agent without Agent's written consent, which may be given or withheld in Agent's sole discretion.

        8. EXPENSES. The Corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all Expenses incurred by Agent in connection with such proceeding upon receipt of an undertaking by or on behalf of Agent to repay said amounts if it shall be determined ultimately that none of the provisions of this Agreement, the Bylaws, the Code or any other applicable law entitles Agent to be indemnified.

        9. ENFORCEMENT. Any right to indemnification or advances granted by this Agreement to Agent shall be enforceable by or on behalf of Agent in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. Agent, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. It shall be a defense to any action for which a claim for indemnification is made under Section 3 hereof (other than an action brought to enforce a claim for expenses pursuant to Section 8 hereof, provided that the required undertaking has been tendered to the Corporation) that Agent is not entitled to indemnification because of the limitations set forth in Section 4 hereof. Neither the failure of the Corporation (including its Board of Directors or its stockholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Agent is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors or its stockholders) that such indemnification is improper shall be a defense to the action or create a presumption that Agent is not entitled to indemnification under this Agreement or otherwise.

        10. SUBROGATION. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Agent, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.


                                       6.

        11. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on Agent by this Agreement shall not be exclusive of any other right which Agent may have or hereafter acquire under any statute, provision of the Corporation's Certificate of Incorporation or Bylaws, agreement, vote of stockholders or directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.




                                       7.

        12. SURVIVAL OF RIGHTS.

    (a) The rights conferred on Agent by this Agreement shall continue after Agent has ceased to be a director, officer, employee or other agent of the Corporation or to serve at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of Agent's heirs, executors and administrators.

    (b) The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

        13. SEPARABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Corporation shall nevertheless indemnify Agent to the fullest extent provided by the Bylaws, the Code or any other applicable law.

        14. GOVERNING LAW. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

        15. AMENDMENT AND TERMINATION. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

        16. IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.

        17. HEADINGS. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

        18. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such communication was directed or (ii) upon the third business day after the date on which such communication was mailed if mailed by certified or registered mail with postage prepaid:



                                       8.

    (a) If to Agent, at the address indicated on the signature page hereof.

    (b) If to the Corporation, to:

                      Chahaya Optronics, Inc.
                      1055 Page Avenue
                      Fremont, California 94538

or to such other address as may have been furnished to Agent by the Corporation.




                                       9.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

                                      CHAHAYA OPTRONICS, INC.

                                      By:______________________________________

                                      Its:_____________________________________



                                      AGENT

                                      _________________________________________


                                      Address:

                                      _________________________________________

                                      _________________________________________



                                      10.

                                    EXHIBIT G

                             CHAHAYA OPTRONICS, INC.

                        FOUNDER STOCK PURCHASE AGREEMENT


        THIS FOUNDER STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the 27th day of November, 2000, by and between CHAHAYA OPTRONICS, INC., a Delaware corporation (the "Company"), and __________ ("Purchaser").

        WHEREAS, the Company desires to issue, and Purchaser desires to acquire, stock of the Company as herein described, on the terms and conditions hereinafter set forth;

        WHEREAS, the issuance of common stock hereby is in connection with a compensatory benefit plan for the employees, directors, officers, advisers or consultants of the Company and is intended to comply with the provisions of Rule 701 or Rule 506 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

        NOW, THEREFORE, IT IS AGREED between the parties as follows:

1. PURCHASE AND SALE OF STOCK. Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to Purchaser, an aggregate of Seven Hundred Twenty Thousand (_________) shares of the Common Stock of the Company (the "Stock") at $0.01 per share, for an aggregate purchase price of $_______, payable as follows:

        Cash.............................................................$______

        The closing hereunder, including payment for and delivery of the Stock shall occur at the offices of the Company immediately following the execution of this Agreement, or at such other time and place as the parties may mutually agree.

2. REPURCHASE OPTION

        (a) In the event Purchaser's relationship with the Company (or a parent or subsidiary of the Company) terminates for any reason (including death or disability), or for no reason, with or without cause, such that after such termination Purchaser is no longer an employee of, or consultant to, the Company (and regardless of whether or not Purchaser is then serving as a director of the Company), then the Company shall have an irrevocable option (the "Repurchase Option"), for a period of ninety (90) days after said termination, or such longer period as may be agreed to by the Company and the Purchaser, to repurchase from Purchaser or Purchaser's personal representative, as the case may be, at the original price per share indicated above paid by Purchaser for such Stock ("Option Price"), up to but not exceeding the number of shares of


                                      11.

Stock that have not vested in accordance with the provisions of Section 2(b) below as of such termination date.

        (b) One hundred percent (100%) of the Stock shall initially be subject to the Repurchase Option. On the date one (1) year from the Vesting Commencement Date (as set forth on the signature page to this Agreement) (the "Vesting Anniversary Date") twenty-five percent (25%) (One Hundred Eighty Thousand (180,000) shares) of the Stock subject to the Repurchase Option shall vest and be released from the Repurchase Option. Thereafter, 1/48th of the Stock shall vest and be released from the Repurchase Option on a monthly basis measured from the Vesting Anniversary Date, until all the Stock is released from the Repurchase Option (provided in each case that Purchaser remains an employee of, or a consultant to, the Company (or a parent or subsidiary of the Company) as of the date of such release).

        Notwithstanding the foregoing, if the Company undergoes a Corporate Transaction (as defined in Section 5 below), the continuing or surviving entity shall be assigned the Repurchase Option as set forth in Section 5 below, provided however, that if within thirteen (13) months of such Corporate Transaction, one of the following events occurs: (i) Purchaser is terminated without Cause (as defined below); or (ii) Purchaser voluntarily terminates his employment following a material reduction in Purchaser's responsibilities and duties without Cause; then the vesting of the Stock subject to Repurchase Option shall be accelerated by twelve (12) months.

        For purposes of the Repurchase Option, "Cause" shall mean misconduct, including: (i) conviction of any felony or any crime involving moral turpitude or dishonesty; (ii) participation in a fraud or act of dishonesty against the Company; (iii) willful and material breach of the Company's policies; (iv) intentional and material damage to the Company's property; (v) material breach of your Proprietary Information and Inventions Agreement; or (vi) death or severe physical or mental disability.

3. EXERCISE OF REPURCHASE OPTION. The Repurchase Option shall be exercised by written notice signed by an officer of the Company or by any assignee or assignees of the Company and delivered or mailed as provided in Section 17(a). Such notice shall identify the number of shares of Stock to be purchased and shall notify Purchaser of the time, place and date for settlement of such purchase, which shall be scheduled by the Company within the term of the Repurchase Option set forth in Section 2(a) above. The Company shall be entitled to pay for any shares of Stock purchased pursuant to its Repurchase Option at the Company's option in cash or by offset against any indebtedness owing to the Company by Purchaser (including without limitation any Note given in payment for the Stock), or by a combination of both. Upon delivery of such notice and payment of the purchase price in any of the ways described above, the Company shall become the legal and beneficial owner of the Stock being repurchased and all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the Stock being repurchased by the Company, without further action by Purchaser.

4. ADJUSTMENTS TO STOCK. If, from time to time, during the term of the Repurchase Option there is any change affecting the Company's outstanding Common Stock as a class that is effected without the receipt of consideration by the Company (through merger, consolidation, reorganization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, change in corporation structure or other transaction


                                      12.

not involving the receipt of consideration by the Company), then any and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of Purchaser's ownership of Stock shall be immediately subject to the Repurchase Option and be included in the word "Stock" for all purposes of the Repurchase Option with the same force and effect as the shares of the Stock presently subject to the Repurchase Option, but only to the extent the Stock is, at the time, covered by such Repurchase Option. While the total Option Price shall remain the same after each such event, the Option Price per share of Stock upon exercise of the Repurchase Option shall be appropriately adjusted.

5. CORPORATE TRANSACTION. In the event of (a) a sale of substantially all of the assets of the Company; (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation in which shareholders immediately before the merger or consolidation have, immediately after the merger or consolidation, greater stock voting power); or (c) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (other than a reverse merger in which shareholders immediately before the merger have, immediately after the merger, greater stock voting power); or (d) any transaction or series of related transactions in which in excess of 50% of the Company's voting power is transferred, other than the sale by the Company of stock in transactions the primary purpose of which is to raise capital for the Company's operations and activities ((a) through (d) being collectively referred to herein as a "Corporate Transaction"), then the Repurchase Option may be assigned by the Company to any successor of the Company (or the successor's parent) in connection with such Corporate Transaction. To the extent that the Repurchase Option remains in effect following such a Corporate Transaction, it shall apply to the new capital stock or other property received in exchange for the Stock in consummation of the Corporate Transaction, but only to the extent the Stock is at the time covered by such right. Appropriate adjustments shall be made to the price per share payable upon exercise of the Repurchase Option to reflect the effect of the Corporate Transaction upon the Company's capital structure; provided, however, that the aggregate Option Price shall remain the same.

6. TERMINATION OF REPURCHASE OPTION. Sections 2, 3, 4 and 5 of this Agreement shall terminate upon the exercise in full or expiration of the Repurchase Option, whichever occurs first.

7. ESCROW OF UNVESTED STOCK. As security for Purchaser's faithful performance of the terms of this Agreement and to insure the availability for delivery of Purchaser's Stock upon exercise of the Repurchase Option herein provided for, Purchaser agrees, at the closing hereunder, to deliver to and deposit with the Secretary of the Company or the Secretary's designee ("Escrow Agent"), as Escrow Agent in this transaction, three (3) stock assignments duly endorsed (with date and number of shares blank) in the form attached hereto as Exhibit B, together with a certificate or certificates evidencing all of the Stock subject to the Repurchase Option; said documents are to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions of the Company and Purchaser set forth in Exhibit A attached hereto and incorporated by this reference, which instructions shall also be delivered to the Escrow Agent at the closing hereunder. Purchaser hereby acknowledges that the Secretary of the Company, or the Secretary's designee, is so appointed as the escrow holder with the


                                      13.

foregoing authorities as a material inducement to make this Agreement and that said appointment is coupled with an interest and is accordingly irrevocable. Purchaser agrees that Escrow Agent shall not be liable to any party hereof (or to any other party). Escrow Agent may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Purchaser agrees that if the Secretary of the Company, or the Secretary's designee, resigns as Escrow Agent for any or no reason, the Board of Directors of the Company shall have the power to appoint a successor to serve as Escrow Agent pursuant to the terms of this Agreement. Purchaser agrees that if the Secretary of the Company resigns as Secretary, the successor Secretary shall serve as Escrow Agent pursuant to the terms of this Agreement.

8. RIGHTS OF PURCHASER. Subject to the provisions of Sections 7, 10, 13 and 15 herein, Purchaser shall exercise all rights and privileges of a shareholder of the Company with respect to the Stock deposited in escrow. Purchaser shall be deemed to be the holder for purposes of receiving any dividends that may be paid with respect to such shares of Stock and for the purpose of exercising any voting rights relating to such shares of Stock, even if some or all of such shares of Stock have not yet vested and been released from the Repurchase Option.

9. LIMITATIONS ON TRANSFER. In addition to any other limitation on transfer created by applicable securities laws, Purchaser shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Stock while the Stock is subject to the Repurchase Option. After any Stock has been released from the Repurchase Option, Purchaser shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Stock except in compliance with the provisions herein and applicable securities laws. Furthermore, the Stock shall be subject to any right of first refusal in favor of the Company or its assignees that may be contained in the Company's Bylaws.

10. RESTRICTIVE LEGENDS. All certificates representing the Stock shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

        (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN OPTION SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER'S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH OPTION IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY."

        (b) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

        (c) "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE


                                      14.

TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO THE CONDITIONS SPECIFIED IN THAT CERTAIN STOCKHOLDERS AGREEMENT, DATED AS OF NOVEMBER 30, 2000, BY AND AMONG THE ISSUER (THE "COMPANY") AND CERTAIN STOCKHOLDERS, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE."

        (d) Any legend required by appropriate blue sky officials.

11. INVESTMENT REPRESENTATIONS. In connection with the purchase of the Stock, Purchaser represents to the Company the following:

        (a) Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Stock. Purchaser is purchasing the Stock for investment for Purchaser's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Act.

        (b) Purchaser understands that the Stock has not been registered under the Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein.

        (c) Purchaser further acknowledges and understands that the Stock must be held indefinitely unless the Stock is subsequently registered under the Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the Stock. Purchaser understands that the certificate evidencing the Stock will be imprinted with a legend which prohibits the transfer of the Stock unless the Stock is registered or such registration is not required in the opinion of counsel for the Company.

        (d) Purchaser is familiar with the provisions of Rules 144 and 701, under the Act, as in effect from time to time, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of issuance of the securities, such issuance will be exempt from registration under the Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the securities exempt under Rule 701 may be sold by Purchaser ninety (90) days thereafter, subject to the satisfaction of certain of the conditions specified by Rule 144 on the market stand-off provision described in Section 12 below.

        In the event that the sale of the Stock does not qualify under Rule 701 at the time of purchase, then the Stock may be resold by Purchaser in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company and (ii) the resale occurring following the required


                                      15.

holding period under Rule 144 after the Purchaser has purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold.

        (e) Purchaser further understands that at the time Purchaser wishes to sell the Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 or 701, and that, in such event, Purchaser would be precluded from selling the Stock under Rule 144 or 701 even if the minimum holding period requirement had been satisfied.

        (f) Purchaser represents that Purchaser is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

        (g) Purchaser further warrants and represents that Purchaser has either
(i) preexisting personal or business relationships, with the Company or any of its officers, directors or controlling persons, or (ii) the capacity to protect his own interests in connection with the purchase of the Stock by virtue of the business or financial expertise of himself or of professional advisors to Purchaser who are unaffiliated with and who are not compensated by the Company or any of its affiliates, directly or indirectly.

12. MARKET STAND-OFF AGREEMENT. Purchaser shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock or other securities of the Company held by Purchaser, including the Stock (the "Restricted Securities"), for a period of time specified by the managing underwriter (not to exceed one hundred eighty (180) days) following the effective date of a registration statement of the Company filed under the Act. Purchaser agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to Purchaser's Restricted Securities until the end of such period. The underwriters of the Company's stock are intended third party beneficiaries of this Section 12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

13. SECTION 83(B) ELECTION. Purchaser understands that Section 83(a) of the Internal Revenue Code of 1986, as amended (the "Code"), taxes as ordinary income the difference between the amount paid for the Stock and the fair market value of the Stock as of the date any restrictions on the Stock lapse. In this context, "restriction" includes the right of the Company to buy back the Stock pursuant to the Repurchase Option set forth in Section 2(a) above. Purchaser understands that Purchaser may elect to be taxed at the time the Stock is purchased, rather than when and as the Repurchase Option expires, by filing an election under Section 83(b) (an "83(b) Election") of the Code with the Internal Revenue Service within thirty (30) days from the date of purchase. Even if the fair market value of the Stock at the time of the execution of this Agreement equals the amount paid for the Stock, the 83(b) Election must be made to avoid income under Section 83(a) in the future. Purchaser understands that failure to file such an 83(b) Election in a timely manner may result in adverse tax consequences for Purchaser. Purchaser


                                      16.

further understands that an additional copy of such 83(b) Election is required to be filed with his or her federal income tax return for the calendar year in which the date of this Agreement falls. Purchaser acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to purchase of the Stock hereunder, and does not purport to be complete. Purchaser further acknowledges that the Company has directed Purchaser to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Purchaser may reside, and the tax consequences of Purchaser's death. Purchaser assumes all responsibility for filing an 83(b) Election and paying all taxes resulting from such election or the lapse of the restrictions on the Stock.

14. REFUSAL TO TRANSFER. The Company shall not be required (a) to transfer on its books any shares of Stock of the Company which shall have been transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

15. NO EMPLOYMENT RIGHTS. This Agreement is not an employment contract and nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company (or a parent or subsidiary of the Company) to terminate Purchaser's employment for any reason at any time, with or without cause and with or without notice.

16. MISCELLANEOUS.

        (a) NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or sent by telegram or fax or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at his address hereinafter shown below its signature or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

        (b) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, Purchaser's successors, and assigns. The Repurchase Option of the Company hereunder shall be assignable by the Company at any time or from time to time, in whole or in part.

        (c) ATTORNEYS' FEES; SPECIFIC PERFORMANCE. Purchaser shall reimburse the Company for all costs incurred by the Company in enforcing the performance of, or protecting its rights under, any part of this Agreement, including reasonable costs of investigation and attorneys' fees. It is the intention of the parties that the Company, upon exercise of the Repurchase Option and payment of the Option Price, pursuant to the terms of this Agreement, shall be entitled to receive the Stock, in specie, in order to have such Stock available for future issuance without dilution of the holdings of other shareholders. Furthermore, it is expressly agreed between the parties that money damages are inadequate to compensate the Company for the Stock and that the Company shall, upon proper exercise of the Repurchase Option, be entitled to specific enforcement of its rights to purchase and receive said Stock.


                                      17.

        (d) GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of California. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company's principal place of business.

        (e) FURTHER EXECUTION. The parties agree to take all such further action
(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

        (f) INDEPENDENT COUNSEL. Purchaser acknowledges that this Agreement has been prepared on behalf of the Company by Cooley Godward LLP, counsel to the Company and that Cooley Godward LLP does not represent, and is not acting on behalf of, Purchaser. Purchaser has been provided with an opportunity to consult with Purchaser's own counsel with respect to this Agreement.

        (g) ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

        (h) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

        (i) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.



                                      18.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                      CHAHAYA OPTRONICS, INC.



                                      By:______________________________________

                                      Title:   Chief Executive Officer

                                      Address: 1055 Page Ave.  Fremont, CA 94538



PURCHASER ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO SECTION 2 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE OR CONSULTANT AT THE WILL OF THE COMPANY. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT SHALL CONFER UPON PURCHASER ANY RIGHT WITH RESPECT TO CONTINUATION OF SUCH EMPLOYMENT OR CONSULTING RELATIONSHIP WITH THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH PURCHASER'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE PURCHASER'S EMPLOYMENT OR CONSULTING RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

                                      PURCHASER:


                                      _________________________________________


                                      Address:_________________________________

                                      _________________________________________


                                      VESTING COMMENCEMENT
                                      DATE: November 27, 2000



                                      19.

ATTACHMENTS:

SPOUSAL CONSENT

Exhibit A -- Joint Escrow Instructions

Exhibit B -- Stock Assignment Separate from Certificate

Exhibit C -- Section 83(b) Election




                                      20.

                                 SPOUSAL CONSENT

        I am married to__________, the Purchaser pursuant to the attached Founder Stock Purchase Agreement. I acknowledge that I have read the foregoing Founder Stock Purchase Agreement and that I know its contents. I am aware that by its provisions my spouse agrees to sell all his Shares of the Company, including my community property interest in them, if any, on the occurrence of certain events and that I must agree to sell Shares transferred to me in certain circumstances. I hereby consent to such sale, approve of the provisions of the Agreement, and agree that those Shares and my interest in them are subject to the provisions of the Agreement and that I will take no action at any time to hinder operation of the Agreement on those Shares or my interest in them.

        Dated: November 27, 2000





                                      _________________________________________
                                      (Signature of Spouse)




                                       1.

                                    EXHIBIT B

                   STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE


        FOR VALUE RECEIVED, _____________hereby sells, assigns and transfers unto CHAHAYA OPTRONICS, INC., a Delaware corporation (the "Company"), pursuant to the Repurchase Option under that certain Founder Stock Purchase Agreement, dated November 27, 2000, by and between the undersigned and the Company (the "Agreement" _________ shares of Common Stock of the Company standing in the undersigned's name on the books of the Company represented by Certificate No _________ and does hereby irrevocably constitute and appoint the Company's Secretary attorney to transfer said stock on the books of the Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the repurchase of shares of Common Stock issued to the undersigned pursuant to the Agreement, and only to the extent that such shares remain subject to the Company's Repurchase Option under the Agreement.

Dated:________________


                                      _________________________________________
                                      (Signature)


                                      _________________________________________
                                      (Print Name)




                                       2.

                                    EXHIBIT B

                   STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE


        FOR VALUE RECEIVED, _________________hereby sells, assigns and transfers unto CHAHAYA OPTRONICS, INC., a Delaware corporation (the "Company"), pursuant to the Repurchase Option under that certain Founder Stock Purchase Agreement, dated November 27, 2000, by and between the undersigned and the Company (the "Agreement" _________ shares of Common Stock of the Company standing in the undersigned's name on the books of the Company represented by Certificate No _________ and does hereby irrevocably constitute and appoint the Company's Secretary attorney to transfer said stock on the books of the Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the repurchase of shares of Common Stock issued to the undersigned pursuant to the Agreement, and only to the extent that such shares remain subject to the Company's Repurchase Option under the Agreement.

Dated:________________


                                      _________________________________________
                                      (Signature)


                                      _________________________________________
                                      (Print Name)




                                       3.

                                    EXHIBIT B

                   STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE


        FOR VALUE RECEIVED, _____________hereby sells, assigns and transfers unto CHAHAYA OPTRONICS, INC., a Delaware corporation (the "Company"), pursuant to the Repurchase Option under that certain Founder Stock Purchase Agreement, dated November 27, 2000, by and between the undersigned and the Company (the "Agreement" _________ shares of Common Stock of the Company standing in the undersigned's name on the books of the Company represented by Certificate No _________ and does hereby irrevocably constitute and appoint the Company's Secretary attorney to transfer said stock on the books of the Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the repurchase of shares of Common Stock issued to the undersigned pursuant to the Agreement, and only to the extent that such shares remain subject to the Company's Repurchase Option under the Agreement.

Dated:________________


                                      _________________________________________
                                      (Signature)


                                      _________________________________________
                                      (Print Name)



                                       4.

                                    EXHIBIT A



                            JOINT ESCROW INSTRUCTIONS


Secretary
Chahaya Optronics, Inc.
1055 Page Ave.
Fremont, CA 94538

Ladies and Gentlemen:

As Escrow Agent for both CHAHAYA OPTRONICS, INC., a Delaware corporation ("Corporation") and __________("Purchaser"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Founder Stock Purchase Agreement dated as of November 27, 2000 ("Agreement") , to which a copy of these Joint Escrow Instructions is attached as Exhibit A, in accordance with the following instructions:

        1. In the event Corporation or an assignee shall elect to exercise the Repurchase Option set forth in the Agreement, the Corporation or its assignee will give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing thereunder at the principal office of the Corporation. Purchaser and the Corporation hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

        2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver the same, together with the certificate evidencing the shares of stock to be transferred, to the Corporation against the simultaneous delivery to you of the purchase price (which may include suitable acknowledgment of cancellation of indebtedness) for the number of shares of stock being purchased pursuant to the exercise of the Repurchase Option.

        3. Purchaser irrevocably authorizes the Corporation to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as specified in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and complete any transaction herein contemplated, including but not limited to any appropriate filing with state or government officials or bank officials. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a shareholder of the Corporation while the stock is held by you.

        4. This escrow shall terminate upon the exercise in full or expiration of the Repurchase Option, whichever occurs first.


                                       5.

        5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of the same to Purchaser and shall be discharged of all further obligations hereunder; provided, however, that if at the time of termination of this escrow you are advised by the Corporation that any property subject to this escrow is the subject of a pledge or other security agreement, you shall deliver all such property to the pledgeholder or other person designated by the Corporation.

        6. Except as otherwise provided in these Joint Escrow Instructions, your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

        7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

        8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

        9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

        10. You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

        11. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of the Corporation or if you shall resign by written notice to each party. In the event of any such termination, the Secretary of the Corporation shall automatically become the successor Escrow Agent unless the Corporation shall appoint another officer or assistant officer of the Corporation as successor Escrow Agent, and Purchaser hereby confirms the appointment of such successor as his attorney-in-fact and agent to the full extent of your appointment.

        12. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

        13. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are


                                       6.

authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

        14. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, including delivery by express courier, or five (5) days after deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties entitled to such notice at the following addresses, or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto.

        CORPORATION:                CHAHAYA OPTRONICS, INC.
                                    1055 Page Avenue
                                    Fremont, CA 94538

        PURCHASER:

        ESCROW AGENT:               COOLEY GODWARD LLP
                                    3000 El Camino Real
                                    Five Palo Alto Square
                                    Palo Alto, CA  94306

        15. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

        16. You shall be entitled to employ such legal counsel and other experts (including, without limitation, the firm of Cooley Godward LLP) as you may deem necessary properly to advise you in connection with your obligations hereunder. You may rely upon the advice of such counsel, and you may pay such counsel reasonable compensation therefor. The Corporation shall be responsible for all fees generated by such legal counsel in connection with your obligations hereunder.

        17. This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. It is understood and agreed that references to "you" and "your" herein refer to the original Escrow Agents. It is understood and agreed that the Corporation may at any time or from time to time assign its rights under the Agreement and these Joint Escrow Instructions.



                                       7.

        18. This Agreement shall be governed by and interpreted and determined in accordance with the laws of the State of California, as such laws are applied by California courts to contracts made and to be performed entirely in California by residents of that state.

                                      Very truly yours,

                                      CHAHAYA OPTRONICS, INC.


                                      By_______________________________________
                                          GEORGE HALL


                                      PURCHASER




ESCROW AGENT:


____________________________________
COOLEY GODWARD LLP





                                       8.